Exhibit 10.39

CONSTRUCTION AGREEMENT

for the

CORPUS CHRISTI PIPELINE PROJECT

by and between

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

as Owner

and

REF-CHEM, L.P.

as Contractor

Dated as of the 3 Day of November, 2016

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS	9
2.1	Status of Contractor	9
2.2	Key Personnel and Contractor Representative	9
2.3	Subcontractors and Sub-subcontractors	9
2.4	Subcontracts and Sub-subcontracts	10
2.5	Contractor Acknowledgements	10

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES	12
3.1	Scope of Work	12
3.2	Specific Obligations	13
3.3	Contractor’s Tools and Construction Equipment	13
3.4	Employment of Personnel	13
3.5	Clean-up	14
3.6	Safety and Security	14
3.7	Emergencies	14
3.8	Permits	15
3.9	Books, Records and Audits	15
3.10	Temporary Utilities, Roads, Facilities and Storage	15
3.11	Hazardous Materials	15
3.12	Reports and Meetings	16
3.13	Title to Materials Found	16
3.14	Cooperation with Others	16
3.15	Responsibility for Property	17
3.16	Used or Salvaged Materials	17
3.17	Compliance with Real Property Interests	17
3.18	Subordination of Liens	17
3.19	Review of Shop Drawings	17
3.20	Layout	18
3.20	Substitutions	18
3.22	Quality Control	18
3.23	Commercial Activities	18
3.24	Taxes	18
3.25	Tax Accounting	18

ARTICLE 4	OWNER’S RESPONSIBILITIES	19
4.1	Payment	19
4.2	Permits	19
4.3	Access to the Site	19
4.4	Owner-Supplied Equipment	19
4.5	Texas Sales and Use Tax Matters	19

ARTICLE 5	COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS	20
5.1	Timely Commencement and Completion of Work	20
5.2	Limited Notice to Proceed/Notice to Proceed	20
5.3	Project Schedule	20
5.4	CPM Schedule	20
5.5	Recovery and Recovery Schedule	22
5.6	Acceleration and Acceleration Schedule	22

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY	23
6.1	Change Orders Requested by Owner	23
6.2	Change Orders Requested by Contractor	24

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6.3	Contractor Documentation	25
6.4	Adjustments to Estimated Total Contractor’s Compensation	25
6.5	Change Orders Act as Accord and Satisfaction	25
6.6	Timing Requirements for Notifications and Change Order Requests by Contractor	25
6.7	Adjustment Only Through Change Order	26
6.8	Force Majeure	26
6.9	Delay Caused by Owner or Changes in the Work	26
6.10	Delay	27
6.11	Contractor Obligation to Mitigate Delay	27

ARTICLE 7	CONTRACTOR’S COMPENSATION, ESTIMATED TOTAL CONTRACTOR’S COMPENSATION, THE GUARANTEED MAXIMUM PRICE AND PAYMENTS TO CONTRACTOR	27
7.1	Contractor’s Compensation	27
7.2	Interim Payments	28
7.3	Final Completion and Final Payment	29
7.4	Payments Not Acceptance of Work	29
7.5	Payments Withheld	29
7.6	Release of Retainage	30
7.7	Conditions Precedent to Payment	30

ARTICLE 8	TITLE AND RISK OF LOSS	30
8.1	Title	30
8.2	Risk of Loss	30

ARTICLE 9	INSURANCE	31
9.1	Insurance	31
9.2	Financial Statements and Material Adverse Change	31

ARTICLE 10	DOCUMENTATION	32
10.1	Patents and Royalties	32
10.2	Owner Provided Documents	32

ARTICLE 11	MECHANICAL COMPLETION AND FINAL COMPLETION	32
11.1	Notice and Requirements for Mechanical Completion	32
11.2	Punchlist	32
11.3	Notice and Requirements for Final Completion	32
11.4	Partial Occupancy and Use	33
11.5	Long-Term Obligations	33

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	33
12.1	Warranty	33
12.2	Correction of Work Prior to Mechanical Completion	34
12.3	Correction of Work After Mechanical Completion	34
12.4	Assignability of Warranties	35
12.5	WAIVER OF IMPLIED WARRANTIES	35

ARTICLE 13	CONTRACTOR REPRESENTATIONS	35
13.1	Corporate Standing	35
13.2	No Violation of Law	35
13.3	Licenses	35
13.4	Corporate Action	36
13.5	No Breach	36
13.6	Financial Solvency	36
13.7	No Conflicts of Interest	36

ARTICLE 14	DEFAULT, TERMINATION AND SUSPENSION	36
14.1	Default by Contractor	36

14.2	Termination for Convenience by Owner	37
14.3	Suspension of Work	38
14.4	Suspension by Contractor	38
14.5	Termination by Contractor	38

ARTICLE 15	INDEMNITIES	38
15.1	General Indemnification	38
15.2	Injuries to Contractor’s Employees and Damage to Contractor’s Property	39
15.3	Injuries to Owner’s Employees and Damage to Owner’s Property	39
15.4	Patent and Copyright Indemnification	40
15.5	Lien Indemnification	40
15.6	LEGAL DEFENSE	40
15.7	Enforceability	41

ARTICLE 16	DISPUTE RESOLUTION	41
16.1	Negotiation	41
16.2	Arbitration	41
16.3	Continued Performance	41

ARTICLE 17	CONFIDENTIALITY	42
17.1	Contractor’s Obligations	42
17.2	Exceptions	42
17.3	Equitable Relief	42
17.4	Term	42

ARTICLE 18	LIMITATION OF LIABILITY	42
18.1	Contractor Aggregate Liability	42
18.2	Consequential Damages	42
18.3	Applicability	43

ARTICLE 19	MISCELLANEOUS PROVISIONS	43
19.1	Entire Agreement	43
19.2	Amendments	43
19.3	Interpretation	43
19.4	Notice	43
19.5	Severability	43
19.6	Assignment	44
19.7	No Waiver	44
19.8	Governing Law	44
19.9	No Publicity	44
19.10	Counterparts	44
19.11	Survival	44
19.12	Further Assurances	44
19.13	Priority	44
19.14	Restrictions on Public Announcements	44
19.15	[Not Used]	45
19.16	Federal Energy Regulatory Commission Approval	45
19.17	Owner’s Lender	45
19.18	Independent Engineer	45

LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Scope of Work

ATTACHMENT B	Key Personnel and Contractor’s Organization

ATTACHMENT C	Notice to Proceed Forms

SCHEDULE C-1	Form of Limited Notice to Proceed

SCHEDULE C-2	Form of Notice to Proceed

ATTACHMENT D	Form of Change Order

SCHEDULE D-1	Change Order Form

SCHEDULE D-2	Unilateral Change Order Form

SCHEDULE D-3	Contractor’s Change Order Request Form

SCHEDULE D-4	Pricing for Change Orders

ATTACHMENT E	Project Schedule

ATTACHMENT F	Insurance Requirements

ATTACHMENT G	Form of Contractor’s Invoice

SCHEDULE G-1	Form of Contractor’s Interim Invoice

SCHEDULE G-2	Form of Contractor’s Final Invoice

ATTACHMENT H	Owner’s Safety and Environmental Policies and Procedures

ATTACHMENT I	Form of Lien and Claim Waivers

SCHEDULE I-1	Contractor’s Conditional Waiver and Release on Progress Payment

SCHEDULE I-2	Contractor’s Conditional Claim Waiver and Release on Progress Payment

SCHEDULE I-3	Subcontractor’s Conditional Waiver and Release on Progress Payment

SCHEDULE I-4	Subcontractor’s Conditional Claim Waiver and Release on Progress Payment

SCHEDULE I-5	Contractor’s Conditional Waiver and Release on Final Payment

SCHEDULE I-6	Contractor’s Conditional Claim Waiver and Release on Final Payment

SCHEDULE I-7	Subcontractor’s Conditional Waiver and Release on Final Payment

SCHEDULE I-8	Subcontractor’s Conditional Claim Waiver and Release on Final Payment

ATTACHMENT J	Payment and Allowable Costs

SCHEDULE J-1	Compensation

SCHEDULE J-2	Schedule of Hourly Rates

SCHEDULE J-3	Assignment Policy

SCHEDULE J-4	Business Travel Policy

SCHEDULE J-5	Incentive Plan

ATTACHMENT K	[Not Used]

ATTACHMENT L	Site

ATTACHMENT M	Schedule for Owner-Provided Items

ATTACHMENT N	Owner Provided Equipment

ATTACHMENT O	Meeting and Reporting Requirements

ATTACHMENT P	Approved List

ATTACHMENT Q	Owner Permits

ATTACHMENT R	Completion Certificates

SCHEDULE R-1	Form of Mechanical Completion Certificate

SCHEDULE R-2	Form of Final Completion Certificate

ATTACHMENT S	[Not Used]

ATTACHMENT T	Equipment List

v

CONSTRUCTION AGREEMENT

THIS CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 3 Day of November, 2016 (the “Agreement Date”), is entered into by and between Cheniere Corpus Christi Pipeline, L.P., a limited partnership organized under the laws of the State of Delaware (“Owner”), and REF-CHEM, L.P., a limited partnership organized under the laws of the State of Texas (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

WHEREAS, Owner desires to enter into an agreement with Contractor to construct and provide other services for the construction of three meter stations, consisting of two (2) inlet meters and one (1) custody transfer delivery meter (“Project,” as more fully described herein), which is a portion of the Corpus Christi Pipeline Project (as such term is defined below); and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing construction, pre-commissioning, commissioning, start-up and testing services on a target price basis with cost incentives and dis-incentives;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 16.2.

“AAA Rules” has the meaning set forth in Section 16.2.

“Acceleration Schedule” has the meaning set forth in Section 5.6.

“Affiliate” means (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, and (ii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class of equity securities of, or other ownership interests in, a Party or of which the Party is directly or indirectly the owner of fifty percent (50%) or more of any class of equity securities or other ownership interests. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Agreement (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Agreement Date” has the meaning set forth in the preamble.

“Allowable Costs” means those costs and expenses described in Section 7.1C.

“Applicable Codes and Standards” means any and all codes, standards or requirements set forth herein (including Attachment A) or in any Applicable Law, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the highest performance standard as contemplated therein shall govern Contractor’s performance under this Agreement.

“Applicable Law” means all laws, statutes, ordinances, certifications, orders, decrees, injunctions, licenses, Permits, approvals, agreements, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Project or performance of all or any portion of the Work, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including (i) any and all Permits, (ii) any Applicable Codes and Standards set forth in Applicable Law, and (iii) any Applicable Law related to (y) conservation, improvement, protection, pollution, contamination or remediation of the environment or (z) Hazardous Materials or any handling, storage, release or other disposition of Hazardous Materials.

“approval”, “approved” and “consent” means, unless specified otherwise herein, written approval and written consent.

“Bechtel” has the meaning set forth in Section 3.14.

“Books and Records” has the meaning set forth in Section 3.9.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“CAD” means Computer Aided Design.

“Changes in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law (excluding changes to Tax laws where such Taxes are based upon Contractor’s inventory, revenue, income, profits/losses or cost of finance or withholding Tax) that occurs and takes effect after the Agreement Date, provided that Contractor did not know that such amendment, modification, superseding act, deletion, addition or change in or to Applicable Law would occur following the Agreement Date.

“Change Order” means a written order issued by Owner to Contractor after the execution of this Agreement, in the form of Schedule D-2, or a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, including an addition to, deletion from or suspension of the Work or any modification or adjustment to any Changed Criteria. Owner and Contractor are entitled to a Change Order in accordance with Article 6.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Claims” has the meaning set forth in Section 15.1.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Facility.

“Contractor” has the meaning set forth in the preamble.

“Contractor Group” means (i) Contractor, its parent, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees, representatives and invitees of each Person specified in clause (i) above.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including giving instructions and making changes in the Work.

“Contractor’s Compensation” has the meaning set forth in Section 7.1.

“Corpus Christi Liquefaction Project” means the natural gas liquefaction facility (which is located in San Patricio County and Nueces County near Portland, Texas) being built by Bechtel.

“Corpus Christi Pipeline Project” means the pipeline project (which is located in San Patricio County, Texas) being built by Cheniere Corpus Christi Pipeline, L.P., of which the Project under this Agreement forms a part and includes the following major components: (i) the construction of a 48” natural gas pipeline, (ii) the construction of the Sinton Compressor Station, and (iii) the construction of two (2) inlet meters and one (1) custody transfer delivery meter.

“Corrective Work” has the meaning set forth in Section 12.3.

“CPM Schedule” has the meaning set forth in Section 5.4A.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 14.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon Mechanical Completion and ending eighteen (18) months thereafter (as may be extended pursuant to Section 12.3B).

“Design Basis” means the basis of design and technical limits and parameters of the Project as set forth in Attachment A.

“Dispute” has the meaning set forth in Section 16.1.

“Dispute Notice” has the meaning set forth in Section 16.1.

“Drawings” means the graphic and pictorial documents (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

“Environmental Law” means any Applicable Law relating to (i) pollution; (ii) protection of human health and safety (to the extent such health and safety relates to exposure to Hazardous Materials, including any Pre-Existing Contamination), natural resources or the environment; or (iii) any exposure to, or presence, generation, manufacture, use, handling, storage, treatment, processing, transport or disposal, arrangement for transport or disposal, spill, discharge or other release of Hazardous Materials, including any Pre-Existing Contamination.

“Equipment” means all equipment, materials, supplies and systems required for the completion of and incorporation into the Facility.

“Equipment List” has the meaning set forth in Section 4.5A.2.

“Equipment Price” means the price for each item of Equipment, or component thereof.

“Estimated Total Contractor’s Compensation” means Thirteen million nine hundred and eighty four thousand two hundred and thirty one U.S. Dollars (U.S.$13,984,231).

“Existing Facilities” means any existing improvement which is not part of the Facility. “Existing Facility” means any one of the Existing Facilities.

“Existing Improvements” has the meaning set forth in Section 2.5D. “Existing Improvement” means any one of the Existing Improvements.

“Facility” means, as further described in the Scope of Work, three (3) meter stations, consisting of two (2) inlet stations close to the Sinton Compressor Station, and one (1) custody delivery meter at the Cheniere Corpus Christi Liquefaction Project.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Authorization” means the authorization by the FERC granting to Owner the approvals requested in that certain application filed by Owner with the FERC on August 31, 2012 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

“Final Completion” means that all Work and all other obligations under this Agreement for the Project (except for that Work and obligations that survive the termination or expiration of this Agreement), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the successful achievement of Mechanical Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of fully executed Final Lien and Claim Waivers in the form of Schedules I-5 and I-6; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications and Owner’s Confidential Information; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities; (vi) delivery by Contractor to Owner of evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors in the form of Schedules I-7 and I-8; (vii) if requested by Owner, fully executed Final Lien and Claim Waivers from Sub-subcontractors in a form substantially similar to the form in Schedules I-7 and I-8; (viii) delivery by Contractor to Owner of a Final Completion Certificate in the form of Schedule R-2 and as required under Section 11.3, which Owner has accepted by signing such certificate; and (ix) performance by Contractor of all other obligations required under this Agreement for Final Completion.

“Final Completion Certificate” has the meaning set forth in Section 11.3.

“Final Lien and Claim Waiver” means the waiver and release forms provided to Owner by Contractor, Subcontractors and, if requested by Owner, Sub-subcontractors in accordance with the requirements of Section 7.3.

“Force Majeure” means catastrophic storms or floods, tornadoes, hurricanes, earthquakes and other acts of God, wars, civil disturbances, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, epidemics, fires, explosions, Changes in Law and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party; provided that such act or event (i) delays or renders impossible the affected Party’s performance of its obligations under this Agreement, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence, and (iii) could not have been prevented or avoided by the affected Party through the exercise of reasonable due diligence, including the expenditure of any reasonable sum taking into account and in accordance with the Estimated Total Contractor’s Compensation. For avoidance of doubt, Force Majeure shall not include any of the following: (a) economic hardship, (b) changes in market conditions, (c) late delivery or failure of Construction Equipment or Equipment, (d) labor availability, strikes other than regional or national strikes, or other similar labor actions, or (e) non-catastrophic climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, or seasons, or (f) nonperformance or delay by Contractor or its Subcontractors or Sub-subcontractors, unless such nonperformance or delay was otherwise caused by Force Majeure.

“Good Construction Practices” or “GCP” means the generally accepted practices, methods, skill, care, techniques and standards employed by the civil engineering and construction industry with respect to: (i) the procurement, construction, pre-commissioning, commissioning, testing and start-up of interstate natural gas pipelines and related facilities which include Applicable Codes and Standards, Applicable Law and the standards recommended by the suppliers and manufacturers of Equipment provided hereunder; (ii) personnel and plant safety and environmental protection; (iii) optimizing the scheduling of Work; and (iv) optimizing the reliability and availability of the Facility under the operating conditions reasonably expected at the Site, as specified in Attachment A. GCP are not intended to be limited to the optimum practices, methods, techniques or standards to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods, techniques and standards employed by the construction industry in constructing natural gas pipelines and related facilities.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, regulatory body, board or commission having jurisdiction over a Party or any portion of the Work, the Facility or the Site (including OSHA and FERC).

“Guaranteed Dates” mean the Guaranteed Mechanical Completion Date and the Guaranteed Final Completion Date.

“Guaranteed Final Completion Date” has the meaning set forth in Section 5.3A.

“Guaranteed Mechanical Completion Date” has the meaning set forth in Section 5.3A.

“Hazardous Materials” means any substance that under Environmental Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Environmental Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability under Environmental Law for damages, costs or remediation.

“Hourly Rates” means hourly unit rates payable for persons engaged in the Work as set forth in Schedule J-2.

“Hourly Rates Allowable Costs” has the meaning set forth in Section 7.2A.

“HSE” has the meaning set forth in Section 3.6.

“HSE Plan” has the meaning set forth in Section 3.6.

“Incentive Payment” has the meaning set forth in Section 7.1D.

“Indemnified Party” means any member of the Owner Group or the Contractor Group, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Independent Engineer” means the engineer(s) employed by Lender.

“Interim Lien and Claim Waiver” means the waiver and release forms provided to Owner by Contractor, Subcontractors and, if requested by Owner, Sub-subcontractors in accordance with the requirements of Section 7.2C.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.1A for progress payments and pursuant to Section 7.3 for final payment, which invoices shall be in the form of Attachment G.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2.

“Key Personnel Liquidated Damages” has the meaning set forth in Section 2.2A.

“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Corpus Christi Pipeline Project.

“Liquidated Damages” means Key Personnel Liquidated Damages.

“Major Subcontract” means (i) any Subcontract having an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000) or (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of One Hundred U.S. Dollars (U.S.$100,000).

“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.

“Major Sub-subcontract” means (i) any Sub-subcontract having an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000) or (ii) multiple Sub-subcontracts with one Sub-subcontractor that have an aggregate value in excess of One Hundred U.S. Dollars (U.S.$100,000).

“Major Sub-subcontractor” means any Sub-subcontractor with whom a Subcontractor or Sub-subcontractor enters, or intends to enter, into a Major Sub-subcontract.

“Material Adverse Change” has the meaning set forth in Section 9.2B.

“Mechanical Completion” means that all of the following have occurred with respect to the Project: (i) Contractor and Owner have agreed upon a Punchlist of items as set forth in Section 11.2; (ii) any Liquidated Damages due and owing to Owner have been paid (directly or by offset, at Owner’s sole discretion); (iii) the Work for has been completed (including the delivery of all documentation, manuals and instruction books necessary for the safe and proper operation), except for Work on the Punchlist, in accordance with the requirements of this Agreement; (iv) the Facility is available for full commercial operation and use and is capable of being safely and reliably operated in accordance with the requirements and specifications of this Agreement; (v) all applicable Equipment have been satisfactory hydrotested, undergone a satisfactory non-destructive examination and had a geometry tool run through them; (vi) systems are capable of transporting natural gas in a safe uninterrupted manner 24 hours per day, seven days per week without further anticipated shutdowns, except for preventive maintenance; (vii) Contractor has obtained all Permits other than those listed in Attachment Q; (viii) Contractor has delivered to Owner fully executed Interim Lien and Claim Waivers in the form of Schedules I-1 and I-2, fully executed Interim Lien and Claim Waivers from all Subcontractors in the form of Schedules I-3 and I-4 and, if requested by Owner, fully executed Interim Lien and Claim Waivers from all Sub-subcontractors substantially in the form of Schedules I-3 and I-4, covering all Work up to the date of Mechanical Completion; (ix) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to this Agreement; (x) Contractor has delivered to Owner the Mechanical Completion Certificate in the form of Schedule R-1 and as required under Section 11.1 and Owner has accepted such certificate by signing such certificate and (x) Contractor has performed all other obligations required under this Agreement for Mechanical Completion.

“Mechanical Completion Certificate” has the meaning set forth in Section 11.1.

“Milestone Schedule Dates” shall mean those dates for completion of the Schedule Milestones set forth in the Project Schedule in Attachment E.

“Monthly Progress Reports” has the meaning set forth in Section 3.12A.3.

“Monthly Updated CPM Schedule” has the meaning set forth in Section 5.4D.

“Notice to Proceed” or “NTP” means Owner’s full notice to proceed issued to Contractor in accordance with Section 5.2B.

“OSHA” means the Occupational Safety and Health Administration.

“Owner” has the meaning set forth in the preamble.

“Owner Group” means (i) Owner, its parent and subsidiaries, Affiliates, Lender and (ii) the respective co-owners, partners, joint venturers, members, directors, officers, agents, and employees of each Person specified in clause (i) above.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work. Owner designates Brian Luis, Project Manager, as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner-Supplied Equipment” has the meaning set forth in Section 4.4.

“Owner’s Confidential Information” has the meaning set forth in Section 17.1.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Payment Period” has the meaning set forth in Section 7.2A.

“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Site or the Work.

“Person” means any individual or any company, joint venture, corporation, partnership, association, limited liability company, unincorporated organization or other entity having legal capacity, including the Parties, any Subcontractors and Sub-subcontractors, and their respective directors, officers, agents and employees.

“Pre-Existing Contamination” means Hazardous Materials (i) present in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law to protect human health and safety, (ii) located at the Site, and (iii) that pre-date Contractor’s and its Subcontractors’ and Sub-subcontractors’ commencement of any Work under this Agreement.

“Product Data” means illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Contractor to illustrate the Equipment for some portion of the Work.

“Project” means the construction, pre-commissioning and testing of the Facility, as further described in this Agreement and Attachment A.

“Project Schedule” means the schedule of dates in which Contractor is required to achieve certain stages of completion of the Facility, including the Milestone Schedule Dates and the Guaranteed Dates, as more particularly described in Section 5.2 and Attachment E.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Project after Mechanical Completion, as more fully described in Section 11.2 of this Agreement.

“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications showing the “as-built” conditions of the completed Work.

“Recovery Schedule” has the meaning set forth in Section 5.5.

“Reimbursable Costs” means those costs and expenses reimbursable in accordance with Section 7.1C.2 and Schedule J-1.

“Retainage” means an amount equal to five percent (5%) of each payment up to Mechanical Completion, which shall be released in accordance with Section 7.6.

“Samples” are physical examples that illustrate Equipment or workmanship and establish certain standards by which the Work will be judged.

“Schedule Milestones” shall mean certain portions of the Work, as further described in the Project Schedule in Attachment E, which Contractor is to complete by the applicable Milestone Schedule Date.

“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including Attachment A.

“Site” means any physical location where the Facility is to be constructed, including all Owner property, rights-of-way, FERC-designated temporary work spaces, and easements, as generally set forth in Attachment L.

“Shop Drawings” means drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor to illustrate some portion of the Work.

“Soils Data” means any information provided by Owner to Contractor prior to the Agreement Date relating to subsurface soil conditions or topographical conditions at the Site or other areas where the Work will be performed.

“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work and performance of related services.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or Equipment in connection with the Work.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or Equipment in connection with the Work.

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes (including any Texas Sales and Use Taxes on Equipment), gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

“Texas Sales and Use Tax” means Texas state, county, and local-option sales and use tax.

“Unforeseen Subsurface Conditions” means any unforeseen (i) caverns or seismic faults, (ii) boulders or other substantial rock formations; (iii) substantial subsurface artificial obstructions, (iv) fossils, antiquities or other things of archeological interest, and (v) Pre-Existing Contamination (other than Pre-Existing Contamination for which Contractor is responsible pursuant to Section 3.11), in any case encountered by Contractor in the performance of the Work that (a) are not identified in any Soils Data or other documents provided to Contractor by Owner or otherwise known by Contractor or any Subcontractor or Sub-subcontractor acting in accordance with GCP, (b) were not discovered by Contractor or any of its Subcontractors or Sub-subcontractors, acting in accordance with GCP, from inspections and investigations performed by Contractor or any of its Subcontractors or Sub-subcontractors prior to the Agreement Date, or from documents available from third parties relating to site conditions in the area of the Site, or from the general knowledge of the Contractor or any of its Subcontractors relating to site conditions in the area of the Site, and (c) with respect to (i), (ii) and (iii) only, are materially different from those that are reasonably expected to be encountered due to the nature and location of the Site.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all Equipment, Construction Equipment, procurement, fabrication, erection, installation, manufacture, delivery, transportation, storage, construction, workmanship, labor, pre-commissioning, commissioning, inspection, testing, start-up and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Section 3.1 and any Corrective Work.

“30 Day Look-ahead Schedule” has the meaning set forth in Section 5.4E.

1.2 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

ARTICLE 2

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and exclusive control over the Work as to the manner, means or details as to how to perform the Work. Contractor has no authority to act or make any agreements or representation on behalf of Owner. No employee or agent engaged by Contractor shall be, or shall be deemed to be, an employee or agent of Owner. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall strictly comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in strict compliance with this Agreement.

2.2 Key Personnel and Contractor Representative.

A. Key Personnel. Attachment B sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization or its Subcontractors’ organization who shall be assigned to the Work. Owner shall have the right, but not the obligation, at any time to request that Contractor replace any Key Person with another employee acceptable to Owner. In such event, Contractor shall replace such Key Person without additional expense to Owner. Key Personnel shall not be removed or reassigned without Owner’s prior written approval. Key Personnel shall be devoted full-time to the Work unless expressly stated in Attachment B or permitted by Owner in writing and Key Personnel shall not be removed or reassigned without Owner’s prior written approval. Furthermore, Owner and Contractor acknowledge and agree the continuity of the Key Personnel on this Project is a material requirement of this Agreement, and that replacement of a Key Person will be detrimental to the Owner and the overall quality of the Work. Except where a Key Person has retired, resigned (and not taken employment with any of the Affiliates of Contractor), or is otherwise unavailable beyond the reasonable control of Contractor due to death, disability or serious illness, if Contractor removes or replaces any Key Personnel without Owner’s express prior written approval in accordance with this Section 2.2A, then Contractor shall pay to Owner the sum of Fifty Thousand U.S. Dollars (U.S.$50,000.00) for each Key Person so removed from the Work (“Key Personnel Liquidated Damages”).

B. Contractor Representative. Contractor designates Corey Stone as the Contractor Representative. Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.

2.3 Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work performed by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All Subcontracts and Sub-subcontracts shall be consistent with the terms and provisions of this Agreement. NO SUBCONTRACTOR OR SUB-SUBCONTRACTOR IS INTENDED TO BE OR SHALL BE DEEMED A THIRD-PARTY BENEFICIARY OF THIS AGREEMENT. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons directly or indirectly employed by any of them, as Contractor is for the acts or omissions of Persons directly or indirectly employed by Contractor. The Work performed by any Subcontractor or Sub-subcontractor is subject to inspection by Owner, Lender and their representatives to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and their respective personnel are to be instructed by Contractor in the terms and requirements of Owner-approved safety and environmental protection policies and procedures and shall be expected to comply with such policies and procedures. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any Contractor’s Compensation or any adjustment in the Project Schedule as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to any Subcontractor.

2.4 Subcontracts and Sub-subcontracts.

A. Approved List. Attachment P sets forth a list of Subcontractors and Sub-subcontractors that Contractor and Owner have agreed are approved Subcontractors and Sub-subcontractors for the performance of the Work. Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.

B. Additional Proposed Subcontractors. In the event that Contractor is considering the selection of a Subcontractor or Sub-subcontractor not listed on Attachment P that would qualify as a Major Subcontractor or Major Sub-subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor or Major Sub-subcontractor as soon as possible during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria (including copies of bid packages furnished to prospective Major Subcontractors and Major Sub-subcontractors and the qualifications and responding bids of the proposed Major Subcontractors or Major Sub-subcontractors), and (ii) notify Owner no less than thirty (30) Days prior to the execution of a Major Subcontract with a Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor not listed on Attachment P. Owner shall have the discretion, not to be unreasonably exercised, to reject any proposed Major Subcontractor or Major Sub-subcontractor not listed on Attachment P for a Major Subcontract or Major Sub-subcontract. Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor that is rejected by Owner in accordance with the preceding sentence. Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable after such decision is made. Failure of Owner to accept a proposed Major Subcontractor or Major Sub-subcontractor within thirty (30) Days shall be deemed to be a rejection of such Major Subcontractor or Major Sub-subcontractor.

C. Other Additional Proposed Subcontractors and Sub-subcontractors. For any Subcontractor or Sub-subcontractor not covered by Sections 2.4A or 2.4B, Contractor shall, within fifteen (15) Days prior to the selection of any such Subcontractor or Sub-subcontractor, notify Owner in writing of the selection of such Subcontractor or Sub-subcontractor and inform Owner generally what portion of the Work such Subcontractor or Sub-subcontractor is performing.

D. Delivery of Subcontracts. Contractor shall furnish Owner with a copy of all Subcontracts within five (5) Days after Owner’s request. Notwithstanding the above, Owner’s receipt and review of any Subcontracts under this Section 2.4 shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement, or approval of or acquiescence in a breach hereunder.

E. Terms of Major Subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, each Major Subcontract and each Major Sub-subcontract shall contain the following provisions:

1. the Major Subcontract and the Major Sub-subcontract may be assigned to Owner or Owner’s Affiliates, at Owner’s sole discretion, without the consent of the respective Major Subcontractor or Major Sub-subcontractor; and

2. the Major Subcontractor and the Major Sub-subcontractor shall comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract or Major Sub-subcontract, including an indemnity in substance the same as that included in Article 15 and the insurance requirements specified in Article 9.

2.5 Contractor Acknowledgements.

A. The Agreement. Prior to the execution of this Agreement, Contractor has carefully studied the information that forms the Scope of Work and Design Basis listed in Attachment A (including all Drawings and Specifications) and notified Owner of any incomplete, inaccurate or inadequate information in these documents. Contractor hereby warrants and represents that, based upon this information provided by Owner, it can procure, construct, pre-commission, commission, start-up and test the Facility for the Estimated Total Contractor’s Compensation, within the required times set forth in the Project Schedule, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law and the Warranties. During the performance of the Work, Contractor shall carefully study any additional design information provided by Owner (including any additional Drawings and Specifications and updates thereto) and notify Owner in writing within seven (7) Business Days of its discovery of any incomplete, inaccurate or inadequate information in such documentation. Accordingly, Contractor (i) hereby agrees that it shall have no right to claim or seek an increase in the Estimated Total Contractor’s Compensation or an adjustment to the Project Schedule with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in Attachment A or in any other design information provided by Owner if (a) Contractor recognized, or reasonably should have recognized based upon a careful study of such documentation in accordance with GCP, that there was incomplete, inaccurate or inadequate information and (b) Contractor failed to notify Owner of such incomplete, inaccurate or inadequate information in accordance with this Section 2.5A and (ii) hereby waives and releases Owner from and against such claims.

B. Conditions of Site. Contractor further agrees that it has made all investigations and inspections that it deems necessary to perform the Work in accordance with the Project Schedule, and understands the climate, terrain and other difficulties that it may encounter in performing the Work in accordance with the Project Schedule. Contractor warrants that it has the experience, resources, qualifications and capabilities at its disposal to perform the Work in accordance with the Project Schedule. Except as provided for in Section 2.5B.1, Contractor is not entitled to a Change Order with respect to or as a result of any conditions at the Site or at any other location where the Work is performed, including: (i) river levels (excluding Force Majeure events), topography and subsurface soil conditions; (ii) climatic conditions, tides and seasons (other than Force Majeure); (iii) availability of laborers, Subcontractors and Construction Equipment; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of Construction Equipment. Contractor agrees and acknowledges that it has been provided with the opportunity to conduct, or cause to be conducted, independent inspections and investigations to determine the conditions at the Site and other areas where the Work will be performed, and Contractor agrees that Owner assumes no responsibility for Contractor’s interpretation of the Soils Data.

1. Unforeseen Subsurface Conditions. If Contractor encounters Unforeseen Subsurface Conditions in the performance of the Work, Contractor shall be entitled to a Change Order adjusting the Guaranteed Mechanical Completion Date to the extent allowed under Section 6.9, provided that Contractor complies with the notice and Change Order request requirements set forth in Section 6.6 and uses all reasonable efforts not to disturb such Unforeseen Subsurface Conditions prior to Owner’s investigation.

C. Site Boundaries. Except as otherwise expressly set forth herein or agreed in writing by Owner, Contractor shall confine the Work to the Site. Contractor shall comply with all requirements specified in Attachment L, including all the line lists specified therein. All obligations specified in Attachment L and the line lists shall be Contractor’s responsibility unless expressly stated to be Owner obligations.

D. Existing Improvements. Contractor is responsible for locating, identifying, marking and protecting all existing pipelines, utilities and other improvements: (i) located at or near the Site; (ii) located on adjacent property of a third party; or (iii) which any parts of the Work will cross or affect (collectively, the “Existing Improvements”).

1. Contractor is responsible for notifying One-Call, or its equivalent under Applicable Law for each state in which any Work is to be performed, and notifying all owners of the Existing Improvements before excavating or performing any Work in the area of any Existing Improvements. Contractor shall only cross Existing Improvements, or perform any Work that could affect the Existing Improvements, in accordance with the conditions, requirements and precautions of the owner of the Existing Improvements and the Owner.

2. It shall not be sufficient for Contractor or its Subcontractor only to notify One-Call, or its equivalent under Applicable Law, and rely upon information regarding Existing Improvements provided by the Owner or third persons; rather, Contractor shall independently use available technology and instruments to locate and flag Existing Improvements, in addition to making One-Call, or its equivalent under Applicable Law, notifications.

3. Contractor shall physically verify the identification, location, and marking of Existing Improvements by performing all necessary tests, including probing, hand digging or vacuum unit testing. The Contractor’s health and safety inspector shall verify Contractor’s identification, location and marking of Existing Improvements before any Work may be performed that may affect such Existing Improvements. Owner may, but shall not have the obligation to, oversee and inspect any such identification, location and marking of Existing Improvements.

4. Notwithstanding anything to the contrary herein, Contractor shall be responsible for damage to Existing Improvements (whether belonging to Owner or to third parties) and shall repair any damage to the Existing Improvements, including those that are the property of a third party, to the extent resulting from: (i) Contractor’s failure to comply with the requirements of this Section 2.5D; (ii) Contractor’s failure to exercise reasonable care in performing the Work; or (iii) Contractor’s failure to accurately and properly locate, identify, mark and protect any Existing Improvements.

E. Applicable Law and Applicable Codes and Standards. Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards and warrants that it can perform the Work at the Estimated Total Contractor’s Compensation and within the Project Schedule in accordance with Applicable Law and Applicable Codes and Standards. Contractor shall perform the Work in accordance with Applicable Law and Applicable Codes and Standards, whether or not such Applicable Law or Applicable Codes and Standards came into effect before the Agreement Date or during the performance of the Work; provided, however, Contractor shall be entitled to a Change Order for Changes in Law to the extent allowed under Section 6.8A. In addition, if a Change in Law requires an increase in the statutory burden comprising a portion of the Hourly Rates, then Contractor shall be entitled to a Change Order increasing such Hourly Rates by the required increase in statutory burden(s) due to such Change in Law. Except for any Changes in Law for which Contractor is entitled to a Change Order under this Section 2.5E and Section 6.8A, Contractor hereby waives any right to make any claim for adjustment of the Estimated Total Contractor’s Compensation or the Project Schedule in relation to any change in law.

F. Owner’s Consultants. Owner may designate consultants or professionals that are not an employee of Owner to provide certain administrative, management, planning and other services as it deems appropriate to assist with Owner’s rights, remedies and obligations under this Agreement. Such consultants or professionals may, to the extent specified in the agreement between Owner and such consultants or professionals, act for or on behalf of Owner with respect to Owner’s rights, remedies and obligations under this Agreement, which may include receiving certain deliverables and submittals from Contractor, inspecting certain portions of the Work and receiving Contractor’s Confidential Information to the extent necessary to perform such services, as further specified by Owner to Contractor in writing. Under no circumstances shall such consultants or professionals have any authority to amend this Agreement or sign any Change Order.

ARTICLE 3

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work.

A. Generally. Subject to Section 3.1B, the Work shall include all procurement, construction, pre-commissioning, commissioning, start-up and testing of the Facility, all Equipment, Construction Equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage and all other items or tasks that are set forth in this Agreement or otherwise required to achieve Mechanical Completion of the Project and Final Completion, including the Drawings and Specifications and the descriptions of Work and responsibilities provided in Attachment A. Contractor shall perform the Work in accordance with GCP, Applicable Law, Applicable Codes and Standards and all other terms and provisions of this Agreement. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Facility in accordance with this Agreement, including the Drawings and Specifications and the descriptions of Work and responsibilities provided in Attachment A.

B. Exception to Scope of Work. Contractor shall not be responsible for providing (i) those Permits that Owner has agreed to provide under Section 4.2; (ii) those requirements set forth under Sections 4.3; or (iii) the procurement of Owner-Supplied Equipment.

3.2 Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A. procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B. provide construction, construction management (including the furnishing of all Construction Equipment and all Site supervision and craft labor), civil/structural, electrical, field design, inspection and quality control services required to ensure that the Work is performed in accordance herewith;

C. transport, handle, properly store, assemble, erect and install all Owner-Supplied Equipment;

D. negotiate all warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement, as set forth in Sections 2.3 and 2.4;

E. pay Subcontractors in a timely fashion in accordance with the respective Subcontracts;

F. pay all Taxes, in connection with the Work in a timely fashion;

G. ensure that the Work is performed in accordance with the Project Schedule;

H. conduct and manage all pre-commissioning and testing of the Facility;

I. obtain all Permits required to perform the Work in accordance with Section 3.8;

J. prepare and furnish to Owner one (1) set of Record As-Built Drawings and Specifications as a condition precedent to Final Completion;

K. replace any Subcontractor(s) who fails to perform its Subcontract obligations; and,

L. obtain and manage all utilities as required by this Agreement, including those required by Section 3.10.

3.3 Contractor’s Tools and Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in strict compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in performing the Work. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against the Owner Group.

3.4 Employment of Personnel.

A. Contractor shall not employ, or permit any Subcontractor or Sub-subcontractor to employ, in connection with its performance under this Agreement anyone not skilled or qualified, or who is otherwise unfit, to perform the Work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor or Sub-subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS WHICH MAY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TERMINATING THE EMPLOYMENT OF OR REMOVING FROM THE WORK ANY EMPLOYEE FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK. Contractor shall promptly replace any such employee at its sole cost and expense.

B. Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Site: (i) any firearm of whatsoever nature or any other object which in the sole judgment of Owner is determined to be a potential weapon, unless Applicable Law requires Owner to allow such items on the Site; (ii) alcoholic beverages of any nature; (iii) any substance that creates a hazard and not related to the Work; (iv) illegal or non-prescription drugs of any nature; or (v) any prescription drugs without a valid prescription. Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.4B, and shall immediately remove from the Work and the Site, in accordance with Sections 3.4A and 3.6, any employee or agent of Contractor, Subcontractor or Sub-subcontractor who, in Owner’s sole judgment, has violated the requirements of this Section 3.4B or Section 3.6.

C. Contractor is responsible for maintaining labor relations in such manner that there is harmony among workers. Contractor shall and shall cause its Subcontractors and Sub-subcontractors shall conduct its and their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

3.5 Clean-up. Contractor shall, to Owner’s satisfaction, at all times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Without limitation of the foregoing, Contractor shall clean up all such waste materials or rubbish at Owner’s request with reasonable notice. As soon as practicable after the completion of all Punchlist items, Contractor shall with respect to such Work remove all Construction Equipment and other items not constituting part of the Facility and remove all waste material and rubbish from the Site and restore the Site in accordance with all Permits and this Agreement. In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner (directly or by offset, at Owner’s sole discretion) all costs associated with such removal and/or restoration.

3.6 Safety and Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work, and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor agrees to implement a safety program that is to be received by Owner for its written approval no later than fifteen (15) Days prior to the commencement of the Work at the Site (“HSE Plan”). Contractor further agrees to perform the Work in accordance with the safety and health rules and standards of Applicable Law and such safety program, as approved by Owner. Contractor’s safety program shall include the standards set forth in Attachment H. Owner’s review and approval of Contractor’s safety program shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing and approving such safety program, assumes no liability for such safety program. Contractor shall appoint one or more (as appropriate) safety representative(s) acceptable to Owner who shall be resident at the Site, have responsibility to immediately correct unsafe conditions or unsafe acts associated with the Work, act on behalf of Contractor on safety and health matters, and participate in periodic safety meetings with Owner at least once per week. Contractor further agrees to provide or cause to be provided necessary training and safety Construction Equipment, including properly functioning personal protective equipment as appropriate and necessary for the performance of the Work, to its employees, Subcontractors and Sub-subcontractors and enforce the use of such training and safety Construction Equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law and this Agreement, including Attachment H. Contractor shall fully cooperate with Owner and Owner’s on-site health, safety and environmental (“HSE”) coordinator in demonstrating safe practices, including full cooperation during any investigations. Should Owner or Owner’s HSE coordinator at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work at the Site in violation of the HSE Plan or in an unsafe manner, or in a manner that would, if continued, violate the requirements of the HSE Plan or become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the affected Work until such time as the manner of performing such Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to Contractor’s Compensation or an adjustment to the Estimated Total Contractor’s Compensation or Project Schedule based on such Work stoppage. Contractor shall be responsible for the security, guarding, lighting, and supervision of the Work until all of the requirements of Mechanical Completion have been satisfied.

3.7 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Facility, or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor has not taken reasonable precautions for the safety of the public or the protection of the Work, and such failure creates an emergency requiring immediate action, then Owner may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability.

3.8 Permits. Other than the Permits listed in Attachment Q, Contractor shall obtain all Permits required to perform the Work, and shall promptly provide information, assistance and documentation to Owner as reasonably requested in connection with the Permits to be obtained or modified by Owner in Attachment Q.

3.9 Books, Records and Audits.

A. Contractor shall keep full and detailed books, construction logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with generally accepted accounting principles applicable in the United States, and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion of the Project, or such greater period of time as may be required under Applicable Law.

B. Upon reasonable notice and during normal business hours, Owner, Lender and any of its representatives, including Independent Engineer, shall have the right to audit or to have audited Contractor’s Books and Records; provided, however, such parties shall not have the right to audit or have audited Contractor’s Books and Records in connection with the internal composition of any compensation that is fixed in amount hereunder (including any unit price, lump sum or any fixed pricing or percentage markups for overhead and profit), except to the extent that any such compensation has any bearing with respect to (i) any claims brought by Contractor for extra compensation or schedule relief and such claims depend in whole or in part on the internal composition of any such fixed amounts, (ii) any litigation brought by third parties against Owner and such internal composition of any fixed amounts is in Owner’s reasonable opinion necessary to defend against such litigation, and (iii) regulatory compliance, standards or demands. When requested by Owner, Contractor shall provide the auditors with reasonable access to all such Books and Records, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy all such Books and Records. Contractor shall bear at its own cost and expense all costs incurred by it in assisting Owner with audits performed pursuant to this Section 3.9. Contractor shall include audit provisions identical to this Section 3.9 in all Subcontracts. The restrictions in this Section 3.9B to the audit rights of Owner shall not be used by Contractor to avoid any obligations Contractor might have to produce documents under Applicable Law or in any litigation or arbitration against Contractor.

C. Contractor shall not, and shall provide that its Subcontractors, Sub-subcontractors and agents or employees of any of them shall not, without Owner’s prior written approval, (i) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

3.10 Temporary Utilities, Roads, Facilities and Storage. Contractor shall provide, maintain, and remove from the Site upon Final Completion of the Work, all temporary offices, structures for the use of its employees and Owner, sheds, and storage facilities, complete with all related utilities (i.e., electricity, water, communication, cable, telephone, waste and sewer). Contractor shall provide all temporary utilities necessary to perform and test the Work. All Equipment and other items comprising part of the Work stored at a location other than on the Site shall be segregated from other goods, and shall be clearly marked as “Property of Cheniere.” Contractor shall maintain storage areas for such materials and other items in an orderly condition.

3.11 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site; provided, however, that Contractor may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Environmental Law, Applicable Codes and Standards and the requirements of this Agreement (including the requirements specified in Attachment H), and Contractor shall be responsible for proper tagging and warning labels and shall remain responsible and strictly liable for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter Pre-Existing Contamination at the Site, and Contractor or any Subcontractor or Sub-subcontractor knows or suspects that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner, Contractor shall be responsible and liable to Owner for all damages, costs, losses and expenses to the extent relating to such failure. Pre-Existing Contamination will be treated as Unforeseen Subsurface Conditions as set forth in Section 2.5B.1 and the definition of Unforeseen Subsurface Conditions in Section 1.1. Contractor shall dispose of all non-hazardous wastes and Hazardous Materials generated during performance of the Work at Owner-approved disposal facilities off-Site which are permitted to receive such wastes and Hazardous Materials.

3.12 Reports and Meetings.

A. Reports. Contractor shall provide Owner with one (1) hardcopy and an electronic copy of progress reports and such other information as reasonably requested by Owner, including the following:

1. Minutes for all weekly status and other Project related meetings with Owner within five (5) Business Days following such meeting;

2. Safety incident reports within three (3) Business Days of the occurrence of any such incident, including “near miss” incidents wherein no individual was injured or property was damaged; provided, however, preliminary safety incident reports shall be provided within twenty-four (24) hours of such incident;

3. Monthly progress reports (“Monthly Progress Reports”), in a form acceptable to Owner and containing the information required in Attachment O. Contractor shall provide the Monthly Progress Report no later than five (5) Business Days after the end of each Month, which shall be submitted with the Invoice for such Month, and the Monthly Progress Report shall cover activities up through the end of the previous Month. Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request; and

4. Look-ahead schedule in accordance with Section 5.4E of this Agreement.

B. Meetings. A weekly progress meeting, or as deemed necessary and required by Owner, shall be held at the Site or at an alternate site mutually agreeable to Owner and Contractor, to discuss the matters described in Attachment O for the prior week. A Monthly progress meeting, or as deemed necessary and required by Owner, shall be held by Contractor at the Site, or at an alternate site mutually agreeable to Owner and Contractor, to discuss the matters described in Attachment O for the prior Month and to review the Monthly Progress Report for that Month with Owner.

3.13 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Contractor may, at the sole discretion of Owner, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement.

3.14 Cooperation with Others. Contractor acknowledges that Owner, other contractors and other subcontractors or other Persons may be working at the Site during the performance of this Agreement and the Work or use of certain facilities may be interfered with as a result of such concurrent activities. Contractor shall coordinate the Work with the work of Owner’s other contractors, if any, in such manner to ensure that no delay or interference in completion of any part or all of the Corpus Christi Pipeline Project. Contractor shall perform all construction of the Facility (including cutting, fitting, patching, sleeving, grouting, and sealing) and all other Work that (i) may be required to fit the Work to the work of others, to receive the work of others, or to be received by the work of others, as shown in or reasonably implied by this Agreement, (ii) is required or reasonably implied by this Agreement to achieve consistency and compatibility with the design elements being penetrated, or (iii) is required or reasonably implied by Applicable Law. Notwithstanding the above, Contractor acknowledges that Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”), is the contractor working on the Corpus Christi Liquefaction Project at the site of the tie-in point and that Contractor will use the same access to the Site access as Bechtel. Contractor shall not interfere with or delay the work of Bechtel. Contractor agrees that it and the Work are secondary and Bechtel and its work are primary and take priority over the Work and the Project.

3.15 Responsibility for Property. Contractor shall plan and conduct the performance of the Work so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Site) or waterbodies in their natural state unless authorized by Owner in writing; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless and until Permits and Owner’s written permission therefore have been obtained; (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless and until otherwise specifically authorized by Owner in writing; (iv) damage any property in (ii) or (iii); and (v) damage or destroy maintained, cultivated or planted areas or vegetation (such as trees, plants, shrubs, shore protection, paving, or grass) on the Site or adjacent thereto which, as determined by Owner, do not interfere with the performance of this Agreement. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. Contractor shall be fully responsible for all damages, losses, costs and expenses arising out of damage to the Site caused by the performance of the Work and shall promptly restore at its own cost and expense the Site to the condition it was in before such damage. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.

3.16 Used or Salvaged Materials. If, after Mechanical Completion, Contractor has any Equipment that it purchased for the Project but did not incorporate into the Facility, and if Contractor does not desire to keep such Equipment for its own use, Owner has the option of either taking such Equipment at no cost to Owner or requiring that Contractor haul such Equipment off the Site; provided that if such Equipment was purchased pursuant to a unilateral Change Order in accordance with Section 6.1C or 6.2D, Owner shall have the right, at its option, to keep such Equipment for no additional cost or require that Contractor haul such Equipment off the Site.

3.17 Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors to comply, with any easement, lease, right-of-way or other property interests that affect or govern the Site or any other real property used for the purposes of completing the Work, including any insurance or indemnification restrictions or obligations therein, to the extent such easement, lease, right-of-way or other property interests relate to the performance of the Work.

3.18 Subordination of Liens. Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Site or the Project to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements. Nothing in this Section 3.18 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Project as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

3.19 Review of Shop Drawings. Contractor shall provide to Owner and its designated consultants, for their review and approval, a schedule setting forth the dates when Shop Drawings, Product Data, Samples and similar submittals required by this Agreement shall be submitted to Owner and its designated consultants. Such schedule shall be developed so that it causes no delay in the Work or the activities of Owner or its separate contractors. Contractor shall review, approve and submit to Owner and any consultants designated by Owner all Shop Drawings, Product Data, Samples and similar submittals required by this Agreement in accordance with the schedule approved by Owner. However, Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by Owner. Thereafter, Work shall be in accordance with approved submittals. By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, Contractor represents that it has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of this Agreement. Contractor shall not be relieved of responsibility for deviations from requirements of this Agreement by Owner’s or an Owner consultant’s approval of Shop Drawings, Product Data, Samples or similar submittals. Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by approval thereof by Owner or Owner consultant. Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by Owner or an Owner consultant. Unless agreed to in advance by Owner in writing, Owner and its consultants shall have at least fourteen (14) Days after receipt of a submittal to respond, provided that such submittal is provided in accordance with the approved submittal schedule.

3.20 Layout. Contractor shall be responsible for its layout, and shall protect and preserve all installed engineering data, benchmarks, and other layout points. Contractor shall take all necessary precautions to ensure that such data are not damaged, destroyed, altered, or changed. Re-engineering or reinstallation, if required, shall be performed at Contractor’s sole cost and expense.

3.21 Substitutions. Contractor shall not make any substitutions for Equipment or manufacturers in the Drawings or Specifications without Owner’s prior written approval. All requests for substitutions shall be submitted in writing to Owner. Such requests shall include supporting data and Samples, if required to permit a fair evaluation of the quality, serviceability, warranty, and other pertinent aspects of the proposed substitute. Requests for substitutions shall also state the effect of the substitute on the cost and the Project Schedule. Substitutions will be considered only if Owner receives the advantage of lesser cost with no decrease in quality, an earlier Guaranteed Mechanical Completion Date, or both. Owner may accept or reject a proposed substitution in its sole discretion. If a substitution is approved by Owner in writing, Contractor shall assume all risks and costs for adjustment of all Work affected by the substitution and any delays occasioned by its use.

3.22 Quality Control. No later than thirty (30) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its review and approval, a Work-specific quality control and quality assurance plan, and inspection plan, including inspection procedures, in accordance with this Section 3.22 and the requirements in Attachment A. If Contractor is ISO certified, such plans shall be in accordance with ISO 9001:2000. Contractor shall promptly modify such Project-specific quality control and quality assurance plan and inspection plan to incorporate all comments provided by Owner, if any. Owner’s approval of Contractor’s quality control and assurance plan, inspection plan and inspection procedure shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. As part of the quality control and assurance plan, inspection plan and inspection procedure, Contractor shall keep a daily log of inspections performed, and Contractor shall make available at the Site for Owner’s review a copy of all such inspections.

3.23 Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.24 Taxes. Contractor shall be responsible for the payment of all Taxes in connection with the Work, excluding any Texas Sales and Use Taxes on Equipment.

3.25 Tax Accounting.

A. Within a reasonable period of time following a request therefor, Contractor shall provide Owner with any information regarding quantities, descriptions and prices of any Equipment installed on or ordered for the Project and any other information, including Books and Records, as Owner may deem reasonably necessary in connection with the preparation of its tax returns or other tax documentation or the determination of Equipment that constitutes tax exempt Equipment.

B. Contractor acknowledges that Owner is pursuing ad valorem tax abatements through the Texas Commission on Environmental Quality, and upon request, Contractor shall provide documentation related to the cost of Equipment, including Equipment cost, cost of fabrication and design specifications, installation labor costs and overhead and other indirect costs. Documentation shall consist of asset name or reference number, a description of the asset, invoice copies showing Subcontractor name, invoice number, delivery date, and purchase amount. Contractor agrees to offer similar assistance to Owner toward any other federal, state or local program that is enacted and would allow for a reduction, rebate, or exemption of (i) Taxes, (ii) Texas Sales and Use Tax, or (iii) a grant of economic development incentives.

C. In the event that Contractor fails to provide the documentation described in Sections 3.25A and 3.25B, Contractor shall be responsible to Owner for any resulting reduction in the tax benefit amount that Owner would otherwise be entitled to receive under the relevant federal, state or local program that is enacted and would allow for a reduction, rebate, or exemption of (i) Taxes, (ii) Texas Sales and Use Tax, or (iii) a grant of economic development incentives. Contractor shall be liable for and shall pay Owner, within thirty (30) Days after receipt of Owner’s invoice, the amount of such reduction as reasonably calculated by Owner in its sole judgment.

ARTICLE 4

OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner:

4.1 Payment. Owner shall timely pay Contractor’s Compensation in accordance with the provisions of Article 7.

4.2 Permits. Owner shall be responsible for obtaining the Permits listed in Attachment Q. To the extent Owner has not obtained any Permits prior to the Agreement Date, Owner shall obtain such Permits in accordance with the schedule contained in Attachment Q and Owner shall provide Contractor with copies of such Permits within seven (7) Days after obtaining them.

4.3 Access to the Site. Owner shall provide Contractor with reasonable access to the Site on which the Facility is to be physically situated. Subject to Section 3.14 and 3.17, such access on the Site shall be sufficient to permit Contractor to progress with the Work without substantial interruption or interference; provided that, Contractor acknowledges and agrees that such access shall be further limited by the restrictions and limitations set forth in Attachment A and the related rights of ways, easements and other property interests that affect or govern the Site.

4.4 Owner-Supplied Equipment. Owner shall be solely responsible for the procurement of the Equipment specifically designated on Attachment N (“Owner-Supplied Equipment”). Owner shall cause the Owner-Supplied Equipment to be available to Contractor at those respective locations and times specified in Attachment N. Thereafter, Contractor will be responsible for retrieving the Owner-Supplied Equipment from such location, loading it onto Contractor’s vehicles and transporting the Owner-Supplied Equipment to the Site for incorporation into the Work, all in compliance with the requirements in Attachment A. Prior to loading and transporting the Owner-Supplied Equipment from the location at which it is made available to Contractor, Contractor shall visually inspect all Owner-Supplied Equipment for damage, or insufficiency in quantity or kind for performance of the Work. If any of the Owner-Supplied Equipment is damaged or insufficient in number or kind, Contractor shall notify the Owner prior to loading and, if practical, wait for Owner’s instructions as to such damaged or insufficient items. If the Owner-Supplied Equipment is free of damage and of sufficient quantity and kind, Contractor shall store, transport, keep segregated, identify, and use in a reasonably economical manner all such Owner-Supplied Equipment. The inspection of the Owner-Supplied Equipment shall be performed in accordance with Owner’s inspection procedures. Contractor shall properly document and control all Owner-Supplied Equipment from the time of receipt and forward all bills of lading, packing slips and/or delivery tickets to Owner as reasonably promptly as possible.

4.5 Texas Sales and Use Tax Matters.

A. Texas Sales and Use Taxes Manufacturing Exemption on Equipment.

1. For Texas Sales and Use Tax purposes, this Agreement shall be considered to be a separated contract for the construction of new non-residential real property as defined under Applicable Law, including 34 Tex. Admin Code §3.291(a)(13). Contractor shall ensure that all Subcontracts and Sub-subcontracts are separated for Texas Sales and Use Tax purposes.

2. Equipment List. The Equipment Price for each item of Equipment is contained in Attachment T (“Equipment List”), which has been prepared to satisfy the requirements of Texas Applicable Law for a separated contract. Contractor shall update the Equipment List to reflect Change Orders and provide such updated list to Owner within ten (10) Business Days of any updates.

3. Owner shall issue a Texas direct pay exemption certificate to Contractor, and Contractor shall not invoice Owner for any Texas Sales and Use Tax on Equipment. Pursuant to direct pay permit status, Owner shall pay applicable Texas Sales and Use Tax on Equipment directly to the State of Texas.

B. Additional Contractor Texas Sales and Use Tax Responsibilities. For Texas Sales and Use Tax purposes, Contractor shall be considered a retailer of all Equipment incorporated into the Work. Contractor shall issue a valid Texas Sales and Use Tax resale exemption certificate for Equipment to its Subcontractors and shall cause its Subcontractors to issue a valid Texas Sales and Use Tax resale exemption certificate for Equipment to Sub-subcontractors.

ARTICLE 5

COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1 Timely Commencement and Completion of Work. Upon Contractor’s receipt from Owner of an LNTP or NTP, Contractor shall immediately commence the performance of the Work specified in such LNTP or NTP. Contractor specifically acknowledges that time is of the essence and Contractor will exercise its best efforts in the performance of all of Contractor’s obligations under this Agreement.

5.2 Limited Notice to Proceed/Notice to Proceed.

A. Limited Notice to Proceed. At any time prior to the date of issuance of an NTP, Owner may issue an LNTP which shall authorize Contractor to commence performance of a specified portion of the Work. An LNTP shall specify the maximum total cost of such specified Work, and Contractor shall be paid for such specified Work pursuant to the terms and conditions of this Agreement. The LNTP shall be issued in the form attached hereto as Schedule C-1.

B. Notice to Proceed. Unless otherwise specifically set forth in an LNTP, Contractor shall not commence performance of the Work until Owner issues NTP authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of NTP, Contractor shall immediately commence with the performance of the Work. The NTP shall be issued in the form attached hereto as Schedule C-2.

5.3 Project Schedule. Contractor shall perform the Work in accordance with the Project Schedule set forth in this Section 5.2 and in Attachment E. The Project Schedule may only be adjusted by Change Order as provided under this Agreement.

A. Guaranteed Mechanical Completion Date. Contractor shall achieve Mechanical Completion by November 30, 2017 (“Guaranteed Mechanical Completion Date”). The Guaranteed Mechanical Completion Date shall only be adjusted by Change Order as provided under this Agreement.

B. Guaranteed Final Completion Date. Contractor shall achieve Final Completion no later than thirty (30) Days after achieving Mechanical Completion of the Project (“Guaranteed Final Completion Date”). The Guaranteed Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.

5.4 CPM Schedule.

A. CPM Schedule Submissions. Within thirty (30) Days after the Agreement Date of this Agreement, Contractor shall prepare and submit to Owner for its review and written acceptance a detailed resource/man-hour loaded critical path method schedule for the Work using the latest version of Oracle Primavera P6 (“CPM Schedule”) in native electronic format and portable document format (“pdf”).

B. In General. The CPM Schedule shall be consistent with the Project Schedule, including the Milestone Schedule Dates and the Guaranteed Dates and shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Project Schedule, including the Milestone Schedule Dates and the Guaranteed Dates. The CPM Schedule shall, at a minimum, be detailed at a level 4 (with each activity containing Work for one discipline or craft having a maximum twenty (20) Day duration) for all activities for the Project (including procurement, construction, pre-commissioning, commissioning, testing and start-up) and shall comply with GCP. Without limitation of the foregoing, the CPM Schedule shall: (i) show the duration, early/late start dates, early/late finish dates and available total float value for each activity, show a unique activity number, activity description, actual start/finish dates, remaining duration, physical percent complete and reflect logical relationships between activities, show an uninterrupted critical path from the NTP through Mechanical Completion and each of the Schedule Milestones; (ii) be tagged by activity codes to allow sorting and filtering by responsible contractor, subcontractor, client activities, discipline, craft, equipment title, area, engineering, procurement and construction, (iii) cost-loaded to reflect Contractor’s expected payments during the progress of the Work; and (iv) be man-hour loaded to reflect the projected manpower to be used per activity (whether provided by Contractor or any Subcontractor or Sub-subcontractor), showing the number of personnel, the positions and titles of such personnel, and a general description of the Work being performed. Contractor shall use the CPM Schedule in planning, organizing, directing, coordinating, performing and executing the Work, and the CPM Schedule shall be the basis for evaluating progress of the Work. The CPM Schedule shall reflect the critical path from NTP to Mechanical Completion.

C. Owner Review of CPM Schedule. Owner may review the CPM Schedule for general conformance with this Agreement, including the Project Schedule, and issue written comments, proposed changes and/or written rejection of such CPM Schedule. If Owner reasonably determines that the CPM Schedule does not conform to this Agreement or the Project Schedule in any respect, Contractor shall promptly revise and resubmit the CPM Schedule to Owner. Once the CPM Schedule and the required submittals have been accepted by Owner, this version of the CPM Schedule shall be the baseline CPM Schedule for the Work. Owner’s review or acceptance of the CPM Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Milestone Schedule Date or any Guaranteed Date, nor shall it be construed to establish the reasonableness of the CPM Schedule. Notwithstanding any review or acceptance by Owner of the baseline CPM Schedule or any Monthly Updated CPM Schedule, Owner shall be entitled to reasonably rely upon the baseline CPM Schedule and any Monthly Updated CPM Schedules, including reliance that Contractor has developed a comprehensive, reasonable and accurate schedule to plan, organize, direct, coordinate, perform, execute and complete each portion of the Work within the times set forth in the Project Schedule.

D. Monthly Updates to CPM Schedule. After approval by Owner of the baseline CPM Schedule, Contractor shall manage and update the CPM Schedule no less frequently than once per Month with the latest release of Oracle Primavera P6 to reflect the actual progress to date (“Monthly Updated CPM Schedule”); provided, however, Contractor may not modify any Milestone Schedule Date or any Guaranteed Date without a Change Order being executed pursuant to this Agreement, nor shall Contractor change any dates that relate to Owner’s obligations without obtaining Owner’s written consent. If Contractor changes the schedule activities, logic, durations, codes or cost-loading with respect to any activity, Contractor shall provide Owner with a written explanation of each such change along with such Monthly Updated CPM Schedule. The Monthly Updated CPM Schedule shall be in the same detail and form as required by the CPM Schedule and shall be submitted by Contractor to Owner with each Invoice. Contractor shall promptly correct any errors or inconsistencies in the updates to the CPM Schedule identified to Contractor by Owner and resubmit a corrected Monthly Updated CPM Schedule for Owner’s review.

E. 30 Day Look-ahead Schedule. No later than the first (1st) Day of each Month, Contractor shall submit to Owner a 30 Day look-ahead schedule (“30 Day Look-ahead Schedule”), which shall be based on the CPM Schedule showing in detail the activities to be performed during the next thirty (30) Days, including target dates and forecast or actual dates for each activity, shall be detailed (at a minimum) at a level 4 and shall meet all other requirements of a Monthly Updated CPM Schedule as described in Section 5.4D.

F. Other Reporting. Without limitation to Contractor’s other reporting requirements under this Agreement, Contractor shall provide to Owner the following reports on a weekly or Monthly basis, as required and described in greater detail in Attachment O: (i) Gantt charts organized by activity codes, (ii) major Equipment logs showing bid, purchase order and delivery dates, (iii) construction installation logs showing budget quantities, achieved quantities and forecast quantities, (iv) manhour curves for construction showing craft budget quantities, achieved quantities and forecast quantities by date, (v) Invoice and payment log showing Invoice numbers, dates, and amounts and payment receipt dates, and (vi) Change Order logs showing tracking numbers, descriptions, amounts, submittal dates and status (pending, approved or rejected).

G. Form of Submittals. All submittals by Contractor to Owner of the CPM Schedule and any Monthly Updated CPM Schedule shall be in both native electronic Oracle Primavera P6 format and paper format. Two (2) hard copies of each submittal shall be provided to Owner and one (1) electronic copy shall be provided to Owner in a mutually agreeable form.

H. Default. Failure of Contractor to comply with its scheduling obligations under this Agreement, including those set forth in this Section 5.4 and in Sections 5.5 and 5.6 shall be a Default, and without limiting any other rights that Owner may have with respect of such Default, Owner may withhold any and all further payments otherwise owing Contractor until such Default is corrected.

5.5 Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (i) either (a) the Monthly Updated CPM Schedule or Monthly Progress Report show that any activity on a critical path of the CPM Schedule is delayed such that Mechanical Completion or Final Completion is forecasted to occur ten (10) or more Days after the applicable Guaranteed Date or a Schedule Milestone is forecasted to occur ten (10) or more Days after the applicable Milestone Schedule Date, (b) Contractor fails to provide a Monthly Updated CPM Schedule in compliance with the requirements of this Agreement and Owner reasonably determines that any activity on a critical path is delayed such that Mechanical Completion or Final Completion is forecasted to occur ten (10) or more Days after the applicable Guaranteed Date or a Schedule Milestone is forecasted to occur ten (10) or more Days after the applicable Milestone Schedule Date or (c) Contractor fails to achieve a Schedule Milestone within ten (10) Days after the applicable Schedule Milestone Date and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are in Owner’s reasonable judgment responsible for such delay, then Owner may, in addition to any other remedies that it may have under this Agreement, require that Contractor prepare a schedule to explain and display how it intends to regain compliance with the CPM Schedule during the immediate subsequent pay period or other period selected by Owner (“Recovery Schedule”) Contractor shall do the following after written notification by Owner of the requirement for a Recovery Schedule:

A. Within five (5) Business Days of such written notification, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. Contractor shall prepare the Recovery Schedule even if Contractor disputes Owner’s determination of the need for a Recovery Schedule. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall regain compliance with the CPM Schedule within the immediate subsequent pay period or such other period selected by Owner. The Recovery Schedule shall be prepared in accordance with GCP and to a similar level of detail as the CPM Schedule, and shall have (unless otherwise specified in writing by Owner) a maximum duration of sixty (60) Days.

B. Within five (5) Business Days of such submittal, Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Recovery Schedule. Any revisions necessary as a result of this review shall be resubmitted for review by Owner within three (3) Days of the conference. The revised Recovery Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) for the duration specified in Section 5.5A, to regain compliance with the CPM Schedule.

C. Five (5) Days prior to the expiration of the Recovery Schedule, Contractor shall meet with Owner at the Site to determine the effectiveness of the Recovery Schedule and to determine whether Contractor has regained compliance with the CPM Schedule. At the direction of Owner, one of the following shall happen:

1. If, in the opinion of Owner, Contractor is still behind schedule, Contractor shall be required to prepare another Recovery Schedule pursuant to Section 5.5A above, to take effect during the immediate subsequent pay period or other period selected in writing by Owner. Contractor shall prepare such Recovery Schedule even if Contractor disputes Owner’s opinion.

2. If, in the opinion of Owner, Contractor has sufficiently regained compliance with the CPM Schedule, Contractor shall return to the use of the CPM Schedule.

D. In preparing and executing the Recovery Schedule, Contractor shall take all steps necessary to regain compliance with the CPM Schedule, including establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities.

E. The cost of preparing and performance in accordance with the Recovery Schedule shall be for Contractor’s account.

F. In no event shall Contractor be entitled to any adjustment in the Estimated Total Contractor’s Compensation as a result of Owner’s requirement, review and approval of the Recovery Schedule. In addition, Owner’s requirement, review and approval of the Recovery Schedule shall not: (i) relieve Contractor of any obligations for the performance of the Work; (ii) change any Milestone Schedule Date or any Guaranteed Date; (iii) or be construed to establish the reasonableness of the Recovery Schedule.

5.6 Acceleration and Acceleration Schedule. Even if the Work is otherwise in compliance with the CPM Schedule and Milestone Schedule Dates, Owner may, at any time, direct Contractor by unilateral or mutually agreed

Change Order to accelerate the Work by, among other things, establishing additional shifts, paying or authorizing overtime, providing additional Construction Equipment or expediting Equipment, provided, however, in no event shall Owner order with an unilateral Change Order acceleration of the Work requiring Contractor to achieve Mechanical Completion or Final Completion prior to the respective, original Guaranteed Mechanical Completion Date or the Guaranteed Final Completion Date. In the event of this directive, Owner’s sole liability shall be to pay to Contractor any documented costs (plus the Contractor Fee and Corporate Overhead associated with such costs) clearly and solely attributable to such acceleration. Any adjustment to the Estimated Total Contractor’s Compensation or any other Changed Criteria that the Parties agree will be changed by such acceleration for Owner’s acceleration of the Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Work, Contractor shall immediately commence and diligently perform the acceleration of the Work as directed by Owner, and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect a critical path of the CPM Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:

A. No later than the tenth (10th) Day after such directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy Owner’s acceleration directive. The Acceleration Schedule shall be prepared using GCP and to a similar level of detail as the CPM Schedule.

B. On the tenth (10th) Day after such directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner no later than the fifth (5th) Day of such meeting or such other date as Owner may permit. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Schedule governing the performance of all other Work.

Owner’s review and approval of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

ARTICLE 6

CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1 Change Orders Requested by Owner. Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A. If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner within five (5) Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on the Estimated Total Contractor’s Compensation, the Guaranteed Mechanical Completion Date, the Guaranteed Final Completion Date or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). The written statement shall be in the form of Schedule D-3, and shall include all information required by Section 6.6B.

B. If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such Change Order so that the Parties agree on such Changed Criteria), the Parties shall execute such Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.

C. If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Business Days of Contractor’s receipt of Owner’s proposed Change Order, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may, by issuance of a unilateral Change Order in the form attached hereto as Schedule D-2, require Contractor to commence and perform the changed Work specified in the unilateral Change Order, at Owner’s option, either (i) on a time and materials basis using the rates set forth in Schedule D-4 or, if not therein, at rates not to exceed then-current market rates with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible, or (ii)

in accordance with the outcome of the dispute resolution procedures set forth in Article 16; provided, however, that Contractor shall perform the Work as specified in such unilateral Change Order and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders pending resolution of the Dispute. When Owner and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule D-1, which shall supersede the unilateral Change Order previously issued and relating to such changed Work. Contractor shall be considered to be in Default under Section 14.1 should it (i) fail to commence the performance of the changed Work or other obligations required in such unilateral Change Order within five (5) Business Days of receipt of such unilateral Change Order (or within such other time specified in such unilateral Change Order) or (ii) fail to diligently perform the changed Work or other obligations required in such unilateral Change Order.

D. If Owner omits Work by a Change Order, Owner may subsequently perform such Work itself or have it carried out by other contractors and any one or more omissions will not constitute a basis to allege that Owner has repudiated or breached this Agreement, no matter the extent or timing thereof. In determining the amount to be deducted from the Estimated Total Contractor’s Compensation for any change that results in a savings to Contractor, such deduction will include a reasonable sum for Contractor’s overhead and profit.

6.2 Change Orders Requested by Contractor.

A. Contractor shall only have the right to request a Change Order in the event of any of the following occurrences:

1. Force Majeure to the extent allowed under Section 6.8A;

2. Acceleration of the Work ordered by Owner pursuant to Section 5.6;

3. Suspension in Work ordered by Owner pursuant to Section 14.3;

4. Owner’s failure to provide (i) Site access in accordance with the schedule included in Attachment M, or (ii) Owner-Supplied Equipment in accordance with the schedule in Attachment N;

5. Incomplete, inaccurate or inadequate information in the Scope of Work or Design Basis listed in Attachment A (including all Drawings and Specifications) or in any additional design information provided by Owner (including any additional Drawings and Specifications and updates thereto) that has a material adverse effect on Contractor’s cost of performing the Work or ability to perform any obligation under this Agreement (and with respect to delays, to the extent permitted under Section 6.9), subject to Section 2.5A and provided that Contractor has complied with all requirements of Section 2.5A (including with respect to notice); or,

6. To the extent expressly permitted under Section 2.5B.1, Section 2.5E, Section 6.4, Section 6.9, or Section 12.2A.

B. Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.6, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order in the form of Schedule D-3, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, all documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.6.

C. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties. Owner shall be entitled to decline a Change Order with respect to any request by Contractor for a Change Order if the Change Order request, when submitted, is not adequately documented and supported by Contractor as required under this Agreement.

D. If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1C are applicable.

E. If the Parties cannot agree upon whether Contractor is entitled to a Change Order within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the dispute shall be resolved as provided in ARTICLE 16. Pending resolution of the dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, any Change Orders and any previously agreed or unilateral Change Orders.

6.3 Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1C or 6.2D, then interim payments shall be made to Contractor in accordance with the terms of Section 7.2 for such unilateral Change Order Work; provided that the Estimated Total Contractor’s Compensation shall not be adjusted unless and until a mutual Change Order is executed by the Parties that supersedes the unilateral Change Order (and such mutual Change Order adjusts the Estimated Total Contractor’s Compensation) or the dispute underlying the unilateral Change Order is resolved in accordance with Article 16 requiring an adjustment to the Estimated Total Contractor’s Compensation. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement) and shall provide Owner with options for reducing such costs whenever possible. The foregoing costs shall be supported by reasonable documentation, including daily work logs, time sheets and receipts.

6.4 Adjustments to Estimated Total Contractor’s Compensation. Contractor acknowledges that a change to the Scope of Work or the occurrence of any other event does not, of itself, entitle Contractor to an adjustment to the Estimated Total Contractor’s Compensation. Notwithstanding any other provision in this Agreement to the contrary, the Estimated Total Contractor’s Compensation shall only be adjusted pursuant to Section 6.2A.2 and Schedule J-5, and in such case, the Estimated Total Contractor’s Compensation shall be increased or decreased, as applicable, as set forth in the Change Order. Contractor shall have no entitlement to any other increase in the Estimated Total Contractor’s Compensation, unless the Parties otherwise agree in writing and implement it in a Change Order.

6.5 Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 6.1B or 6.2C by the Parties, and unilateral Change Orders entered into pursuant to Section 6.1C or 6.2D on a time and materials basis and which the Parties have subsequently agreed upon the effect of such unilateral Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1B or 6.2C shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Accordingly, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result from such change reflected in such Change Order, including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work.

6.6 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Estimated Total Contractor’s Compensation, the Project Schedule, the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date, or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A. notify Owner in writing of the existence of such circumstance within seven (7) Days of the date that Contractor knew or reasonably should have known in accordance with GCP of the first occurrence or beginning of such circumstance, provided that if such circumstance is an emergency, notice shall be given immediately. In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the cost and time consequences of such circumstance and any other details or information that are expressly required under this Agreement. Contractor shall only be required to comply with the notice requirements of this Section 6.6A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of such circumstance; and

B. submit to Owner a request for a proposed Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than seven (7) Days after the completion of each such circumstance, together with a written statement (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement; and (ii) setting forth the effect, if any, which such proposed Change Order would have for the Work on any of the Changed Criteria.

The Parties acknowledge that Owner will be prejudiced if Contractor fails to provide the notices and proposed Change Orders as required under this Section 6.6, and agree that such requirements are an express condition precedent necessary to any right for an adjustment in the Estimated Total Contractor’s Compensation, the Project Schedule, the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date, any Work, or any other modification to any other obligation of Contractor under this Agreement. Verbal notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.6.

6.7 Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Estimated Total Contractor’s Compensation, the Project Schedule (including the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date), any Work or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Article 6, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account. No course of conduct, dealings or verbal agreement between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Estimated Total Contractor’s Compensation, the Project Schedule (including the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date), any Work or any other obligations of Contractor under this Agreement.

6.8 Force Majeure.

A. Contractor Relief. If the commencement, prosecution or completion of any Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the Guaranteed Mechanical Completion Date if such delay affects the performance of any Work that is on the critical path of the CPM Schedule and causes Contractor to complete the Work beyond the Guaranteed Mechanical Completion Date, but only if Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Guaranteed Mechanical Completion Date, and Contractor complies with the notice and Change Order request requirements in Section 6.6 and the mitigation requirements in Section 6.11. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Guaranteed Mechanical Completion Date pursuant to a Change Order. Any adjustment to the Guaranteed Mechanical Completion shall be recorded in a Change Order.

B. Owner Relief. Subject to Section 6.8C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure.

C. Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

6.9 Delay Caused by Owner or Changes in the Work. Should Owner delay the commencement, prosecution or completion of any Work, and if such delay is not in any way attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s material breach of an express obligation of Owner under this Agreement or is caused by Owner’s ordering a change in the Work (provided that a Change Order has been issued in accordance with Section 6.1), then Contractor shall be entitled to an extension to the Guaranteed Mechanical Completion Date if (i) such delay affects the performance of any Work that is on the critical path of the CPM Schedule, (ii) such delay causes Contractor to complete the Work beyond the Guaranteed Mechanical Completion Date, (iii) Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Guaranteed Mechanical Completion Date and (iv) Contractor complies with the notice and Change Order request requirements in Section 6.6 and the mitigation requirements of Section 6.11. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Guaranteed

Mechanical Completion Date pursuant to a Change Order. The Parties further agree that if they execute a Change Order with respect to any change in the Work described in this Section 6.9, any delay arising out of such change in the Work and meeting the requirements of this Section 6.9 shall be included in the Change Order incorporating such change in the Work. Any adjustment to the Guaranteed Mechanical Completion shall be recorded in a Change Order.

6.10 Delay. For the purposes of Sections 6.8 and 6.9, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.

6.11 Contractor Obligation to Mitigate Delay. With respect to Sections 6.8 and 6.9, in no event shall Contractor be entitled to any adjustment to the Guaranteed Mechanical Completion Date or the Project Schedule for that portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.

ARTICLE 7

CONTRACTOR’S COMPENSATION, ESTIMATED TOTAL CONTRACTOR’S COMPENSATION, THE GUARANTEED MAXIMUM PRICE AND PAYMENTS TO CONTRACTOR

7.1 Contractor’s Compensation. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement with respect to the Work, Owner shall pay and Contractor shall accept sum of: (a) a Contractor Fee as described in Section 7.1C; (b) Corporate Overhead as described in Section 7.1D, (c) Allowable Costs as described in Section 7.1E; and (d) an Incentive Payment, if any, as described in Section 7.1F (together, the “Contractor’s Compensation”). Contractor’s Compensation is subject to adjustment only as provided in Article 6, and includes all Taxes, costs, charges, and expenses of whatever nature applicable to the Work. For the avoidance of doubt, Contractor’s Compensation does not include Texas Sales and Use Taxes on Equipment, but does include Texas Sales and Use Taxes on any purchase, lease, or rental of Construction Equipment or any purchase of consumable items (as defined in 34 Tex. Admin. Code Section 3.291(a)(3)). Notwithstanding anything to the contrary in this Agreement, Contractor shall not charge and Owner shall not be required to pay any amounts which would otherwise be considered Contractor’s Compensation if such Work arises out of or relates to Contractor’s negligence or Contractor’s Defective Work (except as otherwise set forth in Section 12.2C). The Contract Price is separated, in accordance with the definition of a separated contract as defined in 34 Tex. Admin. Code Rule §3.291(a)(13), as follows:

A.	Aggregate Equipment Price. Two million two hundred eighty seven thousand seven hundred and seventy seven U.S. Dollars (U.S.$2,287,777) for all Equipment for the Project (“Aggregate Equipment Price”). Each item of Equipment and its respective Equipment Price is listed in the Equipment list referenced in Section 4.5A.2 (which may be changed by Change Order in accordance with Section 4.5A.2). The Aggregate Equipment Price includes the cost of all Equipment, including markup, overhead, profit and freight, but excluding labor.

B.	Aggregate Labor and Skills Price. Twelve million eighty thousand nine hundred and one U.S. Dollars (U.S.$12,080,901) for all Work in this Agreement other than for Equipment (the “Aggregate Labor and Skills Price”), which includes all labor, engineering, design, services, installation, consumables, Construction Equipment, freight, overhead, profit and all other items of whatever nature applicable to the Work, inclusive of the Contractor Fee, Corporate Overhead and Allowable Costs as defined in this Section.

C.	Contractor Fee. Owner shall pay Contractor a fixed percentage markup on Hourly Rates for Work satisfactorily performed by Contractor, as further defined in Schedule J-1 (“Contractor Fee”). The Contractor Fee shall be payable Monthly for the applicable amount calculated as set forth in Schedule J-1. The Contractor Fee shall not be subject to adjustment except as specified in Schedule J-1.

D.	Corporate Overhead. Owner shall pay Contractor a fixed percentage markup on Hourly Rates for Work satisfactorily performed by Contractor, as further defined in Schedule J-1 (“Corporate Overhead”). Corporate Overhead shall be payable Monthly for the applicable amount calculated as set forth in Schedule J-1. The Corporate Overhead shall not be subject to adjustment except as specified Schedule J-1.

E.	Allowable Costs. Owner shall pay Contractor those costs, charges and expenses incurred by Contractor in the performance of the Work and payable in accordance with Attachment J, as “Allowable Costs”. Allowable Costs include:

1.	payment on the basis of the Hourly Rates for all Contractor personnel working on the Work. A listing of Project reimbursable personnel and categories, together with the Hourly Rates payable for each person or category is set forth in Schedule J-2; and

2.	other Reimbursable Costs paid or incurred by Contractor in the performance of the Work, in accordance with as the provisions for such costs set forth in Schedule J-1.

The Allowable Costs shall be net of any interest, commission, offset credits, rebates or other direct or indirect payment received by Contractor from third parties incident to the performance of the Work. Contractor shall remit to Owner any such amounts received.

F.	Incentive Payment. Contractor may be entitled to an incentive payment upon completion of the Work and Project (“Incentive Payment”), determined and payable in accordance with Schedule J-5.

7.2 Interim Payments.

A. Invoices. Every two (2) weeks, Contractor shall submit to Owner an Invoice that: (i) includes a detailed description of all Allowable Costs actually incurred since the last Invoice (“Payment Period”), and (ii) identifies the Contractor Fee earned under Section 7.1A during the Payment Period and Corporate Overhead earned under Section 7.1B during the Payment Period, all less Retainage. The description of the Allowable Costs under Section 7.1C (“Hourly Rates Allowable Costs”) shall be broken down on a per-person basis and shall include a detailed calculation of the Hourly Rates Allowable Costs, including: (i) each of Contractor’s, Subcontractor’s and agency personnel to be included in the Invoice (as determined by Section 7.1C, Attachment A and Attachment J) and (ii) man-hours for each such personnel and a description of the Work performed by each such personnel.

B. Payments.

1. All Invoices shall be in the form of Attachment G, and shall include all documentation supporting its request for payment as required under this Agreement. Contractor shall provide documentation such as invoices and receipts supporting all amounts billed for unilateral Change Orders issued pursuant to Section 6.1C or 6.2D. Each payment shall be subject to Owner’s right to withhold payments under this Agreement, including Section 7.5. Payments shall be made in U.S. Dollars to an account designated by Contractor. Invoices shall not include amounts for Equipment which has not been delivered to and maintained at the Site.

2. Owner shall make an initial payment in the amount of One Million Two Hundred Fifty Thousand U.S. Dollars U.S.$1,250,000 within twenty (20) Days after the Effective Date and receipt of an Invoice therefor. The first Two Hundred Fifty Thousand U.S. Dollars (U.S.$250,000) of the initial payment shall be treated as full payment of Allowable Costs for Work performed prior to the Effective Date (which shall be treated as Work under this Agreement) and the remaining One Million U.S. Dollars (U.S.$1,000,000) of the initial payment shall be treated as an advance payment against future Allowable Costs incurred after the Effective Date. For each Invoice after the invoice for the initial payment, the first U.S.$200,000 of such Invoice (or the entire Invoice amount if less than U.S.$200,000) shall be deemed to have been paid, and credited against such Invoice, by a corresponding portion of the initial payment, until One Million U.S. Dollars (U.S.$1,000,000) of the initial payment has been fully reconciled against Allowable Costs actually incurred after the Effective Date.

C. Interim Lien and Claim Waivers. Each Invoice received by Owner prior to Final Completion of the Project shall be accompanied by (i) fully executed Interim Lien and Claim Waivers from Contractor in the form set forth in Schedule I-1 and Schedule I-2 for all Work performed through the date for which payment is requested, (ii) fully executed Interim Lien and Claim Waivers from each Subcontractor in the form set forth in Schedule I-3 and Schedule I-4 for all Work performed through the date for which payment is requested and (iii) if requested by Owner, fully executed Interim Lien and Claim Waivers from all Sub-subcontractors requested in substantially the form set forth in Schedule I-3 and Schedule I-4 for all Work performed through the date for which payment is requested. Interim Lien and Claim Waivers, however, shall not be required from Subcontractors or Sub-subcontractors until they have performed Work, and Subcontractors and Sub-subcontractors shall be required to submit additional Interim Lien and Claim Waivers only if they have performed Work not covered by a previous Interim Lien and Claim Waiver. Submission of all Interim Lien and Claim Waivers is a condition precedent to payment of any Invoice.

D. Review and Approval. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested. Unless disputed by Owner, each Invoice (less the Retainage and any withholdings allowed under this Agreement) shall be due and payable thirty (30) Days after it, and all documentation required under this Agreement, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made for all undisputed amounts and the Dispute shall be resolved pursuant to ARTICLE 16. Payment on disputed amounts shall be made as soon as such dispute is resolved.

E. Invoices Containing Stale Expenses. Contractor shall timely list in each Invoice and bill in each of its Invoices all amounts as required under this Article 7. Without relieving Contractor of its obligations under this Agreement, should Owner fail to require such Interim or Final Lien and Claim Waivers, as required under this Agreement, which would otherwise act as a waiver of Contractor’s right to seek the recovery of amounts not timely billed in accordance with this Agreement, Contractor agrees that it shall not submit in any Invoice any amounts for the Work performed more than 120 days after such Work were performed. In no event shall this Section 7.2E be interpreted to allow Contractor to bill Owner any additional amounts after the Invoice for Final Completion has been submitted to Owner.

7.3 Final Completion and Final Payment. Upon Final Completion of the Project, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit to Owner a fully executed final Invoice in the form attached hereto as Attachment G, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders, (ii) an affidavit that all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid, including Texas Sales and Use Tax which Contractor is required under the Agreement to pay, (iii) fully executed Final Lien and Claim Waivers from Contractor in the form of Schedule I-5 and Schedule I-6, (iv) fully executed Final Lien and Claim Waivers from each Subcontractor in the form set forth in Schedule I-7 and Schedule I-8, and (v) if requested by Owner, fully executed Final Lien and Claim Waivers from each Sub-subcontractor in substantially the form set forth in Schedule I-7 and Schedule I-8. No later than thirty (30) Days after receipt by Owner of such final Invoice and all requested documentation, and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of Contractor’s Compensation, including any Incentive Payment and remaining Retainage.

7.4 Payments Not Acceptance of Work. Owner shall not be obligated to make any payments hereunder or release any Retainage or payments withheld, at any time in which (i) a Contractor Default shall have occurred and is continuing, or (ii) an event has occurred which, with the passage of time, will constitute a Contractor Default. Owner may, upon prior written notice to Contractor, offset any amount due and payable from Contractor to Owner against any amount due and payable to Contractor hereunder. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction or adjustment in subsequent payments.

7.5 Payments Withheld. In addition to Retainage and disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, at law or in equity, with written notice to Contractor of the reasoning and amount, withhold payment on an Invoice or a portion thereof in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A. Defective Work not remedied in accordance with this Agreement;

B. any breach by Contractor of any term or provision of this Agreement;

C. the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law;

D. amounts paid by Owner to Contractor in a preceding month incorrectly or for which there was insufficient or inaccurate supporting information;

E. failure of Contractor to make payments to Subcontractors of undisputed amounts as required under their respective Subcontracts;

F. any other documented costs or liabilities which Owner has incurred for which Contractor is responsible;

G. liens or other encumbrances on all or a portion of the Site or the Work, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them;

H. Liquidated Damages which Contractor owes;

I. damage or loss to the Existing Improvements or Existing Facilities caused by Contractor or any of its Subcontractors or Sub-subcontractors for which Contractor is liable under this Agreement;

J. failure of Contractor to comply with its Monthly Progress Reporting obligations and scheduling obligations under this Agreement, including as set forth in Sections 3.12, 5.5, and 5.6; or

K. any other reason for which Owner is entitled to withhold payment under this Agreement.

Owner shall pay Contractor the amount withheld if Contractor (i) pays, satisfies or discharges the applicable claim of Owner against Contractor under or by virtue of this Agreement and provides Owner with reasonable evidence of such payment, satisfaction or discharge or (ii) cures all such breaches and Defaults in the performance of this Agreement. Owner’s failure to withhold in the event of any of the circumstances described in this Section shall not be deemed to be a waiver of any of Owner’s rights under this Agreement, including Owner’s right to withhold at any time one of the circumstances in Section 7.5A through 7.5K exists.

7.6 Release of Retainage. Within thirty (30) Days after Mechanical Completion and Owner’s receipt of an Invoice therefor, Owner shall, subject to its right to withhold under this Agreement, release to Contractor all Retainage other than two hundred percent (200%) of the sum of the value of all Punchlist Work. Subject to Owner’s right to withhold under this Agreement, all remaining Retainage shall be released with the final payment made pursuant to Section 7.3.

7.7 Conditions Precedent to Payment. It shall be a condition precedent to Contractor’s entitlement to receive any payment from Owner under this Agreement that Contractor has provided to Owner, and is maintaining, the insurance policies in accordance with Article 9.

ARTICLE 8

TITLE AND RISK OF LOSS

8.1 Title. Title to all or any portion of the Work shall pass to Owner upon the earlier of (i) payment by Owner therefor, or (ii) incorporation of such Work into the Facility. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in this Agreement. Contractor warrants and guarantees that legal title to and ownership of the Work and the Facility shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner.

8.2 Risk of Loss. Notwithstanding passage of title as provided in Section 8.1 of this Agreement and subject to Article 12, Contractor shall bear the risk of loss and damage to the Work until Mechanical Completion of the Work. In addition, upon Contractor’s receipt of Owner-Supplied Equipment, Contractor shall bear the risk of loss and damage for such Owner-Supplied Equipment until Mechanical Completion of the Work, including maintenance and care for Owner-Supplied Equipment in accordance with the manufacturer’s and Owner’s recommendations and procedures.

ARTICLE 9

INSURANCE

9.1 Insurance.

A. Provision of Insurance. Contractor shall provide the insurance as specified in Attachment F on terms and conditions stated therein.

B. No Cancellation. Prior to cancellation, non-renewal or material change (that varies the policy in a manner adverse to the obligations under this Agreement) in any policy required under this Agreement, Contractor shall provide at least thirty (30) Days’ prior written notice to Owner, Lenders and additional insureds prior to such cancellation, non-renewal or material change (that varies the policy in a manner adverse to the obligations under this Agreement).

C. Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; (v) failure of any insurance company to pay any claim accruing under its policy; or (vi) losses by Contractor or any of its Subcontractors or Sub-subcontractors not covered by insurance policies.

D. IN THE EVENT THAT LIABILITY FOR ANY LOSS OR DAMAGE IS DENIED BY THE UNDERWRITER OR UNDERWRITERS IN WHOLE OR IN PART DUE TO THE BREACH OF SAID INSURANCE BY CONTRACTOR, OR FOR ANY OTHER REASON ATTRIBUTABLE TO CONTRACTOR, OR IF CONTRACTOR FAILS TO MAINTAIN ANY OF THE INSURANCE HEREIN REQUIRED, THEN CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD THE OWNER GROUP HARMLESS AGAINST ALL LOSSES WHICH WOULD OTHERWISE HAVE BEEN COVERED BY SAID INSURANCE.

E. IT IS AGREED THAT ANY ADDITIONAL INSURED ENDORSEMENTS REQUIRED WITH RESPECT TO CONTRACTOR’S INSURANCE HEREIN SHALL PROVIDE COVERAGE TO THE EXTENT AND ONLY TO THE EXTENT OF INDEMNITIES, LIABILITIES, DEFENSES AND OTHER OBLIGATIONS OF CONTRACTOR UNDER THIS AGREEMENT.

9.2 Financial Statements and Material Adverse Change

A. Financial Statements. As soon as available, Contractor shall deliver to Owner the audited consolidating and consolidated balance sheet of Contractor, and the related consolidated statements of operations, income, retained earnings and stockholders’ equity. All financial statements delivered pursuant to this Section 9.2A shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein.

B. Material Adverse Change. If at any time during the term of this Agreement, a Material Adverse Change shall occur, Owner may, in its sole discretion and without prejudice to any other rights or remedies it may have hereunder or in law or equity, require further assurances, as a condition of Owner’s further performance under this Agreement, of (i) Contractor’s creditworthiness, financial responsibility and ability to perform its obligations under this Agreement and Contractor shall comply with such further assurances. Owner shall notify Contractor regarding its request for such assurances, including, in form and amount satisfactory to Owner, a payment and performance bond. “Material Adverse Change” for the purposes of this Section 9.2B means adverse changes, events or effects that have occurred or been threatened which could reasonably be likely to (i) materially adversely affect the business, operations, properties, condition (financial or otherwise), assets or liabilities of Contractor; (ii) prevent or materially delay the performance by Contractor of any of its obligations under this Agreement; (iii) create a reasonable basis for Owner to have serious doubts about Contractor’s creditworthiness, financial responsibility or ability to perform its obligations under this Agreement, including the event of Contractor’s credit rating falling below Investment Grade. Upon Contractor’s failure to provide to Owner, in form and amount satisfactory in Owner’s reasonable opinion, assurances of Contractor’s, as the case may be, financial responsibility and ability to perform its obligations hereunder within forty-five (45) Days following Owner’s request for such assurance, Owner may terminate this Agreement for Default upon notice to Contractor given no less than seven (7) Days in advance of the effective date of such termination.

ARTICLE 10

DOCUMENTATION

10.1 Patents and Royalties. Contractor shall pay all royalties and license fees which may be due with respect to the Work. Contractor shall defend all suits or claims for infringement of any patent rights that may be brought against any member of the Owner Group arising out of the Work, and shall be liable to Owner for all resulting loss, including all reasonable attorneys’ fees, costs and expenses.

10.2 Owner Provided Documents. All written materials, plans, drafts, Drawings, Specifications, computer files or other documents (if any) prepared or furnished by Owner or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any purpose other than as necessary for use in completion of the Work. All such documents and other media, including all copies thereof, shall be returned to Owner upon the earlier of Mechanical Completion of the Project and termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in Article 17, retain one record set of such documents or other media.

ARTICLE 11

MECHANICAL COMPLETION AND FINAL COMPLETION

11.1 Notice and Requirements for Mechanical Completion. Contractor shall comply with all requirements for Mechanical Completion herein, including as set forth in the definition of the term Mechanical Completion under Section 1.1. Upon achieving all requirements under this Agreement for Mechanical Completion, Contractor shall certify to Owner in the form of Schedule R-1 (“Mechanical Completion Certificate”) that all of the requirements under this Agreement for Mechanical Completion have occurred and provide to Owner all supporting documentation as may be required to establish that the requirements for Mechanical Completion have been met. Owner shall notify Contractor whether it accepts or rejects the Mechanical Completion Certificate within fifteen (15) Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review of the Mechanical Completion Certificate. Acceptance of such Mechanical Completion Certificate shall be evidenced by Owner’s signature on such Mechanical Completion Certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Mechanical Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under ARTICLE 16 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.

11.2 Punchlist. Prior to Mechanical Completion, Owner and Contractor shall inspect the Work, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review and written approval, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected to achieve Mechanical Completion. Upon Contractor’s completion or correction of any items necessary to achieve Mechanical Completion and Owner’s written approval of Contractor’s proposed Punchlist, as modified by any Owner additions, such Punchlist shall govern Contractor’s performance of the Punchlist items; provided, however, Contractor shall add to the Punchlist any items of a Punchlist nature that are discovered by Owner or Contractor prior to Final Completion of the Project, and further provided that the failure to include any items on the Punchlist shall not alter the responsibility of Contractor to complete all Work in accordance with the terms and provisions of this Agreement. All Work on the Punchlist shall be completed by the Guaranteed Final Completion Date, or Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the reasonable expense of Contractor. In the event Owner elects to complete such Punchlist Work, Contractor shall immediately pay Owner (directly or by offset, at Owner’s sole discretion), all reasonable and necessary additional costs and expenses incurred in performing such Punchlist Work. Upon Contractor’s request, Owner shall provide documentation identifying the costs and expenses to complete such Punchlist Work.

11.3 Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Section 1.1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Schedule R-2

(“Final Completion Certificate”) that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects the Final Completion Certificate within fifteen (15) Days following Owner’s receipt thereof. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under ARTICLE 16; provided, however, if such deficiencies relate to the failure to complete Punchlist items, Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor in accordance with Section 11.2.

11.4 Partial Occupancy and Use. Owner shall have the right to occupy and use the Work at any time prior to Mechanical Completion.

11.5 Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of Mechanical Completion or Final Completion of the Project, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement. Nothing in this Article 11 shall in any way modify or alter Contractor’s obligations under Article 12.

ARTICLE 12

WARRANTY AND CORRECTION OF WORK

12.1 Warranty.

A. General. Any Work, or component thereof, that is not in conformity with any warranties set forth in this Article 12 (referred to individually as “Warranty” or collectively as “Warranties”) is defective (“Defective”) and contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that the Work, including Equipment and each component thereof, shall be: (i) performed in the most diligent, efficient, trustworthy and workmanlike manner, according to the highest professional standards and practices in the field; (ii) new, complete, fit for the purposes intended, of suitable grade for the intended function and use and free from faults and defects in material and workmanship; (iii) in accordance with all of the requirements of this Agreement, including in accordance with Applicable Law and Applicable Codes and Standards, and without limitation of any of the Warranties, in compliance with GCP; and (iv) free from encumbrances to title, as set forth in greater detail in Section 8.1.

C. Assignment and Enforcement of Subcontractor Warranties. Contractor shall obtain warranties from Subcontractors and Sub-subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor or Sub-subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. All such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Mechanical Completion. All warranties provided by any Subcontractor or Sub-subcontractor shall be in such form as to permit direct enforcement by Contractor or Owner against any Subcontractor or Sub-subcontractor whose warranty is called for, and Contractor agrees that: (i) Contractor’s Warranty, as provided under this Article 12 shall apply to all Work regardless of the provisions of any Subcontractor or Sub-subcontractor warranty, and such Subcontractor or Sub-subcontractor warranties shall be in addition to, and not a limitation of, such Contractor Warranty; (ii) Contractor is jointly and severally liable with such Subcontractor or Sub-subcontractor with respect to such Subcontractor or Sub-subcontractor warranty; and (iii) service of notice on Contractor that there has been a breach of a Subcontractor or Sub-subcontractor warranty shall be sufficient to invoke the terms of the instrument. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

D. Exceptions to Warranty. Each Warranty excludes remedy, and Contractor shall have no liability to Owner, for damage or defect to the extent caused by: (i) improper repairs or alterations, misuse,

neglect or accident by Owner; or (ii) operation, maintenance or use of Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner; or (iii) operational conditions more severe than those contemplated in Attachment A, including the Design Basis.

12.2 Correction of Work Prior to Mechanical Completion.

A. General Rights. All Work shall be subject to inspection by Owner, Lender or any of their representatives at all times to determine whether the Work conforms to the requirements of this Agreement. Contractor shall furnish Owner, Lender or any of their representatives with access to all locations where Work is in progress, including locations not on the Site. If, in the judgment of Owner, any Work is Defective prior to Mechanical Completion, then Contractor shall, at its own expense subject to Section 12.2C, promptly correct such Defective Work, whether by repair, replacement or otherwise. Subject to Contractor’s right to pursue a Dispute under ARTICLE 16, the decision of Owner shall be conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner in all such matters while pursuing any such Dispute. If it is later determined that the Work was not Defective, then Owner shall reimburse Contractor for all costs (plus the Contractor Fee and Overhead for such costs) incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Project Schedule. If Contractor fails, after a reasonable period of time not to exceed one (1) week, to repair or replace any Defective Work, or to commence to repair or replace any Defective Work and thereafter continue to proceed diligently to complete the same, then Owner may repair or replace such Defective Work and the reasonable expense thereof shall be paid by Contractor.

B. No Obligation to Inspect. Owner’s and Lender’s right to conduct inspections under Section 12.2A shall not obligate Owner or Lender to do so. Neither the exercise of Owner or Lender of any such right, nor any failure on the part of Owner or Lender to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.

C. Costs of Correcting Defective Work prior to Mechanical Completion. Except as otherwise set forth in the Agreement, Owner shall reimburse Contractor for Allowable Costs to perform rework prior to Mechanical Completion, even if such rework would otherwise be considered an occurrence of Defective Work; provided that (i) Contractor has provided notice to Owner of such Defective Work; (ii) the aggregate cost of all such rework does not exceed two percent (2%) of the total of all Allowable Costs paid to Contractor (as of Mechanical Completion), exclusive of Subcontractor costs for lump-sum Subcontracts (and provided that Owner is not obligated to pay for rework performed by such lump-sum Subcontractors); and (iii) the repair rate does exceed the rate expected in accordance with Good Construction Practices, computed as of Mechanical Completion. In no event shall Owner’s reimbursement for such Defective Work include any amounts for: (a) Work priced on a lump sum or unit rate basis in this Agreement; (b) Defective Work performed by Subcontractors or Sub-subcontractors where the basis of compensation to a Subcontractor or Sub-subcontractor is on a lump sum or unit rate basis; (c) amounts for which Subcontractors and Sub-subcontractors are responsible under their respective Subcontracts or Sub-subcontracts for correcting Defective Work at their own expense; or (d) correction of amounts in excess of two percent (2%) of the Estimated Total Contractor’s Compensation. For the avoidance of doubt, under no circumstance is Contractor entitled to a Change Order arising out of the correction of Defective Work, regardless of cause.

D. Cost Uncovering and Disassembling Work. Prior to Mechanical Completion, Owner may request that Contractor uncover previously covered Work to permit Owner and its representatives to inspect such Work. In the event such uncovered Work is found to be Defective, then Contractor shall correct such Defective Work and shall bear the cost of such uncovering and recovering the Defective Work, as well as the cost of repair or replacement of such Defective Work. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by Owner if such Work is found to conform with the requirements of this Agreement and by Contractor if such Work is found to be Defective.

12.3 Correction of Work After Mechanical Completion. If, during the Defect Correction Period, any Work is found to be Defective, Contractor shall, at its sole cost and expense, immediately and on an expedited basis correct such Defective Work and any other portions of the Corpus Christi Pipeline Project damaged or affected by such Defective Work, whether by repair, replacement or otherwise (“Corrective Work”) and shall be liable for and pay to Owner any and all costs, losses, damages and expenses incurred by Owner or any Owner Affiliate arising out of or relating to such Defective Work. Owner shall provide Contractor with access to the Facility reasonably sufficient to perform its Corrective Work, so long as such access does not materially interfere with construction or operation of any portion of the Corpus Christi Pipeline Project (including the Facility) and subject to any reasonable security or safety requirements of Owner.

A. Owner Right to Correct or Complete Defective Work. If Contractor fails to commence the Corrective Work within a reasonable period of time not to exceed forty-eight (48) hours, or does not complete such Corrective Work on an expedited basis, then Owner, by written notice to Contractor, may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work, and Contractor shall be liable to Owner for all documented costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly or by offset, at Owner’s sole discretion), an amount equal to such costs, losses, damages and expenses; provided, however, if such Defective Work materially affects the construction, operation or use of any of the Corpus Christi Pipeline Project or presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work without giving prior written notice to Contractor, and, in that event, Contractor shall be liable to Owner for all documented costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly or by offset, at Owner’s sole discretion), an amount equal to such costs, losses, damages and expenses.

B. Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work performed, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period or more than six months beyond the original Defect Correction Period.

C. No Limitation. Nothing contained in this Section 12.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under this Agreement. Establishment of the Defect Correction Period relates only to the specific obligation of Contractor to perform Corrective Work, and has no relationship to the time within which the obligation to comply with this Agreement may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to perform Corrective Work.

12.4 Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them, and are fully transferable and assignable.

12.5 WAIVER OF IMPLIED WARRANTIES. EXCEPT FOR ANY EXPRESS WARRANTIES UNDER THIS AGREEMENT (INCLUDING THE WARRANTIES), THE PARTIES HEREBY DISCLAIM ANY AND ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 13

CONTRACTOR REPRESENTATIONS

Contractor represents and warrants that:

13.1 Corporate Standing. It is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

13.2 No Violation of Law. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor.

13.3 Licenses. It is the holder of all Permits required to permit it to operate or conduct its business now and as contemplated by this Agreement.

13.4 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

13.5 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, or any Applicable Law, or any order, writ, injunction or decree of any court, or any agreement to which Contractor is a party or by which it is bound.

13.6 Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

13.7 No Conflicts of Interest. Contractor shall not, and shall ensure that each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them shall not (a) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (b) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (c) enter into any business arrangements with employees or officers of same. With respect to the supply and performance of goods and services under this Agreement, Contractor shall, and shall cause each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them to comply with (i) all applicable provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2), and (ii) the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions as implemented in the domestic law of any state to which Contractor and its Subcontractors, Sub-subcontractors and the agents and employees of each of them is subject and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits thereunder.

ARTICLE 14

DEFAULT, TERMINATION AND SUSPENSION

14.1 Default by Contractor.

A. Owner Rights Upon Contractor Default. If Contractor shall at any time (i) fail to prosecute the Work in a diligent, efficient, workmanlike, skillful and safe manner; (ii) fail to commence the Work in accordance with the provisions of this Agreement; (iii) abandon the Project; (iv) repudiate any of its obligations under this Agreement; (v) fail to use an adequate amount or quality of personnel or Construction Equipment to perform and complete the Project without delay; (vi) be in Default pursuant to Sections 3.6, 6.1C or 19.6; (vii) fail to maintain insurance required under this Agreement; (viii) make changes to Key Personnel in violation of the provisions in Section 2.2; (ix) fail to discharge liens filed by any Subcontractor or Sub-subcontractor as required under this Agreement; (x) cause, by any action or omission, any material stoppage or delay of or interference with the work of Owner or its other contractors or subcontractors; (xi) be guilty of willful misconduct; (xii) fail to make payment to Subcontractors for labor or Equipment owed in accordance with the respective Subcontracts; (xiii) disregard Applicable Law; (xiv) materially fail to comply with any provision of this Agreement; or (xv) become insolvent, have a receiver appointed, make a general assignment or filing for the benefit of its creditors or file for bankruptcy protection, in which such case of insolvency, receivership or assignment the cure provisions found below shall not apply, (each of the foregoing being a “Default”) then (following Owner’s written notice to Contractor specifying the general nature of the Default, unless in the event of any of the items (i) through (xv) above, Contractor cures such condition within seven (7) Business Days) Owner, at its sole option and, without prejudice to any other rights that it has under this Agreement, at law or in equity and, without further notice to Contractor, may (a) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all documented costs, damages, losses and expenses (including all reasonable attorneys’ fees and litigation expenses) incurred by Owner in connection therewith, or (b) terminate for Default Contractor’s performance of all or any part of the Work.

B. Additional Rights of Owner Upon Default Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 14.1A, then Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of all Construction Equipment, Equipment, documents, information, Books and Records and other items thereon owned or rented by

Contractor, (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work. If Owner takes possession of rented Construction Equipment, Owner shall take assignment of the applicable Subcontract(s) with respect to such rented Construction Equipment. If Owner takes possession of Construction Equipment owned by Contractor, Owner shall pay Contractor the applicable Allowable Cost for such Construction Equipment, without markup for Contractor’s Fee or Corporate Overhead, until Owner releases such Construction Equipment back to Contractor. In the event of a termination for Default, the Parties agree that Owner shall be entitled to any and all damages, losses, costs and expenses incurred by Owner arising out of or resulting from such Default (including all attorneys’ fees, consultant fees and litigation expenses, costs to complete the Work). Contractor shall pay Owner such amount on demand, and Owner may, at Owner’s option, have the right and authority to offset in the amount of such difference. Contractor’s liability under this Section 14.1B is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such amount due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default.

C. Erroneous Termination for Default. If any termination for Default by Owner is found to be not in accordance with the provisions of this Agreement or is otherwise deemed to be unenforceable, then such termination for Default shall be deemed to be a termination for convenience as provided in Section 14.2.

D. Obligations Upon Default Termination. Upon termination for Default, Contractor shall (i) immediately discontinue Work on the date and to the extent specified in the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) inventory, maintain and turn over to Owner all Construction Equipment furnished by Contractor (subject to Owner’s obligation to pay Allowable Costs for such Construction Equipment as set forth above in Section 14.1B) or any other equipment or other items provided by Owner for performance of the terminated Work, (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Drawings, Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law; and (viii) perform all other obligations under Section 14.1B.

14.2 Termination for Convenience by Owner.

A. Owner Rights to Terminate for Convenience. Owner shall have the right to terminate for convenience Contractor’s performance of all or any part of the Work by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date and to the extent specified in such notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, (v) cooperate with Owner for the efficient transition of the Work, (vi) cooperate with Owner in the transfer of Permits, licenses and any other items or information and disposition of Work in progress and (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law, and Owner may, at its sole option, take assignment of any or all of the Subcontracts.

B. Obligations of Owner upon Convenience Termination. Upon a convenience termination by Owner in accordance with Section 14.2, Contractor shall be paid (i) the reasonable value of the Work performed (the basis of payment being based on the terms of this Agreement, less any down payments, if any, made under this Agreement) prior to termination, less that portion of the Contractor’s Compensation previously paid to Contractor, plus (ii) reasonable direct close-out and demobilization costs submitted in accordance with this

Section (but in no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profit). Contractor shall submit all reasonable direct close-out costs to Owner for verification and audit within sixty (60) Days following the effective date of termination. If no Work has been performed by Contractor at the time of termination, Contractor shall be paid the sum of Two Hundred and Fifty Thousand U.S. Dollars (U.S.$250,000) for its undertaking to perform, provided that for the avoidance of doubt, the foregoing does not apply if Owner has made the initial payment in accordance with Section 7.2B.2 prior to such termination for convenience.

14.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by written unilateral or mutual Change Order, suspend the carrying out the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times and in such manner as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Guaranteed Mechanical Completion Date if and to the extent permitted under Section 6.9. Upon receipt of notice to resume suspended Work, Contractor shall immediately resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension.

14.4 Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor under this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor and Owner has failed to cure such failure within thirty (30) Days following Contractor’s written notice to Owner to cure such failure, Contractor may suspend performance of the Work until Contractor receives such undisputed amounts.

14.5 Termination by Contractor. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 14.4 for thirty (30) Days, and after the expiration of such thirty (30) Day period, Contractor gives Owner written notice specifying the nature of the default and its intent to terminate this Agreement, and Owner fails to cure such default within thirty (30) Days after receipt of Contractor’s notice. In the event of any such termination under this Section 14.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 14.2B in the event of an Owner termination for convenience. Contractor’s sole right to terminate this Agreement is set forth in this Section 14.5.

ARTICLE 15

INDEMNITIES

15.1 General Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL FULLY INDEMNIFY, HOLD HARMLESS AND DEFEND OWNER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS LIABILITIES, LOSSES, DAMAGES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEY’S FEES AND LITIGATION OR ARBITRATION COSTS OR EXPENSES) (COLLECTIVELY, “CLAIMS”) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO ANY OF THE FOLLOWING:

A. (I) ACTUAL OR ALLEGED POLLUTION OR CONTAMINATION OF THE LAND, WATER OR AIR ARISING FROM SPILLS, RELEASES, DISCHARGES OR OTHERWISE OF HAZARDOUS MATERIALS, INCLUDING FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, AND GARBAGE, USED, HANDLED OR DISPOSED OF BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR DURING THE PERFORMANCE OF THE WORK, AND (II) ANY ENVIRONMENTAL DAMAGE OF ANY OTHER NATURE RESULTING FROM THE PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR;

B. ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY, OR ANY IMPROPER USE OF CONFIDENTIAL INFORMATION OR OTHER PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR IN CONNECTION WITH THE WORK;

C. ANY ACTUAL OR ALLEGED FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR SAFETY REQUIREMENTS UNDER THIS AGREEMENT;

D. CLAIMS BY ANY GOVERNMENTAL INSTRUMENTALITY AS A RESULT OF A FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES;

E. FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT;

F. SUBJECT TO SECTION 8.2, PERSONAL INJURY TO OR DEATH OF ANY PERSON (OTHER THAN EMPLOYEES, DIRECTORS AND OFFICERS OF ANY MEMBER OF OWNER GROUP), OR DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY PERSON (OTHER THAN EMPLOYEES, DIRECTORS AND OFFICERS OF ANY MEMBER OF OWNER GROUP) TO THE EXTENT DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO THE NEGLIGENCE, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY MAY BE LIABLE.

15.2 Injuries to Contractor’s Employees and Damage to Contractor’s Property.

A. NOTWITHSTANDING THE PROVISIONS OF SECTION 15.1F, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY OF THE EMPLOYEES, DIRECTORS AND OFFICERS OF ANY MEMBER OF CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR THE PROPERTY OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF ANY MEMBER OF OWNER GROUP, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF ANY MEMBER OF OWNER GROUP.

B. NOTWITHSTANDING THE PROVISIONS OF SECTION 15.1F, CONTRACTOR SHALL WAIVE AND RELEASE (AND SHALL CAUSE THE CONTRACTOR GROUP AND SUBCONTRACTORS AND SUB-SUBCONTRACTORS TO WAIVE AND RELEASE) THE OWNER GROUP FROM AND AGAINST ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY OF THE EMPLOYEES, DIRECTORS AND OFFICERS OF ANY MEMBER OF CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR THE PROPERTY OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF THE OWNER GROUP, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF ANY MEMBER OF OWNER GROUP.

15.3 Injuries to Owner’s Employees and Damage to Owner’s Property.

A. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.11 AND 15.1A, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF EMPLOYEES, DIRECTORS AND OFFICERS OF ANY MEMBER OF THE OWNER GROUP OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF OWNER GROUP (EXCLUDING THE WORK, THE FACILITY AND THE PROJECT), WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF THE CONTRACTOR, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF ANY MEMBER OF THE CONTRACTOR GROUP.

B. EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.11 AND 15.1A, OWNER SHALL WAIVE AND RELEASE THE CONTRACTOR GROUP FROM AND AGAINST ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF EMPLOYEES, DIRECTORS AND OFFICERS OF ANY

MEMBER OF THE OWNER GROUP OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF OWNER GROUP (EXCLUDING THE WORK, THE FACILITY, AND THE PROJECT), WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF THE CONTRACTOR, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF ANY MEMBER OF THE CONTRACTOR GROUP.

15.4 Patent and Copyright Indemnification. IN THE EVENT THAT ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH SECTION 15.1B, CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATION UNDER SECTION 15.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

15.5 Lien Indemnification. SHOULD ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE PROJECT, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE AND DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN TEN (10) DAYS OF THE FILING OF SUCH LIEN OR ENCUMBRANCE. IF CONTRACTOR FAILS TO REMOVE AND DISCHARGE ANY SUCH LIEN OR ENCUMBRANCE WITHIN SUCH TEN (10) DAY PERIOD, THEN OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, AT LAW OR EQUITY, (I) REMOVE AND DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER DEEMS APPROPRIATE; (II) SEEK AND OBTAIN AN ORDER GRANTING SPECIFIC PERFORMANCE FROM A COURT OF COMPETENT JURISDICTION, REQUIRING THAT CONTRACTOR IMMEDIATELY DISCHARGE AND REMOVE, BY BOND, PAYMENT OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE, AS THE CONTRACTOR AGREES THAT THE FAILURE TO DISCHARGE AND REMOVE ANY SUCH LIEN OR ENCUMBRANCE WILL CAUSE IRREPARABLE INJURY TO OWNER AND OWNER’S AFFILIATES THAT CANNOT BE ADEQUATELY COMPENSATED BY DAMAGES; OR (III) CONDUCT THE DEFENSE OF ANY ACTION IN RESPECT OF (AND ANY COUNTERCLAIMS RELATED TO) SUCH LIENS OR ENCUMBRANCES AS SET FORTH IN SECTION 15.6, WITHOUT REGARD TO CONTRACTOR’S RIGHTS UNDER SUCH SECTION. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, AND SETTLEMENT PAYMENTS) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL AND DISCHARGE. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER.

15.6 LEGAL DEFENSE. NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT UP TO ONE SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 15.6, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED

BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN THIS AGREEMENT.

15.7 Enforceability.

A. EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 15.2 AND 15.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 15 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

ARTICLE 16

DISPUTE RESOLUTION

16.1 Negotiation. In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 16.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s termination rights. The Parties agree that if any Dispute is not resolved within ninety (90) days after receipt of the Dispute Notice given in this Section 16.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 16.2.

16.2 Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 16.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At Owner’s sole option, any other person may be joined as an additional party to any arbitration conducted under this Section 16.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

16.3 Continued Performance. Notwithstanding any Dispute, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Section 14.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or restrict Owner from exercising its rights under this Agreement, at law or in equity, including Owner’s right to terminate pursuant to Sections 14.1 and 14.2.

ARTICLE 17

CONFIDENTIALITY

17.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) the Drawings and Specifications other than to Subcontractors or Sub-subcontractors as necessary to perform the Work, or (ii) any other information relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a third party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any information in (i) of this Section 17.1 to any Subcontractor or Sub-subcontractor as necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this Section 17.1 and to the term in Section 17.4.

17.2 Exceptions. Notwithstanding Section 17.1, Owner’s Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of Article 17; (ii) information which at the time of disclosure or acquisition was already in the possession of the Contractor or its employees or agents and was not previously acquired from the Owner or any of its employees or agents; (iii) information which the Contractor can show was acquired by Contractor after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Contractor’s or its employees’ or agent’s knowledge, such third party did not acquire it from Owner or any of its employees or agents; (iv) information independently developed by Contractor without benefit of Owner’s Confidential Information; and (v) information which is required by Applicable Law or other agencies in connection with the Project, to be disclosed; provided, however, that prior to such disclosure, Contractor gives reasonable notice to Owner of the information required to be disclosed so that Owner may attempt to seek an appropriate protective order or other remedy.

17.3 Equitable Relief. Contractor acknowledges that in the event of a breach of any of the terms contained in this Article 17, Owner would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Owner shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

17.4 Term. The confidentiality obligations of this Article 17 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement.

ARTICLE 18

LIMITATION OF LIABILITY

18.1 Contractor Aggregate Liability. Contractor shall not be liable to Owner under this Agreement for cumulative aggregate amounts in excess of one hundred percent (100%) of the Estimated Total Contractor’s Compensation (as may be adjusted by Change Order); provided that, notwithstanding the foregoing, the limitation of liability set forth in this Section 18.1 shall not (i) apply to Contractor’s indemnification obligations under this Agreement with respect to the claims of third parties; (ii) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all or any portion of the Work and Facility as required under this Agreement; or (iii) apply in the event of Contractor’s fraud, willful misconduct, or abandonment of the Work. In no event shall the limitation of liability set forth in this Section 18.1 be in any way deemed to limit Contractor’s obligation to perform all Work required to achieve Mechanical Completion or Final Completion of the Work and the costs incurred by Contractor in performing the Work shall not be counted against the limitation of liability set forth in this Section 18.1. As used in this Article 18, “third party” or “third parties” means any Person other than Contractor, Owner, or Affiliates of Owner, and expressly includes the employees of Owner, Contractor and all Subcontractors and Sub-subcontractors.

18.2 Consequential Damages. Notwithstanding any other provisions of this Agreement to the contrary, neither Owner (or any member of the Owner Group) nor Contractor (or any member of the Contractor Group) shall be liable under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other theory of liability or cause of action for special, indirect, incidental or consequential losses or damages, loss of profits, use, opportunity, revenues, financing, bonding capacity, or business interruptions, or damages or losses for principal office expenses including compensation of personnel stationed there; provided that the limitation of liability set forth in this Section 18.2 shall not apply: (i) to amounts encompassed within Liquidated Damages; or (ii) to Contractor’s indemnification obligations under this Agreement with respect to the claims of third parties.

18.3 Applicability. Except as expressly stated in this Agreement, the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability in this Agreement shall apply regardless of fault.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. General or special conditions included in any of Contractor’s price lists, invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement. All Attachments and Schedules shall be incorporated into this Agreement by such reference.

19.2 Amendments. Other than unilateral Change Orders issued by Owner to Contractor pursuant to Section 6.1C or Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties.

19.3 Interpretation. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. The headings and captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

19.4 Notice. Any notice, Invoice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, facsimile or certified mail, return receipt requested, to the other Party at the address set forth below.

A.	If delivered to Owner:

1700 Milam Street
Suite 1900
Houston, TX 77002
Facsimile:
	Attn:	Brian Lois

B.	If delivered to Contractor:

3014 S. Sam Houston Pkwy E.
Houston, TX 77047
Facsimile:
	Attn:	David Lindquist

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

19.5 Severability. If any provision or part thereof in this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not impair the operation of or affect those remaining portions of such provision and this Agreement that are legal, valid and enforceable. Such provision or part thereof will be modified so as to be legal, valid and enforceable consistent as closely as possible with the intent of the original language of such provision or part thereof and shall be enforced to the extent possible consistent with Applicable Law. If the illegality, invalidity or unenforceability of such provision or part thereof cannot be modified consistent with the intent of the original language, such provision will be deleted and treated as if it were never a part of this Agreement and shall not affect the validity of the remaining portions of the provision or this Agreement.

19.6 Assignment. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except Owner may assign this Agreement, in whole or part, to any of its Affiliates or co-venturers or to any Person jointly controlled by Owner and any co-venturers. Furthermore, Owner may assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor pursuant to this Section 19.6 shall not relieve Contractor of any of its obligations or liabilities under this Agreement. Any assignment not in accordance with this Section 19.6 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for Default. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

19.7 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

19.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.9 No Publicity. Contractor shall not reveal any information concerning details of this Agreement to the press or a news-disseminating agency or use the details of this Agreement within any advertising, promotional material, publicity or other printed material without Owner’s prior written approval in each instance. In addition, Contractor may not take photographs of the Site without Owner’s prior written approval.

19.10 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile or electronically transmitted signatures shall be deemed as effective as original signatures.

19.11 Survival. Article 9, Article 10, Article 12, Article 13, Article 14, Article 15, 15.1 and Article 17, Sections 3.4, 3.9, 3.11, 8.1, 11.4, 19.8, 19.16 and this Section 19.11 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.

19.12 Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumptions of obligations greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

19.13 Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. Subject to Section 1.1 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that requires the highest standard of performance on the part of Contractor shall control. This Agreement is composed of the following documents, which are listed in priority: (i) Change Orders or written amendments to this Agreement; (ii) this Agreement; and (iii) Attachments and Schedules to this Agreement.

19.14 Restrictions on Public Announcements. Neither Contractor nor its Subcontractors or Sub-subcontractors shall (i) use or take any photographs of any part of the Facility or the Corpus Christi Pipeline Project (except as may be included in a Monthly Progress Report) or (ii) publicly refer to the Work or the Corpus Christi Pipeline Project in any manner, including the issuance of a press release, advertisement, publicity material, prospectus, financial document or similar material, the creation of any business development materials, proposals, reference materials or similar materials, or the participation in a media interview that mention or refer to the Work or the Corpus Christi Pipeline Project, without in each instance under (i) or (ii) obtaining the prior written consent of Owner.

19.15 [Not Used].

19.16 Federal Energy Regulatory Commission Approval. Issuance of the NTP pursuant to Section 5.2B is contingent upon FERC issuing the FERC Authorization. In the event FERC denies Owner’s application for the FERC Authorization or the content of such FERC Authorization is not acceptable to Owner, then Owner shall not be obligated to appeal therefrom. In the event FERC denies Owner’s application, then Owner may terminate this Agreement for convenience in accordance with Section 14.2.

19.17 Owner’s Lender. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner has obtained project financing associated with the Corpus Christi Pipeline Project and Contractor agrees to cooperate with Owner and Lender in connection with such project financing, including entering into direct agreements with Lender, as required by Lender, covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender, step-in/step-out rights, access by Lender’s representative and other matters applicable to such project financing.

19.18 Independent Engineer. Contractor shall cooperate with Independent Engineer in the conduct of his or her duties in relation to the Project and the Work. No review, approval or disapproval by Independent Engineer shall serve to reduce or limit the liability of Contractor to Owner under this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date.

Owner:

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By:	/s/ Chad Zamarin
Name:	Chad Zamarin
Title:	President

Contractor:

REF-CHEM, L.P.

By:	/s/ Rodney J. Page
Name:	Rodney J. Page
Title:	President

ATTACHMENT A

SCOPE OF WORK

This Scope of Work provides an overall description of the Work and the Project that Contractor is to construct, pre-commission, commission, start-up and test. All construction, pre-commissioning, commissioning support, and testing necessary for the delivery of a complete and functional Facility (whether or not specified) meeting all of the requirements of the Agreement shall be provided by Contractor. Contractor shall perform the Work in accordance with GCP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of the Agreement, with the explicit understanding that the Project will operate as three (3) meter stations, two (2) inlet stations close to the Sinton Compressor Station, and one (1) custody delivery meter at the Corpus Christi LNG terminal, meeting all requirements and Specifications of the Agreement, including Applicable Codes and Standards, Applicable Law, and Warranties. The Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Work in accordance with the Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement.

All Work shall be performed in accordance with the requirements set forth in the Owner’s Safety and Environmental Policies and Procedures set forth in Attachment H.

Any statement that an item or thing “will” or “shall” be provided or “will” or “shall” have certain characteristics, or words of similar import, means that the item or thing forms a part of the Work and must be provided with those characteristics as part of the Project. Similarly, any statement that an action “will” be taken means that the action forms a part of the Work and must be taken to complete the Facility. Capitalized terms not defined in this Attachment A shall have the meaning prescribed to them in the Agreement. References in this Attachment A to any “Section” or “Article” shall mean the sections or articles in the Attachment or Schedule containing the reference, unless express reference is made to another section or article of the Agreement.

References to laws, codes, and standards in this Attachment A shall be construed as the latest version or revision of the law, code, or standard referenced. In the event of a conflict between laws, codes, standards and this Attachment A, Contractor shall always abide by the most stringent standard.

Without limiting the generality of the foregoing, the Work is more specifically described in this Attachment A, which is comprised of the following Schedules:

Schedule A-1    Scope of Work

SCHEDULE A-1

SCOPE OF WORK

Table of Contents				A-3
1.0		INTRODUCTION		A-5
.	1.1.	Project Overview		A-5
	1.2.	Definition of Terms		A-5
	1.3.	Coordination		A-5
	1.4.	Project Construction Success Criteria		A-6
2.0		WORK CONTENT & PRECEDENCE		A-6
3.0		GENERAL WORK SCOPE		A-6
4.0		LOCATION-SPECIFIC WORK SCOPE		A-7
	4.1.	Corpus Christi Pipeline Facilities (CCPL)		A-7
		4.1.1.	Liquefaction M&R Station	A-8
		4.1.2.	NGPL M&R Station	A-8
		4.1.3.	TGP M&R Station	A-8
5.0		DISCIPLINE-SPECIFIC DESCRIPTIONS		A-9
	5.1.	Civil		A-9
	5.2.	Structural		A-9
	5.3.	Piping & Mechanical		A-10
		5.3.1.	General Requirements	A-10
		5.3.2.	Painting	A-12
		5.3.3.	Insulation	A-12
		5.3.4.	Radiographic & Ultrasonic Testing - Non Destructive Examination	A-12
		5.3.5.	Inspection	A-12
		5.3.6.	Mechanical Completion	A-13
	5.4.	Instrumentation, Automation, and Controls		A-13
		5.4.1.	General	A-13
		5.4.2.	Instrumentation Contractor Supplied Materials	A-15
		5.4.3.	Buried Conduits	A-16
		5.4.4.	Check-Out and Calibration	A-16
		5.4.5.	M&R Stations	A-16
	5.5.	Electrical		A-16
	5.6.	Security System		A-18
	5.7.	Make-Safe Support		A-19
	5.8.	Lightning Suppression		A-19
	5.9.	Heavy Lifting and Rigging		A-19
	5.10.		Owner Field Office Facilities	A-19
	5.11.		Environmental	A-21
	5.12.		Construction Site Security	A-21
	5.13.		Field Flange Tensioning	A-21
	5.14.		Pipe Coating	A-21
	5.15.		Hydrostatic Strength Testing	A-21
	5.16.		Substantial Completion/Pre-Startup and Commissioning Punch/Check List	A-22
	5.17.		Commissioning and Startup	A-22
	5.18.		Flange Inspection Procedure	A-22
6.0		REFERENCED DRAWINGS, CODES, SPECIFICATIONS & STANDARDS		A-22
7.0		GENERAL CONSTRUCTION REQUIREMENTS		A-23

	7.1.	Quality Assurance		A-23
	7.2.	Project Administration		A-23
		7.2.1.	Communication	A-23
		7.2.2.	Preliminary Execution Plan	A-23
		7.2.3.	Schedule	A-23
		7.2.4.	Cost-Change Orders	A-24
		7.2.5.	Status Report	A-24
		7.2.6.	Coordination	A-24
	7.3.	Contractor Facilities		A-25
	7.4.	Utilities/Support		A-25
	7.5.	Construction Sites		A-26
	7.6.	Equipment		A-26
	7.7.	Crews		A-27
8.0		FURNISHED BY OWNER		A-27
9.0		FURNISHED BY CONTRACTOR		A-28
10.0		SAFETY AND ENVIRONMENTAL		A-30

1.0	INTRODUCTION

1.1.	Project Overview

This scope of work covers the installation for the Corpus Christi Pipeline Facilities Project Metering Stations.

A brief description of each of the scopes of work is included in Section 3 below, GENERAL WORK SCOPE.

Note: Citations of SECTION NUMBERS with ROMAN NUMERALS in this document refer to the Construction Bid Package document, of which this document is a part.

1.2.	Definition of Terms

Owner	Cheniere Corpus Christi Pipeline, LP (CCPL)

Engineer	Wood Group Mustang, Inc. (Engineer)

Contractor	Ref-Chem L.P.

Owner’s OSR/OSR	Individual(s) designated by the Owner to observe and report to Owner and Contractor regarding all matters relating to quality control, testing, examination, witnessing and acceptance of compliance of the Contractor’s work as required by this specification. Owner’s On Site Representative (OSR)

1.3.	Coordination

Coordination with Owner on work schedules will be of the utmost importance at the Work Site. Other contractors may be working in adjacent areas at the same time as the Contractor.

Contractor’s camp and work activities will require coordination with other Contractors through the Owner. Contractor shall notify Owner a minimum of thirty (30) calendar days in advance of any required shutdown. Furthermore, Contractor will keep Owner informed of any work around existing facilities where safety is a concern. Timing of any actual shutdown shall be coordinated with existing operating needs. Owner will make reasonable efforts to ensure minimal disruption of Contractor’s schedule.

Contractor shall attend daily morning coordination meetings with Owner to review work activities and provide a progress report of the previous day’s activities and a work plan for the ensuing work day.

Contractor may be required at times to reschedule proposed work due to conflict with crafts and/or subcontractors. Reschedule or change of schedule due to conflict with crafts and/or subcontractors shall not warrant Contractor a change order if Contractor suffers no downtime.

Contractor shall advise OSR:

•	Prior to mobilizing to the site(s) and beginning work

•	Prior to beginning any major construction activity which has impact on Safety, foreign lines, existing installations, or material availability for other systems or sub-systems.

•	If the drawings or other Project documents are not clear or conflicting

•	Ten (10) days prior to reaching specific HOLD Points which may be noted in the drawings or Project documents

1.4.	Project Construction Success Criteria

Bidder’s responses to the Request for Quotation should be based on the following four (4) success criteria that have been established by Owner for this project.

Safety – No incidents, no near misses and no accidents are the target for all construction work performed in the project.

Quality – All construction activities will be performed to meet, at a minimum, all the quality requirements specified in the inquiry.

Budget Compliance – Cost effective confirmation techniques will be utilized at all times on this project.

On Time Completion – The expectation is that the project will be completed on or before the required completion date(s).

2.0	WORK CONTENT & PRECEDENCE

This Scope of Work along with the referenced Drawings, Codes, Specifications and Standards, and other referenced documentation outline all work activities constituting the Work and are complementary, and what is required by any one shall be as binding as if required by all. If there is a conflict between documents, Contractor shall notify Owner and the Drawings shall take precedence over all other documents including earlier dated Drawings.

It is incumbent upon the Contractor to familiarize themselves with all aspects of the Work and to notify Owner of any conflicts or omissions immediately. Failure to notify Owner of any conflicts/omissions will result in Contractor’s acceptance of the Work and its requirements, which constitutes the basis for Contractor’s Lump Sum prices as submitted to Owner in the Bid Sheet in SECTION IV. Contractor shall provide their Unit Rates for extra work for all installations and services, including, but not limited to, the items specifically listed in SECTION IV.

3.0	GENERAL WORK SCOPE

Outlined within this Section is a brief listing of the Work to be done by the Contractor. These descriptions are intended to be summary in nature only and are shall not be interpreted to represent the complete substance of the Work. The Work outlined herein includes process, mechanical, piping, civil, structural, instrumentation and control, electrical, architectural and pipeline tie-ins. The Work includes, but is not limited to the following:

•	Mobilize Contractor personnel, equipment, and material to the site(s)

•	Establish Contractor’s temporary facilities, security and infrastructure required for the work

•	Provide general site security for all sites

•	Receive, inventory, manage, safeguard and account for all Owner-furnished equipment and materials after free-issue to Contractor at the site(s) or Contractor designated off- site fabrication locations. Inspect all materials for damage or shortage. Any damage or shortages shall be reported to Owner immediately. After acceptance, any damage or loss will be charged to Contractor account.

•	Haul materials from the Taft Material Yard (5437 CR 3465, Taft, TX 78390) to the site(s).

•	Provide materials not furnished by Owner at Contractor’s expense. (See SECTION V)

•	Provide temporary lighting and utilities, if required for construction. Electrical service will not be available from the public utility until May 2017. Contractor’s generator use shall be needed until public utility power is available.

•	Provide civil works including all foundations, drainage and other activities

•	Set, level, assemble and align as required, all equipment per manufacturer specifications

•	Provide and erect all structural steel supports, pipe supports, racks, panel racks, cable tray supports, sono-tubes, concrete slabs, and other structures

•	Erect and finish all buildings and skids

•	Fabricate and install complete piping systems

•	Furnish and install all paint, insulation, coating, and heat tracing (if required)

•	Furnish and install all electrical systems

•	Install all instrument, automation and control systems

•	Test all installations for integrity and compliance with specifications and drawings

•	Pick up all construction debris from each site and dispose of in a manner approved by the OSR

•	Clean-up all work sites and de-mobilize Contractor’s personnel, temporary buildings, accommodations, equipment and other construction-related equipment and materials

•	Repair damage done at all sites due to construction and bring all sites to finished grade

•	Maintain one (1) “master” up-to-date set of redline drawings throughout the project which will be passed to the OSR upon completion/weekly basis

•	Permitting requirements, guidelines and restrictions are detailed in SECTION X and XI.

4.0	LOCATION-SPECIFIC WORK SCOPE

Outlined within this Section is the description of the Work by location. These descriptions are intended to be summary in nature only and shall not be interpreted to represent the complete substance of the Work. The Work outlined herein includes, but is not limited to civil, structural, mechanical, piping, electrical and instrumentation activities as well as the installation of the major equipment and materials listed in SECTION V.

Contractor shall note the right-of-way restrictions cited in SECTION IX and shall take all account of these restrictions in their proposal. In no case shall lack of awareness of these cited restrictions be cause for extra work claims by Contractor.

4.1.	Corpus Christi Pipeline Facilities (CCPL)

The Corpus Christi Pipeline Facilities Project (CCPL) entails the construction of one (1) new compressor station (by Others), and three (3) new metering and regulation stations. Two (2) of the metering and regulations stations are interconnected with Tennessee Gas Pipeline (TGP), Natural Gas Pipeline Company of America (NGPL), respectively. The third metering and regulation station, the Liquefaction (also referred to as the Terminal Custody Transfer), is the custody transfer point between CCPL and the LNG Terminal. The Contractor’s scope at each of these sites is inclusive of all process, mechanical, civil, structural, piping, electrical, automation and instrumentation systems including any associated process equipment, buildings, facilities, and tie-ins to existing pipelines.

There are two (2) additional metering and regulations stations (Tejas and Transco) which are not a part of this scope.

Contractor shall coordinate site road access, deliveries, and other activities with the work being performed by Others at the various sites.

The metering and regulation facilities (San Patricio County, TX) includes the construction of three (3) M&R stations including, but not limited to, (a) inlet filter separators, (b) ultrasonic meter runs, (c) flow control valves and (d) overpressure protection systems as required to supply the feed gas to the liquefaction plant. The metering and regulation facilities also includes the setting of e) Electronic Gas Measurement (EGM) buildings, (f) power distribution, instrumentation, and control infrastructure, and (g) fencing, gravel roadways and stone covering. Each metering and regulation station will be owned and operated by separate entities, Cheniere Corpus Christi Pipeline and Kinder Morgan (TGP and NGPL).

4.1.1.	Liquefaction M&R Station

The Liquefaction M & R Station will consist of four (4) inlet filter separators and six (6) ultrasonic meter runs.

•	(4) 16” meter runs

•	(1) 12” meter run

•	(1) 4” meter run

There will also be seven (7) flow control runs, one (1) EGM Building with electronic flow measurement and all related appurtenances.

4.1.2.	NGPL M&R Station

The NGPL M & R Station will consist of two (2) inlet filter separators and three (3) ultrasonic meter runs. Meter station is being built in conjuction with Kinder Morgan. Kinder Morgan specifications will apply. Kinder Morgan specifications are provided in the bidding documentation, SECTION VI.

•	(2) 12” meter runs

•	(1) 6” meter run

There will also be three (3) flow control runs, one (1) EGM Building with electronic flow measurement, and one (1) one hundred (100) barrel Condensate Storage tank, and all related appurtenances.

4.1.3.	TGP M&R Station

The TGP M & R Station will consist of two (2) inlet filter separators and three (3) ultrasonic meter runs.

•	(2) 16” meter runs

•	(1) 8” meter run

There will also be four (4) flow control runs, one (1) EGM Building with electronic flow measurement, and one (1) one hundred (100) barrel Condensate Storage tank, and all related appurtenances.

Additionally, the TGP M & R Station includes a flow switching area consisting of four (4) 30” ball valves and four (4) 30” check valves to make the station bi-directional.

5.0	DISCIPLINE-SPECIFIC DESCRIPTIONS

5.1.	Civil

Contractor shall review and become familiar with the Geotechnical Report(s) (SECTION XII) and shall base their proposal on the findings therein. Contractor shall also review and become familiar with all referenced codes, specifications, and drawings.

The Contractor’s work includes, but is not limited to:

•	Provide all materials, equipment, labor and supervision for all civil works

•	Install all roads inside of the stations, platforms, access, lay-down areas, etc. required to execute the Work.

•	Install and maintain all measures for environmental protection as required by the CCPL Erosion and Sediment Management Plan in SECTION XI

•	Perform excavation and subgrade compaction for all foundation installation. Refer to the Geotechnical Report(s) in SECTION XII.

•	Provide all soil compaction density testing.

•	Perform final grading and paving as required by grading plan.

•	Install new fences, vehicular access gates and personnel access gates for each facility site.

•	Repair access road, station roadways, parking areas and site drainage system for damages due to construction activities.

•	Clean up the entire construction site and dispose all construction waste as directed by the Owner.

5.2.	Structural

The Contractor shall furnish all materials, labor, equipment and all necessary activities to do all the structural work. The Contractor’s work includes, but not limited to:

•	Locate, excavate, and form all foundations true to line and grade.

•	Install the reinforcements as shown on drawings and other embedded items required prior to concreting.

•	Prepare subgrade in accordance with geotechnical report recommendations and structural drawings.

•	Verify all underground utilities by exploratory digging or any approved suitable means prior to excavation. Report any findings to Owner for resolution.

•	Clean and dewater all excavations prior to concrete placement.

•	Concrete foundations and pedestals for pipe supports, valve supports, cable trays supports and other electrical equipment.

•	Concrete foundations for small bore piping, such as sono-tubes and rest blocks.

•	Building foundations that include drilled piers, column footings, grade beams and floor slabs shown on drawings.

•	Provide grouting and embed anchor bolts and Hilti bolts as shown on structural drawings.

•	Provide expansion and control joints as shown on drawings and form champers on all exposed concrete edges.

•	Properly cure all formed concrete until required strength is achieved and test concrete cylinders per specifications to verify the strength. Provide Owner with all testing reports.

•	Furnish and install all structural steel. All structural steel, bolts, nuts and washers shall be galvanized in accordance with the latest edition of American Society of Testing and Materials (ASTM) codes and standards.

•	Erect all pre-fabricated buildings and properly secure them to their foundations as per drawings.

•	Fabricate and install structural steel supports for cable trays, conduits, equipment racks, pull boxes and junction boxes as required.

•	Furnish and install all necessary pipe and valve supports as shown on drawings. Furnish and install all pipe clamps, U-bolts and I- rods as required.

•	Furnish and install miscellaneous steel structures and gratings as shown on drawings or as necessary for proper operation.

•	Furnish and install platforms and stiles for personnel access. Steps shall be fabricated from serrated galvanized grating.

•	Furnish structural steel shop drawings complete with individual piece marks and erection drawings for approval prior to fabrication.

5.3.	Piping & Mechanical

5.3.1.	General Requirements

Contractor shall supply all materials not specifically provided by Owner. Contractor shall provide all equipment, labor, and supervision to offload skid-mounted packages and equipment and set them on foundations. All rigging equipment of any type, including, but not limited to lifting slings, shackles, spreader bars, shall be supplied by the Contractor for lifting and handling of all material and equipment. Lifting frames, if required, will be designed and supplied by Contractor.

The Contractor shall provide all materials, equipment, labor, and supervision required to properly locate, level, and shim all equipment. All equipment and skidded packages shall be positioned on prepared foundations in accordance with the drawings. Equipment and skid locations shall be verified by the Contractor with survey instruments prior to the start of any further mechanical installation. Evidence of verification shall be submitted to Owner for approval.

Contractor shall develop and submit to Owner for approval welding procedures for the project. Refer to SECTION XIII for detailed requirements.

Contractor shall fabricate and install all “on-site” piping including, but not limited to all process and utility piping, vents and drains. Additionally, the Contractor shall be responsible for, but not limited to, the following:

•	Contractor shall be responsible for installing all instrumentation in the inter-connecting piping as shown on the drawings.

•	Contractor shall be responsible for installation of all instrumentation on bare vessels or equipment as shown on drawings. This shall include fabrication of bridles, if it is detailed on the construction piping drawings and not pre-fabricated by others.

•	Contractor shall install all valves, piping specialty items shown on the drawings and located in the inter-connecting piping, as well as miscellaneous pipe supports identified on piping drawings.

•	Contractor shall provide all materials, labor, and supervision required to protect all instrumentation from damage during construction or testing.

•	Contractor shall install all shipped-loose piping, piping assemblies and instrumentation removed from equipment or skids for shipment. Contractor shall inspect all shipped-loose items for damage prior to installation and report to Owner. Any damaged equipment not reported prior to installation shall be Contractor’s responsibility, unless otherwise agreed upon by the OSR.

•	Contractor shall supply high point vent connections and low point drain connections on all piping as noted on drawings, and as required for hydro-testing.

•	Contractor shall verify all tie-in locations and elevations of existing piping prior to fabrication of any piping related to the tie-ins. Additional cost due to incorrect tie-in measurement will be by Contractor at no cost to Owner.

•	Contractor shall verify all nozzle locations and elevations of equipment prior to fabrication of any piping for final tie-in to the equipment connections.

•	Contractor shall not weld on any pressure vessel or use a pressure vessel or its support for a welding ground.

•	Contractor shall be responsible for verifying all dimensions of piping and components prior to fabrication of piping spools. No change orders will be accepted for spool changes that do not allow for a field fit dimension. Contractor shall fabricate the spool pieces as shown on the drawings, after verifying all dimensions. All transportation shall be at the cost of Contractor. All pipe will be furnished externally coated with FBE and for above ground spools Contractor shall clean and paint, or powder coat as applicable, in accordance with the applicable Specifications per site. After coating is complete Contractor shall install the spool pieces and hydro-test with associated piping or hydro-test separately. Owner must approve hydro testing.

•	Each flange bolting shall be tensioned or torqued per gasket manufacturer’s recommendation. Special attention shall be given to flange bolt-ups to ensure that the correct studs are used such that the required thread engagement is achieved. All flange sets 24” and larger shall be tensioned by Contractor.

•	For the work performed at work site the hydro-test water shall be sourced by the Contractor from a source approved by Owner. Hydro-test water shall be tested and the results of the testing provided to the OSR for approval prior to use. Contractor to provide transport and handling of water to/from work site. Water to be tested by Contractor, and approved by Owner, prior to being placed back into tanks or disposed of.

•	Contractor shall supply all materials (not specifically provided by Owner), including labor, and supervision to hydro-test all Contractor-supplied piping assemblies in accordance with the procedure identified in the construction specification. All hydro-tests will be witnessed and verified by the OSR, and Contractor shall supply Owner with a chart from each test as well as certification documentation for test equipment.

•	Contractor, on successful completion of the hydro-tests shall remove all test equipment, dispose of test water as directed by the OSR, clean and dry all piping to -38.5°F Dew Point, and re-connect all piping and/or vessel connections per Owner’s Pressure Testing Specification.

•	All skid mounted equipment, piping and valves will be delivered to the jobsite certified for meeting hydro-test requirements. Contractor is not required to re-test equipment and piping already certified by others as meeting hydro-test requirements.

5.3.2.	Painting

Contractor shall provide all materials, equipment, labor, and supervision required to sand blast and/or chemically clean and paint all inter-connecting piping systems, vessels, and structural steel that was not previously painted by others

Check pipe external coating by holiday detection (Jeeping) before back-filling. Repair any imperfections in the coating by Owner-approved methods.

In addition, Contractor is responsible to touch up paint on all piping, fittings, structural steel and equipment previously painted by others.

5.3.3.	Insulation

Contractor shall provide all labor, tools, and supervision required to insulate all equipment, piping, and piping accessories as indicated elsewhere herein or in the Drawings/Piping Line List.

All insulation and insulation accessories shall be supplied by Contractor in accordance with Owner specifications.

5.3.4.	Radiographic & Ultrasonic Testing - Non Destructive Examination

Owner shall contract for NDE inspection services. Contractors shall be responsible for providing labor and equipment to assist the NDE contractor and for coordinating its work operations to facilitate the inspection work

Any defective welding identified during testing inspection will be repaired or replaced by the Contractor at no cost to the Owner.

Piping Line Lists show all x-ray requirements.

At the completion of the job, all radiographs, and all other NDE records will be turned over to the Owner for archiving.

Closure welds and other locations that cannot be adequately examined using radiographic methods will be evaluated using Ultrasonic Testing (UT). The NDE firm will provide all equipment and manpower to perform UT examination. Repairs made on the basis of UT examination will be completed by Contractor at no cost to Owner.

The number of welds to be examined by UT will be minimized and the Contractor shall ensure that all welds must be radiographed in accordance with specifications.

5.3.5.	Inspection

Owner will have onsite representative(s) (OSR’s) for visual inspection of equipment installation, piping fabrication, installation, and welding.

The inspectors will evaluate all phases of Contractor’s work and determine its acceptability in accordance with the applicable Owner specifications. All work identified by the inspectors as substandard or unacceptable shall be replaced or repaired by Contractor at no cost to Owner.

5.3.6.	Mechanical Completion

On successful completion of the hydro-test and connection of process piping the Contractor shall recheck the mechanical installation of rotating equipment in accordance with construction specification.

Contractor and the OSR shall execute a P&ID check of all Contractor-installed piping, instrumentation, and mechanical installation. Contractor shall be responsible for repair, replacement, or completion of all shortages and deficiencies identified in the P&ID check.

Contractor shall be responsible for clean up and removal of all trash and construction debris in any area utilized by the Contractor during installation. Contractor shall dispose of trash and debris in accordance with local regulations and in a manner approved by the OSR.

A documentation of mechanical completion will be required validating acceptance by Owner.

5.4.	Instrumentation, Automation, and Controls

The scope of work for the Contractor includes, but is not limited to, furnishing all labor, tools, equipment, and materials, construction supervision, foremen, and personnel required to perform the instrumentation construction work and start-up assistance and commissioning activities to provide a complete and functional facility.

The Contractor’s scope includes, but is not limited to, materials handling, construction, installation of all cable tray, conduit, cable, terminations, tagging, grounding, shielding, closure plates, flashing, sealants, supply and installation of all non-Owner furnished materials, supply and installation of Heat Trace materials and all other non-Owner furnished materials, devices, supplies and other items required for a complete, functional installation. Contractor shall provide record maintenance, check-out and calibration, provision of start-up and commissioning personnel and all other services, supplies, consumables and other materials and labor required.

Contractor shall construct the facilities in accordance with this summary description and in accordance with the contract drawings and construction specifications, the latest edition of National Fire Protection Association (NFPA) 70, National Electric Code, and all other generally accepted Industry Standards, applicable codes and standards referenced throughout this contract document, including any applicable Federal, State and Local regulations.

5.4.1.	General

The scope of work for the Contractor includes, but is not limited to, furnishing all labor, tools, equipment, and materials, construction supervision, foremen, and personnel required to perform the instrumentation construction work and start-up assistance and commissioning activities to provide a complete and functional facility.

5.4.1.1.

The Contractor shall provide a proper materials handling system to protect and store all electronic equipment from moisture, sand, dust, fumes and adverse weather conditions in accordance with the manufacturer’s handling and storage procedure. Owner supplied materials will be made available for Contractor, FOB jobsite and Owner is providing buildings. Once delivered to the Contractor, any offsite transportation will be at Contractor risk. Contractor shall be responsible for trafficking equipment and materials to meet their schedule needs. Contractor shall construct the facilities in accordance with this Scope of Work, contract drawings and construction specifications, the latest edition of NFPA 70, National Electric Code, and all other generally accepted Industry Standards, applicable codes and standards referenced throughout this Agreement document, including any applicable Federal, State and Local regulations.

5.4.1.2.	During the course of the work the Contractor shall maintain detailed and accurate records of all as-built changes to all Agreement documents and IFC drawings. Red-line mark ups shall reflect all field installation changes and modifications associated with equipment locations, conduit routing, tubing routing, cable revisions, and any other revision or deviations made to the design that is depicted in the Owner supplied IFC drawings during construction. This documentation shall be continuously updated by the Contractor in the field throughout the execution of the Work and the final versions of same documentation shall be provided to Owner prior to applying for final payment.

5.4.1.3.	Contractor shall provide commissioning and start-up personnel as requested by Owner.

5.4.1.4.	The Contractor shall provide the installation and mounting of all instrumentation shown on the Agreement drawings and vendor drawings in accordance with the detail drawings. The Contractor shall attach and support, if required, the actuators to all automated valves.

5.4.1.5.	The Contractor shall perform the installation of all of the cable tray systems, conduit systems, pulling of the instrument, power communication and fiber optic cables, and the terminations at all of the field instruments and automated valves, and all other instrumentation requiring wiring terminations on the Agreement drawings. All cable trays exposed to climatic conditions require tray covers.

5.4.1.6.	The Contractor shall provide tagging of terminations, wiring and cables, which shall be in accordance with the drawings and specifications. Owner’s representative shall approve final tagging and acceptability of tags used. Cable tagging will be identical from end device to panel termination. Contractor to tag cables routed via cable trays every 100 ft. Where cable lengths are shorter than 100ft, Contractor shall tag cables between terminal ends.

5.4.1.7.	In order to prevent shock hazard from equipment surfaces, the Contractor shall connect all Physical Earth ground lugs located in each panel and control console interior to the site ground grid or point. The impedance from the ground point to the Physical Earth ground lugs shall not exceed 5 ohms. Refer to 5.5 Electrical SOW and drawings.

5.4.1.8.

In order to prevent electrical interference (EMI/RFI) propagation either from or to instrumentation, The Contractor shall connect all instrument wiring shielding to the Instrument Earth ground via an isolated ground bus located in each panel and console interior. The impedance from the ground point to the Instrument Earth ground lug in the panels and consoles shall not exceed 5 ohms. Instrument Earth ground may be connected to the same point as the Physical Earth ground but the Contractor must prevent the Physical Earth connections from potential noise producing equipment being connected between an Instrument Earth ground and its end ground point. Connection shall be determined from supplied drawings and confirmed by the on-site electrical inspector. Refer to 5.5 Electrical SOW and drawings.

5.4.1.9.	All instrument enclosures, interior panels, and doors to be connected to Physical Earth ground via the equipment ground grid. Impedance from ground prior to Physical Earth ground shall not exceed 5 ohms. Physical Earth ground is a safety ground to prevent shock hazard from equipment surfaces. Refer to 5.5 Electrical SOW and drawings.

5.4.1.10.	See attached Instrumentation Installation, Testing and Calibration Specification.

5.4.2.	Instrumentation Contractor Supplied Materials

5.4.2.1.	The supply and installation of all cable tray, wiring, conduit, conduit fittings, connectors, dielectric fittings, seal tight, cable tags, stainless steel conduit tags, area class and equipment seals, sealing compound and packing materials, and compression lugs.

5.4.2.2.	The supply and installation of all complete ESD and EBD mushroom head switches with covers and enclosures and protective sleeves, cable tray, cable tray fittings, dividers, covers and clips depicted or implied on the drawings. Refer to the electrical drawings for cable tray.

5.4.2.3.	The supply and installation of all stainless steel conduit tags, and heat shrink wire and cable tags.

5.4.2.4.	The supply and installation of all tubing, tubing connectors, and tubing fittings, and tubing support materials. All tubing runs should be provided from the process take-off connections to each field instrument. Tubing fittings shall be Swagelok brand. All 2 valve, 3 valve and 5 valve manifolds shall be Anderson Greenwood brand.

5.4.2.5.	The supply and installation of mounting plates and adapters, as required, to the valve bodies for installation of actuators for all automated valves.

5.4.2.6.	The supply and installation of all instrument mounting stands, and Remote I/O Panel mounting racks and supports including concrete pads.

5.4.2.7.	The supply and installation of all strobe light fixtures and audible horns rated for proper area classification and located throughout the facility.

5.4.2.8.	The supply and installation of all Uni-strut materials, clips, adapters, and fasteners to support any and all instruments, conduit runs and tubing runs.

5.4.2.9.	For Owner supplied instruments, please refer to Instrument Index. Fire detectors and gas detectors are supplied by Owner.

5.4.2.10.	Contractor shall furnish, as necessary, all closure plates and flashing materials required to close and seal all conduit and cable tray penetrations through panels, and walls/floors of buildings. Reference detail drawings and specifications.

5.4.2.11.	All Contractor furnished materials shall be per specification and in accordance with the NEC and be UL Listed where applicable.

5.4.3.	Buried Conduits

Buried conduit shall be routed along station coordinates and shall be neatly grouped together in a common trench. Point-to-point routing on angles shall be avoided, especially in station yard. Pull stations shall be provided by the Contractor as required for code compliance and to reduce pulling tension during installation of conductors. Below grade runs shall be PVC coated rigid galvanized steel. Refer to electrical drawings for minimum cover.

5.4.4.	Check-Out and Calibration

5.4.4.1.	The testing to be performed includes but is not limited to: loop checks, continuity checks, point to point wiring checks, and testing of all terminations.

5.4.4.2.	The calibrating and spanning of all instruments is required including maintaining all testing and Calibration records, and providing Documents at the system turn-over to the Owner.

5.4.4.3.	See attached Instrumentation Installation, Testing and Calibration Specification.

5.4.5.	M&R Stations

5.4.5.1.	Contractor shall be responsible for supplying and installing all interconnect wiring, conduit, and tubing as required to interconnect the following equipment / panels as noted on the construction drawings:

•	Field Instrumentation to EGM Building

•	Gas Chromatograph Sample Tubing and Heat Trace to EGM Building

5.4.5.2.	Contractor shall be responsible for supplying and installing all interconnect wiring, conduit, and tubing as required for the following equipment as noted on the construction drawings as applicable:

•	Condensate Storage Tank Instrumentation (Supplied by Owner)

•	Differential Pressure Transmitters on Filter Separators (Supplied by Owner)

•	Communication Cable from Fence Line to EGM Building

5.5.	Electrical

The scope of supply for the electrical work includes all the necessary activities for the installation, connection and testing of the electrical system including, but not limited to:

•	Installation of electric service supply for all sites per the applicable drawing plans and details.

•	Where applicable – Contractor shall install spare strings in every conduit installed for future cable pull.

•	Install all equipment and devices, including that free-issued by Owner.

•	Provide a grounding system per design drawings and NEC 250.53. Impedance measured at ground test wells shall be less than 5 ohms.

•	Supply and install all other equipment. Tape, tie-wraps, wire connectors and labels, wire pulling compound, conduit sealing fiber and compound and materials shown on the drawings and not specifically furnished by Owner.

•	Provide and install all electrical cables, conduit, wire, tray, Trenwa (pre-cast concrete trench system), fixtures, switches, control stations, receptacles, devices, components, consumables, hardware, all other supplies, tools and materials required to execute the Work and make all power and control electrical inter-connections as shown on the drawings for all equipment.

•	Note that some components for pre-fabricated buildings, such as HVAC, may be shipped loose. Contractor shall unpack, inspect, install, test and commission all of these components, as required.

•	Provide and install all cables, conduits, trays, Trenwa and raceways between field-mounted devices, junction boxes, and equipment control panels.

Contractor to supply and install the following:

•	All local control station per schematics and wiring diagrams.

•	All power and control cables as shown on the cable schedule.

•	Grounding system, including buried grounding conductors, grounding wells and rods, other electrodes, clamps, skid grounding connectors, and ground connection of motors and structures, as shown on drawings.

•	Junction Boxes, inclusive of supports, concrete, and connections.

•	Cable tray, supports, aboveground conduit and buried conduit.

•	Trenwa, including bases, lids and miters.

•	Lighting, light poles, switches, and control stations.

•	Contractor will coordinate and manage all 3rd party subcontract activities for all sites. The Contractor will provide a direct point of contact and agreed means of communication to the subcontractors. The Contractor will confirm with the various subcontractors when installation and or service will be required.

•	For NGPL, LIQUEFACTION and TGP utility will provide services to install the Utility Transformer and primary cable. Contractor to provide and install secondary cable from utility pole to contractor provided transformer.

•	Preliminary work will be done by the contractor prior to the commencement of work for all Owner supplied equipment.

•	The Owner will provide major electrical equipment to be installed and wired by Contractor as listed in SECTION V.

•	Heat tracing system and components (As shown on drawings)

All conduit runs must be carefully planned and coordinated with the Owner’s Electrical and Mechanical inspectors to avoid interference with present or future piping. Conduit runs not approved by the OSRs will be removed and replaced by Contractor at Contractor’s expense.

Perform testing per the Electrical Work specification.

Contractor shall supply all tools, equipment, labor, supervision and miscellaneous expendables such as, but not limited to: nuts, bolts, screws, fasteners, tape, tie-wraps, etc. as required for the installation of the electrical equipment defined elsewhere herein and as shown on the installation and detail drawings. All tools, including, but not limited to hot sticks and hot gloves, must be stamped with current inspection/test dates. Contractor shall supply all electrical equipment including, but not limited to: wire, cable, conduit and conduit fittings. Contractor shall not de-energize or energize any electrical device or line without approval of Owner Representative.

The materials, installation and testing thereof shall conform to the applicable requirements of the latest edition and supplements of the applicable codes, standards and specifications.

Further, the materials, installation and testing thereof shall conform to the applicable requirements of the latest edition and supplements of the recommended practices, standards and codes of the organizations listed in SECTION VI.

In addition, Contractor should understand that the State of Texas, or other jurisdictions, may inspect any and all electrical installations. Any non-compliant installation shall be corrected at Contractor’s cost and re-inspected until passed. Any fees, costs or penalties associated with these inspections shall be to Contractor’s account.

5.6.	Security System

The Contractor shall include in their proposal and use as their sub-contractor Preferred Technologies, Inc. (Houston, Texas) for the scope of work for Security Systems for the project as generally described below and as specified in detail in SECTION VI. The Contractor shall be fully responsible for the execution of the work by their sub-contractor, Preferred Technologies, Inc.

This section defines the minimum requirements to be met for the design, materials, procurement, assembly, inspection, testing, painting, installation and start-up of the Security, Monitoring, and Controlled Access system and telecommunications to support voice, data, video and security for the Liquefaction M & R Station.

To ensure seamless integration with existing telecommunications systems, Standardization of protocols and commonality of communication platforms shall be implemented to the maximum extent possible.

All components required for a complete and fully operational unit shall be included, whether or not specifically called out in this specification.

The general scope of supply is defined, but not limited to the following:

•	Supply and installation of security cameras as per security plot plan.

•	Cameras are fixed position, or Pan Tilt and zoom, as defined in the Drawings.

•	Main gate access system includes camera, number access pad, card access intercom handset. All equipment shall be weather proof.

•	All cabling, junction boxes, interface cards, server to store theirtoric data, remote interface and required hardware for installation

•	All equipment shall be of the same make and compatible with the Corpus Christi Liquefaction project associated with the Liquefaction M & R Station.

•	All equipment shall be in compliance with the electrical area classification

•	All Documentation, instruction and maintenance manuals

5.7.	Make-Safe Support

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal all ways and means necessary to support Owners operations forces in taking out of service and making safe existing facilities including:

•	TGP Tie-Ins

•	NGPL Tie-Ins

•	Liquefaction Tie-Ins

5.8.	Lightning Suppression

By Owner

5.9.	Heavy Lifting and Rigging

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal and use as their subcontractor a local lifting and rigging service of their choice for the scope of work for heavy lifting and rigging services for the project. The Contractor shall be fully responsible for the execution of the work by their subcontractor. Included in the Contractor’s Lump Sum Base proposal is any and all ways and means necessary to support offloading and setting in place materials and equipment supplied by Owner, including any rigging spreader bars or frames for:

•	Pipe, valves, fittings

•	Vessels and tanks

•	EGM Buildings

•	Meter Runs

See Equipment List SECTION V for dimensions and weights and Company Supplied Materials for manufacturer recommended lifting information, if available.

5.10.	Owner Field Office Facilities

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal field office trailers and amenities equivalent to their own for Owner, Owner’s operations personnel, Owner agents, OSRs, and Engineer including, but not limited to the following:

Liquefaction Metering Station

•	One (1) Owner trailer with two (2) offices, four (4) work stations, and one (1) eight foot (8’) folding meeting table with eight (8) folding chairs

•	Six (6) five foot (5’) desks with locking drawer and six (6) roller chairs

•	Six (6) five foot (5’) folding reference tables

•	Two (2) four drawer legal filing cabinets

•	Power, water, HVAC, sanitation

•	Owner supplied

•	One (1) printer/fax/scanner/color/black-white copier or equivalent capable of handling 8 1⁄2 x 11, 8 1⁄2 x 14 and 11 x 17 paper

•	Two (2) voice lines and handsets for six (6) work stations

•	One (1) data line and hub for six (6) work stations

•	One (1) Conference trailer (Double wide) with four (4) offices, four (4) work stations, and four (4) eight foot (8’) folding meeting table with twenty (20) folding chairs

•	Eight (8) five foot (5’) desks with locking drawer and eight (8) roller chairs

•	Four (4) five foot (5’) folding reference tables

•	Four (4) four drawer legal filing cabinets

•	One (1) job built plan table

•	Power, water, HVAC, sanitation

•	Owner supplied

•	One (1) printer/fax/scanner/color/black-white copier or equivalent capable of handling 8 1⁄2 x 11, 8 1⁄2 x 14 and 11 x 17 paper

•	Two (2) voice lines and handsets for six (6) work stations

•	One (1) data line and hub for six (6) work stations

TGP and NGPL Metering Stations

•	One (1) Owner trailer with two (2) offices, four (4) work stations, and one (1) eight foot (8’) folding meeting table with eight (8) folding chairs

•	Six (6) five foot (5’) desks with locking drawer and six (6) roller chairs

•	Six (6) five foot (5’) folding reference tables

•	Two (2) four drawer legal filing cabinets

•	Power, water, HVAC, sanitation

•	Owner supplied

•	One (1) printer/fax/scanner/color/black-white copier or equivalent capable of handling 8 1⁄2 x 11, 8 1⁄2 x 14 and 11 x 17 paper

•	Two (2) voice lines and handsets for six (6) work stations

•	One (1) data line and hub for six (6) work stations

•	One (1) Conference trailer (Double wide) with four (4) offices, four (4) work stations, and four (4) eight foot (8’) folding meeting table with twenty (20) folding chairs

•	Eight (8) five foot (5’) desks with locking drawer and eight (8) roller chairs

•	Four (4) five foot (5’) folding reference tables

•	Four (4) four drawer legal filing cabinets

•	One (1) job built plan table

•	Power, water, HVAC, sanitation

•	Owner supplied

•	One (1) printer/fax/scanner/color/black-white copier or equivalent capable of handling 8 1⁄2 x 11, 8 1⁄2 x 14 and 11 x 17 paper

•	Two (2) voice lines and handsets for six (6) work stations

•	One (1) data line and hub for six (6) work stations

5.11.	Environmental

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal a full time Environmental Inspector to initially oversee the installation of silt fencing as required by Owner’s CCPL Erosion and Sediment Management Plan included in SECTION XI, and to work with Owner’s Third Party Environmental Inspector to ensure FERC Permit compliance.

Contractor shall be responsible for the supply, installation, and maintenance of an environmental Best Management Practices (BMPs) as detailed in SECTION XI.

5.12.	Construction Site Security

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal and use as their subcontractor local law enforcement personnel for the scope of work of securing the jobsites from one-half (1/2) hour before Contractor’s personnel leave for the evening until one-half (1/2) hour after the Contractor’s personnel return to work in the morning.

Entrance gates at Highway 77 and interior gate shall be manned during all construction activities and/or Contractor’s, Owner’s, or Third Party personnel are present.

5.13.	Field Flange Tensioning

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal and use as their subcontractor a flange tensioning service of their choosing for the scope of work of tensioning bolted flange connections greater than or equal to 24” nominal pipe size.

5.14.	Pipe Coating

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal consideration for all Owner’s pipe being supplied FBE coated, and Owner’s fittings 6” nominal pipe size and larger, being FBE coated. Cut back on coating on supplied pipe and fittings will be not less than two (2) wall thicknesses and not more than three (3) wall thicknesses for welding, and will require field coating according to the Coating Specifications in SECTION VI.

5.15.	Hydrostatic Strength Testing

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal submitting detailed hydrostatic test plans including permanent recordkeeping as appropriate to the systems listed in the Line List in SECTION VIII Hydrostatic Testing, Dewatering, and Drying (to -38.5°F). Plans must be submitted for approval a minimum of 45 days prior to day of test and be approved prior to testing. Note Owners discharge permit conditions shall apply. See attachment in SECTION VIII.

5.16.	Substantial Completion/Pre-Startup and Commissioning Punch/Check List

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal collaborating with Owner’s Operations personnel, Engineer’s Construction Contract Management and QA/QC Inspection staff to develop and implement a Mechanical Completion-Substantial Completion/Pre-Startup and Commissioning Punch/Check List as part of preparation for Contractor’s Final Completion and Owner’s Startup and Commissioning of the facilities.

5.17.	Commissioning and Startup

The Contractor shall include in their Estimated Total Contractor’s Compensation proposal the following manpower and equipment for eight (8) weeks, to support Owner’s operations forces in startup and commissioning. Thereafter, Contractor’s forced account rates shall apply.

•	Civil/Structural/Mechanical/Piping

•	One (1) Foreman

•	Two (2) Laborers

•	One (1) Crew Truck

•	One (1) Lot Hand Tools

•	Electrical/Instrumentation/Controls

•	One (1) Technician

•	One (1) Helper

•	One (1) Crew Truck

•	One (1) Lot Hand Tools

5.18.	Flange Inspection Procedure

1.	Contractor, with the input of the OSR, shall include in their Estimated Total Contractor’s Compensation proposal developing a “Flange Map” using fabrication/spool drawings.

2.	A Flange Inspection List will be developed using the Flange Map.

3.	All flanges will be tagged with inspection tags with four blanks for sign-off by the OSR: Fit Up, Torque/Tension Values, Gasket Material, and Final Inspection.

4.	OSR marks flange with corresponding Flange Map number.

5.	OSR reviews FIT UP (bolt holes line up, face to face at 90 degrees, etc.). Sign/date inspection tag and tie red tape/flag on flange. Sign/date Flange Inspection List.

6.	OSR reviews and signs off on GASKET MATERIAL and TORQUE/TENSION VALUES. Sign/date inspection tag and tie yellow tape/flag on flange. Sign/date Flange Inspection List.

7.	OSR witnesses and signs off on TORQUEING/TENSIONING. Sign/date inspection tag and tie green tape/flag on flange. Sign/date Flange Inspection List.

6.0	REFERENCED DRAWINGS, CODES, SPECIFICATIONS & STANDARDS

Refer to SECTION VI for a list of Codes, Specifications and Standards for this Work.

Refer to SECTION VII for a list of Construction Drawings for this Work.

All materials and construction activities provided/performed shall be in accordance with the standards and codes, latest editions, in effect at the time such materials and services are provided as listed in the Specifications. All standards and codes listed shall be considered part of this Scope of Work.

Further, the materials, installation and testing thereof shall conform to the applicable requirements of the latest edition and supplements of the recommended practices, standards and codes of the listed organizations:

The Specifications are the minimum acceptable to Owner. Should any conflict exist between listed standards or codes, the more stringent shall apply unless otherwise directed by the OSR.

7.0	GENERAL CONSTRUCTION REQUIREMENTS

Contractor shall perform a review of all drawings within ten (10) calendar days after receipt of IFC (Issued for Construction) drawings and shall immediately advise Owner of any changes in scope, disparity, omissions, or errors identified in the IFC drawings or the Scope of Work. Failure to provide such notice shall be indicative of Contractor’s acceptance of the drawings as being sufficient and proper for completion of the Work.

7.1.	Quality Assurance

All materials and parts herein specified shall be new and unused, of current manufacture, of the highest grade, and free from all defects and imperfections that would adversely affect performance and equipment. The OSR may, at their discretion, reject any parts or materials that do not meet these criteria.

Contractor is responsible for performance of all inspection/test requirements specified herein.

Owner reserves the right to be present for any of the inspections/tests set forth in this bid document when such inspections are deemed necessary to assure supplies and services conform to the prescribed requirements.

Contractor shall take corrective action on and repair all assemblies/sub-assemblies failing to pass tests and re-test until all units pass all tests.

7.2.	Project Administration

7.2.1.	Communication

Communications between Owner and Contractor shall be conducted between a Designated Representative of each party.

In the event communications between Non-Designated Representatives become necessary, such communication shall be documented and copies forwarded to the Designated Representatives to ensure they are properly informed.

Unless written permission is given by the OSR, changes in scope of work, construction drawings and/or schedule shall not be made.

7.2.2.	Preliminary Execution Plan

The Contractor shall provide a preliminary execution plan demonstrating how Contractor plans on doing the work.

7.2.3.	Schedule

Contractor shall provide a Gantt chart schedule showing major work activities. Schedule shall show each location, and sub-tasks within each location separately.

The critical sequence of activities shall be highlighted.

7.2.4.	Cost-Change Orders

Contractor shall receive an approved change order prior to proceeding with any additional work or changes outside this Scope of Work.

7.2.5.	Status Report

Contractor shall provide the following in a written report at the start of construction and every week thereafter.

•	Updated schedules.

•	Summary of change orders issued and change orders that are approved.

•	General description of the project including:

•	Major areas of work completed to date

•	Major work in progress

•	Problem areas or restraints

•	Projected work for the next week period

•	A weekly report with percentage completed indicated for each work task using the following earned value management key metrics

•	Earned Value (EV)

•	Planned Value (PV)

•	Actual Cost (AC)

•	Cost Variance (CV) = EV-AC

•	Schedule Variance (SV) = EV-PV

•	Cost Performance Index (CPI) = EV/AC

•	Schedule Performance Index (SPI) = EV/PV

•	Budget at Completion (BAC)

•	To Complete Performance Index (TCPI) = (BAC-EV)/(BAC-AC)

•	Estimate at Completion (EAC) = AC+(BAC-EV)/CPI

See a provided sample of a monthly report format to serve as a reference for Contractor’s reporting requirement, Instruction to Bidders, Pro Forma Contract.

7.2.6.	Coordination

Prior to mobilization, the Contractor’s project management team (project manager, superintendent, foremen, HSE supervisor, and project controls) will spend four (4) weeks in the Owner’s office refining construction execution plan and reviewing drawings and specifications with the Owner’s project management team.

Contractor shall attend daily coordination meetings with Owner to review work activities and provide their report on work.

Contractor will be required at times to re-schedule proposed work due to conflict with other contractors. Re-schedule or change of schedule due to conflict with other contractors or production operations shall not warrant Contractor a change order if Contractor suffers no down time. Contractor shall make best efforts to avoid down or stand-by time.

Contractor shall advise Owner:

•	Prior to mobilizing to the site(s) and beginning work.

•	Prior to beginning any major construction activity which has impact on Safety, foreign lines, existing installations, or material availability for other systems or sub-systems.

•	If the drawings or other Project documents are not clear or are in conflict.

•	Prior to reaching specific HOLD Points which may be noted in the drawings or Project documents.

7.3.	Contractor Facilities

Contractor shall be required to set up their own facilities at the work location(s).

Contractor shall not utilize any Owner-furnished equipment or material in the set up, maintenance, or tear down of Contractor facilities.

Contractor facilities shall be set up in areas approved by the Owner.

7.4.	Utilities/Support

Contractor shall supply any food and food services required for Contractor’s personnel.

Contractor shall supply all power generation equipment, electrical material, and lights required for execution of the work.

Contractor shall supply all potable water, utility water, sanitary facilities, and utility air required for use at the sites.

Contractor shall collect trash and waste materials and dispose of same at an acceptable site.

Contractor shall supply all first aid equipment, including an AED as required by Owner for the number of personnel expected to be employed by Contractor.

Contractor shall set up and maintain a material storage yard.

Contractor shall provide security for work site and be responsible for all Contractor’s equipment and materials, and Owner-furnished equipment and materials accepted by Contractor during the term of the contract.

Contractor shall make all notifications required by permits or right-of-way agreements.

Contractor shall make all necessary calls to “one-call” damage prevention program in Texas. Contractor shall give all notices and perform all acts required and recommended by such programs. Where pipelines are installed parallel and adjacent to an existing pipeline or other facilities, where Contractor equipment will be operating over or in the vicinity of existing pipelines or other facilities, Contractor will exercise extreme care to prevent any damage to any existing pipelines or facilities. Contractor shall make all notifications to owners of existing facilities before working over or near these facilities.

Contractor shall maintain existing temporary interior perimeter fence at the CCPL sites until permanent fencing is installed.

Contractor shall coordinate work with interconnecting pipelines where needed (TGP and NGPL).

7.5.	Construction Sites

Contractor shall be required to fabricate, construct, erect, install, outfit, test, and ready for service all items as described in the bid documents.

Contractor shall not utilize any Owner-furnished equipment or material in the support of their labor crews or machinery, e.g., wire between Contractor’s generators and welding machines will be supplied by Contractor.

7.6.	Equipment

Contractor shall furnish all equipment required to perform the work. This equipment includes, but is not limited to:

•	Personnel vehicles

•	Trucks of all type

•	Cranes for all lifts

•	Lifting frames, spreaders, tackle, etc. for all lifts.

•	Earthmoving and civil works equipment of all type

•	Heavy machinery for setting equipment, skids, etc.

•	Equipment for installing underground pipe and conduit

•	Bulk material handling equipment.

Contractor shall supply all support equipment and hook-up material required to perform the work. This equipment includes, but is not limited to:

•	Air compressors

•	Generators

•	Portable lighting

•	Ventilation equipment

•	Portable heaters

•	Testing equipment

•	Welding machines

•	Welding shelters or other work shelters, tarps, tents or other supplies

•	Cutting/bending/threading machines

•	Construction lighting sets

Contractor shall supply all tools required to complete the work. Tools required include, but are not limited to the following:

•	Painting tools

•	Forming and finishing tools

•	Individual tool sets

•	Work crew tool trailers

•	Power tools of all type

•	Testing equipment

•	Surveying equipment of all type

7.7.	Crews

Contractor shall supply all crews required to complete the work. Contractor’s crews shall include, but not be limited to the following:

•	Equipment operators

•	Surveyors

•	Structural fabrication/civil workers

•	Equipment setters

•	Pipers

•	Mechanical hook-up workers

•	Painters

•	Insulators

•	Warehouse/material control personnel

•	Electricians

•	Support personnel for above crews

•	Instrument technicians

•	Fiber installation laborers

•	Welders

•	Welders helpers

•	General labor

•	Drivers

•	Flag men

•	Miscellaneous workers

•	Quantity surveyors

•	Clerks, administrators, schedulers and all other staff

8.0	FURNISHED BY OWNER

Owner will provide only the materials/equipment specifically listed as furnished by Owner in SECTION V. All other materials, equipment, services, labor, etc. are provided by Contractor.

When Contractor receives such materials/equipment from Owner, Contractor will be required to indicate by signature their receipt and Contractor shall become responsible for such materials/equipment until completion of the Work and Owner’s acceptance.

Owner intends to free-issue major equipment, large-bore valves, specialty items and other equipment and material as shown in the Equipment List, SECTION V. As a general rule, pressure-containing pipe, valves and fittings 2” and larger will be furnished and free-issued by Owner. All other materials are to be furnished by Contractor.

All bulk Owner-furnished materials are expected to be available at the Taft Material Yard, prior to Contractor mobilization.

Owner-furnished Major Equipment will be DAP (Incoterms – 2010) job site and shall be off-loaded, handled and stored, if required, by the Contractor prior to installation. Any booms, spreader bars and lifting equipment required to unload skids shall be provided by Contractor. Contractor shall indicate their proposed delivery schedule in their proposal.

All surplus material shall be inventoried and returned by the Contractor to the Owner at the end of the Work and prior to Contractor de-mobilization.

9.0	FURNISHED BY CONTRACTOR

The Contractor shall furnish all equipment, materials, services, labor, consumables and other items required to complete the Work that are not specifically listed as Owner-furnished.

The Owner reserves the right to approve the source of supply and manufacturer of all materials furnished by Contractor which will enter into the permanent construction. Contractor shall not place orders for any materials of this type until the Owner has had the opportunity of exercising this option.

The Contractor-furnished items include, but are not limited to:

•	All materials, equipment, labor, supervision and other services to perform the Work as shown in the Drawings and as specified.

•	All structural steel for any purpose, as shown in the Drawings.

•	All bulk piping materials less than 2” size.

•	All bulk electrical and instrument material (conduit, fittings, cable tray & accessories, wire, tubing, instrument valves, etc.).

•	Cement, concrete aggregate, ready-mixed concrete, non-shrink and epoxy grouts, sand, clam shell, form lumber, form clamps, form oil, treated timbers, nails and spikes, tie wires, reinforcing steel bars and mesh, chairs, bar supports, concrete hardener, waterproofing, expansion joint, and all embedded items in concrete.

•	Drill shaft materials, supplies, equipment of all type.

•	Water for drinking and sanitary purposes.

•	All fill, paving and landscaping materials, including sand for ditch, padding, special backfill, and crushed rock for equipment locations and drives as shown on drawings.

•	Welding equipment and all miscellaneous welding materials including welding rods, welding consumables and pre-heat equipment and fuel.

•	All tools and equipment necessary or required to complete the Work and all timbers or other materials required to store, move or erect pipe, piping, structures, and other facilities and equipment.

•	All expendable or consumable materials and supplies required for performance of the Work.

•	Survey services, personnel, equipment.

•	Temporary buildings and latrines, suitable in quantity, size and type for the use of class of service and shall be properly and regularly maintained by Contractor. If not covered by particular specifications or Codes they shall conform to the usual standards of the Owner. All such temporary structures shall be removed by Contractor upon completion of job.

•	All labor including supervision, skilled and common labor required and necessary to complete the project.

•	All tools, equipment and machinery necessary for construction as considered necessary in the opinion of the OSR. This includes equipment necessary for testing of all equipment and systems, including testing of welders and detection of holidays.

•	All lifting frames to be designed and provided by Contractor or Contractor’s sub-contractor. All rigging equipment of any type, including, but not limited to lifting slings, shackles, spreader bars, shall be supplied by the Contractor for lifting and handling of all material and equipment.

•	Provisions for telephone service and/or electronic data communication.

•	All fencing and gates, permanent and temporary shown on the Drawings. All chain link fencing materials and all fencing materials to repair or replace any existing fences where they must be moved or modified by the Contractor. This will include providing paint and painting of fence posts and installing Owner-furnished signs, if required.

•	Weld caps, valving, blind flanges and materials for test manifolds required to facilitate pressure tests of fabricated pipe sections.

•	All materials, labor and equipment required to restore roads to their original condition prior to commencement of construction. Contractor and Owner Representatives shall inspect the roads before construction works begin and shall mutually agree on their condition. Contractor shall repair any road damage attributable to their work activities.

•	Contractor shall conduct pressure test on all piping systems and appurtenances as required. For this purpose, Contractor shall furnish the hydraulic pumps, air compressors and other equipment of sufficient size and capacity as required for the test; all temporary valves, fittings, piping, required to conduct the hydro-static test; test instruments, pressure tubing, valves, and fittings; deadweight tester; pressure recording gauge indicating pressure gauge charts; all accessory supplies and materials to conduct the test, determine the results, and record the results of pressure tests. Contractor shall supply qualified personnel and supervision to conduct the test. Contractor shall provide nitrogen for nitrogen tests, if any.

•	All pigs for de-watering, cleaning and drying the piping facilities. Contractor shall obtain water for hydro-test from a source approved by Owner. Contractor shall provide transport for same to and from water tank(s).

•	All equipment, coating, primer and materials for coating all pipe and weld fittings installed below grade not furnished coated by the Owner. This includes field joints, valves, and repairing damaged coatings of underground facilities. Materials to be used shall be approved by Owner.

•	All equipment and coating materials for coating all pipe, valves, and weld fittings installed above grade not furnished coated by Owner.

•	All bolts, nuts and gaskets for piping systems.

•	All structural steel for clamps and supports.

•	All anchor bolts, bolts, nuts and washers.

•	All concrete or steel culvert pipes.

•	All cable, ground rods and all other material to ground pipe near high voltage equipment.

•	All piles, piling, sheet piles or other materials required for shoring ditch.

•	All materials furnished by Contractor and entering into the permanent construction shall be new and of the Specifications prescribed by the Owner. Contractor shall make all arrangements for ordering, receiving and storing materials that he furnishes.

•	All pipe support material including structural steel, pipe supports, U-bolts, I-rods, and pipe support racks.

•	All material for the adjustment, relocation or repair of existing structures or utilities.

•	Miscellaneous Electrical & Instrument Consumables

•	Supports, hangers, Unistrut, clamps, nuts, bolts, washers, screws, fasteners

•	Tape, tie-wraps, wire connectors and labels, pulling compound

•	Conduit sealing fiber and compound

•	Other Consumables

•	All other materials required to complete the Work not specifically furnished by the Owner.

10.0	SAFETY AND ENVIRONMENTAL

Contractor shall provide their Health, Safety & Environmental (HSE) Plan for approval by Owner.

Contractor’s personnel must attend the Owner’s Safety and Environmental orientation class prior to visiting the site. The venue of this orientation will be at Owner designated site. All Owner’s safety work rules, regulations, as well as Contractor’s health, environment and safety (HSE) guidelines, shall be reviewed and understood prior to the commencement of the Work.

Contractor shall coordinate closely with Owner’s site operations and HSE personnel to ensure compliance with policies regarding site hazards, PPE, journey management, permit to work, and other requirements as cited in the Owner’s HSE documentation.

The work sites are associated with operating gas facilities and significant natural and industrial hazards may be present. Contractor and all of their personnel shall discuss these hazards with Owner site personnel and become familiar with the risks before proceeding with the work. This requirement applies to any and all Contractor personnel and/or their sub-Contractors, suppliers, drivers, and other personnel.

Contractor personnel must wear appropriate safety equipment, such as safety boots, hard hats (no head covering allowed between scalp and hard hat straps), safety glasses, long-sleeved shirts, long pants, Fire-Resistant Clothing (where gas could potentially be present) and other PPE, all to be supplied by Contractor.

The Contractor is required to practice due diligence in their execution of the work in full compliance with Owner’s policies and procedures.

Contractor shall designate one Safety Representative for each area of work.

Contractor shall immediately notify the OSR of any incident or near incident involving its personnel or equipment that has or could have resulted in an injury.

Contractor shall be required to hold a daily tailgate safety meeting, which includes each and every one of its onsite employees. The Contractor shall document such meetings with a brief description of topics discussed and a sign-off sheet, which shall be signed by attendees. This documentation shall be submitted to the OSR no later than the day following the meeting.

Contractor shall at all times keep its work areas and construction trailer area (if applicable) in a neat clean, open and safe condition.

The Contractor shall provide the list of chemical(s) and the Material Safety Data Sheets (MSDS) or Safety Data Sheets (SDS) of chemicals that are planned for use at the work sites to the OSR and must obtain their written approval prior to bringing the chemical(s) to the site(s). The Contractor shall be responsible for ensuring MSDS are located and accessible to all personnel. The Contractor shall be required to post appropriate signage warning of the presence of these chemicals and provide access to Material Safety Data Sheets (MSDS) information to employees per OSHA Regulations.

The handling of any chemicals brought to any work site by the Contractor and the temporary storage of those chemicals shall be in accordance with EPA and OSHA regulations as well as Owner’s environmental requirements (e.g. storm water pollution prevention plan).

The Contractor shall be required to provide appropriate environmental barriers to contain all spills within the controlled area. The Contractor shall be responsible for controlling any spills that may occur and proper disposal of item(s) soiled as a result of the spill in accordance with the applicable local, state and federal regulations. The Contractor must notify the OSR of any spills.

Drawing List - TGP

Document Number	Document Title

CCTNM-E-CV-DWG-00001	Site grubbing and erosion control plan

CCTNM-E-CV-DWG-00002	Site rough grading and drainage plan

CCTNM-E-CV-DWG-00003	Site finish grading and drainage plan

CCTNM-E-CV-DWG-00004	Site finish grading cross sections

CCTNM-E-CV-DWG-00005	Paving and gravel plan

CCTNM-E-CV-DWG-00006	erosion control details

CCTNM-E-CV-DWG-00007	Typical sections and details

CCTNM-E-CV-LST-00001	List of Civil/Structural Materials

CCTNM-E-SS-DWG-00001	Foundation loaction plan

CCTNM-E-SS-DWG-00002	Drill pier location plan

CCTNM-E-SS-DWG-00003	Typical drill pier detail & schedule

CCTNM-E-SS-DWG-00005	Chromatograph bldg fnd plan & section

CCTNM-E-SS-DWG-00007	Filter separator F-0110 thru F-0120 fnd - plan & section

CCTNM-E-SS-DWG-00008	Filter separator F-0110 thru F-0120 fnd - pan & section

CCTNM-E-SS-DWG-00009	Storage tank TK-0150 fnd - plan & section

CCTNM-E-SS-DWG-00010	Area light pole fnd

CCTNM-E-SS-DWG-00015	Misc pipe support fnd schedule - sht 1

CCTNM-E-SS-DWG-00016	Misc pipe support fnd details - sht 1

CCTNM-E-SS-DWG-00017	Underground pipe supp fnd - detals & schedule

CCTNM-E-SS-DWG-00020	Filter separator, access platform plan & section

CCTNM-E-EL-DGM-00001	OVERALL ONE LINE DIAGRAM

CCTNM-E-EL-DWG-00001	Area Classification Plan

CCTNM-E-EL-DWG-00002	GROUNDING PLAN

CCTNM-E-EL-DWG-00003	POWER, CONTROL AND INSTRUMENT KEYPLAN

CCTNM-E-EL-DWG-00004	POWER, CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00005	POWER, CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00006	POWER, CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00007	POWER, CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00008	POWER CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00009	POWER CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00010	POWER CONTROL AND INST PLAN

CCTNM-E-EL-DWG-00011	POWER CONTROL AND INSTRUMENT PLAN

CCTNM-E-EL-DWG-00020	AREA CLASS DETAILS

CCTNM-E-EL-DWG-00021	GROUNDING DETAILS

CCTNM-E-EL-DWG-00022	GROUNDING DETAILS

CCTNM-E-EL-DWG-00023	GROUNDING DETAILS

CCTNM-E-EL-DWG-00024	GROUNDING DETAILS

CCTNM-E-EL-DWG-00025	LIGHTING DETAILS

CCTNM-E-EL-DWG-00026	CABLE TRAY DETAILS

CCTNM-E-EL-DWG-00027	UNDERGROUND DETAILS

CCTNM-E-EL-DWG-00030	SYMBOLS AND LEGEND

CCTNM-E-EL-DWG-00031	SYMBOLS AND LEGEND

CCTNM-E-EL-DWG-00032	SYMBOLS AND LEGEND

CCTNM-E-EL-DWG-00033	SYMBOLS AND LEGEND

CCTNM-E-EL-LST-00001	ELECTRICAL DRAWING INDEX

CCTNM-E-EL-SCH-00001	PANELBOARD SCHEDULE

CCTNM-E-EL-SCH-00002	ELECTRICAL CONDUIT AND CABLE SCHEDULE

CCTNM-E-CS-DGM-00001	EGM Building Conduit & Electrical Diagram

CCTNM-E-CS-DGM-00002	Instrumentation Control Block Diagram

CCTNM-E-CS-DGM-00003	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTNM-E-CS-DGM-00004	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTNM-E-CS-DGM-00005	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTNM-E-CS-DGM-00006	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCTNM-E-CS-DGM-00007	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCTNM-E-CS-DWG-00001	EGM Building Plan

CCTNM-E-CS-DWG-00002	EGM Building Exterior Elevations

CCTNM-E-CS-DWG-00003	EGM Building Miscellaneous Details

CCTNM-E-CS-DWG-00004	Instrumentation Installation Details

CCTNM-E-CS-DWG-00005	Instrumentation Installation Details

CCTNM-E-CS-LST-00001	Egm Building Bill Of Material

CCTNM-E-CS-LST-00002	Instrumentation Drawing Index

CCTNM-E-MC-LST-00001	Tennessee Gas Pipeline Meter Station Equipment List

CCTNM-E-MC-LST-00002	Tennessee Gas Pipelline Meter Station Tie-In List

CCTNM-E-MC-LST-00003	Large Bore Check Valve List

CCTNM-E-MC-LST-00004	Large Bore Manual Ball Valve List

CCTNM-E-MC-LST-00006	Tennessee Gas Pipeline Meter Station Specialty Item List

CCTNM-E-MC-LST-00007	Small Bore Manual Valve List (2”-22”)

CCTNM-E-MC-LST-00008	Piping and Fittings MTO

CCTNM-E-MC-LST-00009	Large Bore Check Valve Pipe Pup List

CCTNM-2107-G-C-30.01	Isometric

CCTNM-2107-G-C-30.02	Isometric

CCTNM-2107-G-C-30.03	Isometric

CCTNM-2108-G-C-30.01	Isometric

CCTNM-2108-G-C-30.02	Isometric

CCTNM-2108-G-C-30.03	Isometric

CCTNM-2109-G-C-24.01	Isometric

CCTNM-2112-G-C-24.01	Isometric

CCTNM-2113-G-C-24.01	Isometric

CCTNM-2114-G-C-30.01	Isometric

CCTNM-2114-G-C-30.02	Isometric

CCTNM-2115-G-C-16.01	Isometric

CCTNM-2116-G-C-16.01	Isometric

CCTNM-2117-G-C-8.01	Isometric

CCTNM-2120-G-C-16.01	Isometric

CCTNM-2121-G-C-16.01	Isometric

CCTNM-2122-G-C-8.01	Isometric

CCTNM-2125-G-C-30.01	Isometric

CCTNM-2125-G-C-30.02	Isometric

CCTNM-2126-G-C-6.01	Isometric

CCTNM-2127-G-C-20.01	Isometric

CCTNM-2128-G-C-20.01	Isometric

CCTNM-2129-G-C-20.01	Isometric

CCTNM-2131-G-C-6.01	Isometric

CCTNM-2131-G-C-6.02	Isometric

CCTNM-2132-G-C-20.01	Isometric

CCTNM-2132-G-C-20.02	Isometric

CCTNM-2133-G-C-20.01	Isometric

CCTNM-2133-G-C-20.02	Isometric

CCTNM-2134-G-C-20.01	Isometric

CCTNM-2134-G-C-20.02	Isometric

CCTNM-2136-G-C-30.01	Isometric

CCTNM-2136-G-C-30.02	Isometric

CCTNM-2137-G-C-30.01	Isometric

CCTNM-2137-G-C-30.02	Isometric

CCTNM-2138-G-C-30.01	Isometric

CCTNM-2139-G-C-30.01	Isometric

CCTNM-4101-GV-C-2.01	Isometric

CCTNM-4102-GV-C-2.01	Isometric

CCTNM-4103-GV-C-2.01	Isometric

CCTNM-4104-GV-C-2.01	Isometric

CCTNM-4105-GV-C-4.01	Isometric

CCTNM-4112-GV-C-4.01	Isometric

CCTNM-4113-GV-C-4.01	Isometric

CCTNM-4114-GV-C-4.01	Isometric

CCTNM-4115-GV-C-4.01	Isometric

CCTNM-6101-PL-C-2.01	Isometric

CCTNM-6101-PL-C-2.02	Isometric

CCTNM-6102-PL-C-2.01	Isometric

CCTNM-6102-PL-C-2.02	Isometric

CCTNM-6103-PL-C-2.01	Isometric

CCTNM-6103-PL-C-2.02	Isometric

CCTNM-6104-PL-C-2.01	Isometric

CCTNM-6104-PL-C-2.02	Isometric

CCTNM-6105-PL-C-2.01	Isometric

CCTNM-6105-PL-C-2.02	Isometric

CCTNM-6106-PL-C-2.01	Isometric

CCTNM-6106-PL-C-2.02	Isometric

CCTNM-6107-PL-C-2.01	Isometric

CCTNM-6107-PL-C-2.02	Isometric

CCTNM-6108-PL-C-2.01	Isometric

CCTNM-6108-PL-C-2.02	Isometric

CCTNM-6109-PL-C-2.01	Isometric

CCTNM-6109-PL-C-2.02	Isometric

CCTNM-6109-PL-C-2.03-HOLD	Isometric

CCTNM-6110-PL-A-4.01-HOLD	Isometric

CCTNM-6111-PL-A-2.01-HOLD	Isometric

CCTNM-6112-PL-A-2.01-HOLD	Isometric

CCTNM-E-PP-DWG-00101	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00102	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00103	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00104	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00105	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00106	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00107	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00108	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00109	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00110	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00111	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00112	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00113	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00114	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00115	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00116	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00117	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00118	Piping Plan - Tennessee Gas Pipeline M&R Station

CCTNM-E-PP-DWG-00119	Piping Plan

CCTNM-E-PP-DWG-00400	Pipe Support Details

CCTNM-E-PP-DWG-00401	Pipe Support Details

CCTNM-E-PP-DWG-00402	Syphon Drain Details

CCTNM-E-PP-DWG-00403	Pipe Support Details

CCTNM-E-PP-DWG-00404	Pipe Support Details

CCTNM-E-PP-LAY-00001	General Arrangement Tennessee Gas Pipeline Meter Station

CCTNM-E-PP-LAY-00010	Equipment Arrangement

CCTNM-E-PP-LAY-00011	Equipment Location Plan

CCTNM-E-PP-LST-00001	Line List

CCTNM-E-PP-LST-00002	Isometric Index

CCTNM-T-0150DRAIN-HOLD	Isometric

CCTNM-T-0150LD1-HOLD	Isometric

CCTNM-T-0150LD2-HOLD	Isometric

CCTNM-T-0150LG-HOLD	Isometric

CCTNM-T-0150PSV(VF)-HOLD	Isometric

CCTNM-E-PS-INX-00051	PFD TGP M&R Station - Drawing Index

CCTNM-E-PS-INX-00052	PFD TGP M&R Station - Drawing Index

CCTNM-E-PS-INX-00053	P&ID TGP M&R Station - Legend

CCTNM-E-PS-INX-00054	P&ID TGP M&R Station - Legend

CCTNM-E-PS-PFD-00005	PFD TGP M&R Station

CCTNM-E-PS-PID-00053	P&ID TGPM&R Station - Station Inlet / Station Outlet Switching

CCTNM-E-PS-PID-00054	P&ID TGP M&R Station - Filter Separator

CCTNM-E-PS-PID-00055	P&ID TGP M&R Station - Filter Separator

CCTNM-E-PS-PID-00056	P&ID TGP M&R Station - Meter Run

CCTNM-E-PS-PID-00057	P&ID TGP M&R Station - Meter Run

CCTNM-E-PS-PID-00058	P&ID TGP M&R STATION - METER RUN - VOID

CCTNM-E-PS-PID-00059	P&ID TGP M&R Station - Flow Control

CCTNM-E-PS-PID-00060	P&ID TGP M&R STATION - FLOW CONTROL SKID - VOID

CCTNM-E-PS-PID-00062	P&ID TGP M&R Station - Condensate Storage Tank

Drawing List - NGPL

Document Number	Document Title

CCNGPL-E-CV-DWG-00001	Site grading and erosion control plan

CCNGPL-E-CV-DWG-00002	Site Rough Grading and Drainage Plan

CCNGPL-E-CV-DWG-00003	Site finish grading and drainage plan

CCNGPL-E-CV-DWG-00004	Site finish grading cross sections

CCNGPL-E-CV-DWG-00005	Paving and gravel plan

CCNGPL-E-CV-DWG-00006	Erosion control details

CCNGPL-E-CV-DWG-00007	Typical sections and details

CCNGPL-E-CV-LST-00001	List of Civil/Structural Materials

CCNGPL-E-SS-DWG-00001	Foundation location plan - sht 1

CCNGPL-E-SS-DWG-00002	Drill pier location plan

CCNGPL-E-SS-DWG-00003	Typical drill pier details & schedule

CCNGPL-E-SS-DWG-00005	Chromatograph bldg fnd - plan & section

CCNGPL-E-SS-DWG-00006	Ultrasonic meter fnd - plan, sec & det

CCNGPL-E-SS-DWG-00007	Filter separator V-8100 thru V-8400 fnd - plan & section

CCNGPL-E-SS-DWG-00008	Filter separators platforms fnd - plan & section

CCNGPL-E-SS-DWG-00009	Storage tank TK-0250 fnd - plan & sec

CCNGPL-E-SS-DWG-00010	Area light pole fnd

CCNGPL-E-SS-DWG-00015	Misc pipe support fnd schedule - sht 1

CCNGPL-E-SS-DWG-00016	Misc pipe support fnd details - sht 1

CCNGPL-E-SS-DWG-00017	Underground pipe supp fdn - details & schedule

CCNGPL-E-SS-DWG-00021	Filter separator. access platform plan & section

CCNGPL-E-EL-DGM-00001	OVERALL ONE LINE DIAGRAM

CCNGPL-E-EL-DWG-00001	Area Classification Plan

CCNGPL-E-EL-DWG-00002	GROUNDING PLAN

CCNGPL-E-EL-DWG-00003	POWER, CONTROL AND INSTRUMENT KEYPLAN

CCNGPL-E-EL-DWG-00004	POWER, CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00005	POWER, CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00006	POWER, CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00007	POWER, CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00008	POWER CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00009	POWER CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00010	POWER CONTROL AND INSTRUMENT PLAN

CCNGPL-E-EL-DWG-00020	AREA CLASSIFICATION DETAILS

CCNGPL-E-EL-DWG-00021	GROUNDING DETAILS

CCNGPL-E-EL-DWG-00022	GROUNDING DETAILS

CCNGPL-E-EL-DWG-00023	GROUNDING DETAILS

CCNGPL-E-EL-DWG-00024	GROUNDING DETAILS

CCNGPL-E-EL-DWG-00025	LIGHTING DETAILS

CCNGPL-E-EL-DWG-00026	CABLE TRAY DETAILS

CCNGPL-E-EL-DWG-00027	UNDERGROUND DETAILS

CCNGPL-E-EL-DWG-00030	SYMBOLS AND LEGEND

CCNGPL-E-EL-DWG-00031	SYMBOLS AND LEGEND

CCNGPL-E-EL-DWG-00032	SYMBOLS AND LEGEND

CCNGPL-E-EL-DWG-00033	GENERAL NOTES

CCNGPL-E-EL-LST-00001	ELECTRICAL DRAWING INDEX

CCNGPL-E-EL-SCH-00001	PANELBOARD SCHEDULES

CCNGPL-E-EL-SCH-00002	ELECTRICAL CONDUIT AND CABLE SCHEDULE

CCNGPL-E-CS-DGM-00001	EGM Building Conduit & Electrical Diagram

CCNGPL-E-CS-DGM-00002	INSTRUMENTATION CONTROL BLOCK DIAGRAM

CCNGPL-E-CS-DGM-00003	INSTRUMENTATION FIELD WIRING DIAGRAM

CCNGPL-E-CS-DGM-00004	INSTRUMENTATION FIELD WIRING DIAGRAM

CCNGPL-E-CS-DGM-00005	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCNGPL-E-CS-DGM-00006	INSTRUMENTATION WIRING DIAGRAM RTU-JBOX

CCNGPL-E-CS-DGM-00007	INSTRUMENTATION FIELD WIRING DIAGRAM

CCNGPL-E-CS-DWG-00001	EGM Building Plan

CCNGPL-E-CS-DWG-00002	EGM Building Exterior Elevations

CCNGPL-E-CS-DWG-00003	EGM Building Miscellaneous Details

CCNGPL-E-CS-DWG-00004	INSTRUMENT INSTALLATION DETAILS

CCNGPL-E-CS-DWG-00005	INSTRUMENT INSTALLATION DETAILS

CCNGPL-E-CS-LST-00001	EGM Building Bill Of Material

CCNGPL-E-CS-LST-00002	INSTRUMENT DRAWING INDEX

CCNGPL-E-MC-LST-00001	NGPL Meter Station Equipment List

CCNGPL-E-MC-LST-00002	NGPL Pipeline Meter Station Tie-In List

CCNGPL-E-MC-LST-00003	Large Bore Check Valve List

CCNGPL-E-MC-LST-00006	NGPL Meter Station Specialty Item List

CCNGPL-E-MC-LST-00007	Small Bore Manual Valve List (2”-22”)

CCNGPL-E-MC-LST-00008	Piping and Fittings MTO

CCNGPL-E-MC-LST-00009	Large Bore Check Valve Pipe Pup List

CCNGPL-2156-G-C-24.01	Isometric

CCNGPL-2156-G-C-24.02	Isometric

CCNGPL-2156-G-C-24.03	Isometric

CCNGPL-2157-G-C-20.01	Isometric

CCNGPL-2157-G-C-20.02	Isometric

CCNGPL-2160-G-C-20.01	Isometric

CCNGPL-2161-G-C-20.01	Isometric

CCNGPL-2161-G-C-20.02	Isometric

CCNGPL-2163-G-C-12.01	Isometric

CCNGPL-2164-G-C-12.01	Isometric

CCNGPL-2165-G-C-6.01	Isometric

CCNGPL-2167-G-C-12.01	Isometric

CCNGPL-2168-G-C-12.01	Isometric

CCNGPL-2169-G-C-6.01	Isometric

CCNGPL-2171-G-C-24.01	Isometric

CCNGPL-2171-G-C-24.02	Isometric

CCNGPL-2172-G-C-8.01	Isometric

CCNGPL-2173-G-C-20.01	Isometric

CCNGPL-2174-G-C-20.01	Isometric

CCNGPL-2176-G-C-8.01	Isometric

CCNGPL-2176-G-C-8.02	Isometric

CCNGPL-2177-G-C-20.01	Isometric

CCNGPL-2177-G-C-20.02	Isometric

CCNGPL-2178-G-C-20.01	Isometric

CCNGPL-2178-G-C-20.02	Isometric

CCNGPL-2180-G-C-24.01	Isometric

CCNGPL-2180-G-C-24.02	Isometric

CCNGPL-2181-G-C-24.01	Isometric

CCNGPL-4101-GV-C-2.01	Isometric

CCNGPL-4102-GV-C-2.01	Isometric

CCNGPL-4103-GV-C-2.01	Isometric

CCNGPL-4104-GV-C-2.01	Isometric

CCNGPL-4105-GV-C-4.01	Isometric

CCNGPL-4106-GV-C-4.01	Isometric

CCNGPL-4107-GV-C-4.01	Isometric

CCNGPL-4108-GV-C-4.01	Isometric

CCNGPL-6151-PL-C-2.01	Isometric

CCNGPL-6151-PL-C-2.02	Isometric

CCNGPL-6152-PL-C-2.01	Isometric

CCNGPL-6152-PL-C-2.02	Isometric

CCNGPL-6153-PL-C-2.01	Isometric

CCNGPL-6153-PL-C-2.02	Isometric

CCNGPL-6154-PL-C-2.01	Isometric

CCNGPL-6154-PL-C-2.02	Isometric

CCNGPL-6155-PL-C-2.01	Isometric

CCNGPL-6155-PL-C-2.02	Isometric

CCNGPL-6156-PL-C-2.01	Isometric

CCNGPL-6156-PL-C-2.02	Isometric

CCNGPL-6157-PL-C-2.01	Isometric

CCNGPL-6157-PL-C-2.02	Isometric

CCNGPL-6158-PL-C-2.01	Isometric

CCNGPL-6158-PL-C-2.02	Isometric

CCNGPL-6159-PL-A-2.01-HOLD	Isometric

CCNGPL-6160-PL-A-4.01-HOLD	Isometric

CCNGPL-6161-PL-A-2.01-HOLD	Isometric

CCNGPL-6162-PL-C-2.01	Isometric

CCNGPL-6162-PL-C-2.02	Isometric

CCNGPL-6162-PL-C-2.03-HOLD	Isometric

CCNGPL-E-PP-DWG-00101	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00102	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00103	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00104	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00105	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00106	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00107	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00108	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00109	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00110	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00111	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00112	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00113	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00114	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00115	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00116	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00117	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00118	Piping Plan - NGPL Interconnect Meter Station

CCNGPL-E-PP-DWG-00400	Pipe Support Details

CCNGPL-E-PP-DWG-00401	Pipe Support Details

CCNGPL-E-PP-DWG-00402	Syphon Drain Details

CCNGPL-E-PP-DWG-00403	Pipe Support Details

CCNGPL-E-PP-DWG-00404	Pipe Support Details

CCNGPL-E-PP-LAY-00001	General Arranement NGPL Interconnect Meter Station

CCNGPL-E-PP-LAY-00010	Equipment Arrangement

CCNGPL-E-PP-LAY-00011	Equipment Location Plan

CCNGPL-E-PP-LST-00001	Line List

CCNGPL-E-PP-LST-00002	Isometric Index

CCNGPL-T-0250DRAIN-HOLD	Isometric

CCNGPL-T-0250LD1-HOLD	Isometric

CCNGPL-T-0250LD2-HOLD	Isometric

CCNGPL-T-0250LG-HOLD	Isometric

CCNGPL-T-0250PSV(VF)-HOLD	Isometric

CCNGPL-E-PS-INX-00101	PFD NGPL M&R Station - Drawing Index

CCNGPL-E-PS-INX-00102	PFD NGPL M&R Station - Drawing Index

CCNGPL-E-PS-INX-00103	P&ID NGPL M&R Station - Legend

CCNGPL-E-PS-INX-00104	P&ID NGPL M&R Station - Legend

CCNGPL-E-PS-PFD-00010	PFD NGPL M&R Station

CCNGPL-E-PS-PID-00103	P&ID NGPL M&R Station - Station Inlet

CCNGPL-E-PS-PID-00104	P&ID NGPL M&R Station - Filter Separator

CCNGPL-E-PS-PID-00105	P&ID NGPL M&R Station - Filter Separator

CCNGPL-E-PS-PID-00106	P&ID NGPL M&R Station - Meter Run

CCNGPL-E-PS-PID-00107	P&ID NGPL M&R Station - Meter Run

CCNGPL-E-PS-PID-00108	P&ID NGPL M&R Station - Flow Control / Station Outlet

CCNGPL-E-PS-PID-00110	P&ID NGPL M&R Station - Condensate Storage Tank+F25

Drawing List – Terminal Meter

Document Number	Document Title

CCTM-E-CV-DWG-00001	Site erosion control plan

CCTM-E-CV-DWG-00002	Site Rough Grading and Drainage Plan

CCTM-E-CV-DWG-00003	Site finish grading and drainage plan

CCTM-E-CV-DWG-00004	Site finish grading cross sections

CCTM-E-CV-DWG-00005	Erosion Control details

CCTM-E-CV-DWG-00006	Erosion control details

CCTM-E-CV-DWG-00007	Typical sections and details

CCTM-E-CV-LST-00001	List of Civil/Structural Materials

CCTM-E-SS-DWG-00001	Foundation location plan

CCTM-E-SS-DWG-00002	Drill Pier Location Plan

CCTM-E-SS-DWG-00003	Typical drill pier details & schedule

CCTM-E-SS-DWG-00005	Chromatograph bldg fnd plan & section

CCTM-E-SS-DWG-00006	Ultrasonic meter skids shed fnd - plan, sec & details

CCTM-E-SS-DWG-00007	Guard shack fnd plan & section

CCTM-E-SS-DWG-00008	Filter Separator F-0910 thru f-0940 fnd - plan & section

CCTM-E-SS-DWG-00010	Light pole foundation - Plan, Section & Detail

CCTM-E-SS-DWG-00015	Misc pipe support fnd schedule

CCTM-E-SS-DWG-00016	Misc pipe support fnd details - sht 1

CCTM-E-SS-DWG-00017	Underground pipe supports fnd - schedule & det

CCTM-E-EL-DGM-00001	OVERALL ONE LINE DIAGRAM

CCTM-E-EL-DWG-00001	Area Classification Plan

CCTM-E-EL-DWG-00003	POWER, CONTROL AND INSTRUMENT KEYPLAN

CCTM-E-EL-DWG-00004	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00005	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00006	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00007	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00008	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00009	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00010	POWER, CONTROL AND INSTRUMENT PLAN

CCTM-E-EL-DWG-00015	GROUNDING KEY PLAN

CCTM-E-EL-DWG-00016	GROUNDING PLAN

CCTM-E-EL-DWG-00020	AREA CLASSIFICATION DETAILS

CCTM-E-EL-DWG-00021	GROUNDING DETAILS

CCTM-E-EL-DWG-00022	GROUNDING DETAILS

CCTM-E-EL-DWG-00023	GROUNDING DETAILS

CCTM-E-EL-DWG-00024	GROUNDING DETAILS

CCTM-E-EL-DWG-00025	LIGHTING DETAILS

CCTM-E-EL-DWG-00026	CABLE TRAY DETAILS

CCTM-E-EL-DWG-00027	UNDERGROUND CONDUIT DETAILS

CCTM-E-EL-DWG-00030	SYMBOLS AND LEGENDS

CCTM-E-EL-DWG-00031	SYMBOLS AND LEGENDS

CCTM-E-EL-DWG-00032	SYMBOLS AND LEGENDS

CCTM-E-EL-DWG-00033	SYMBOLS AND LEGENDS

CCTM-E-EL-LST-00001	ELECTRICAL DRAWING INDEX

CCTM-E-EL-SCH-00001	PANELBOARD SCHEDULE

CCTM-E-EL-SCH-00002	ELECTRICAL CONDUIT AND CABLE SCHEDULE

CCTM-E-CS-DGM-00001	Instrumentation Control Block Diagram

CCTM-E-CS-DGM-00002	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTM-E-CS-DGM-00003	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTM-E-CS-DGM-00004	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTM-E-CS-DGM-00005	INSTRUMENTATION FIELD WIRING DIAGRAM

CCTM-E-CS-DGM-00007	EGM Building Conduit & Electrical Diagram

CCTM-E-CS-DGM-00008	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCTM-E-CS-DGM-00009	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCTM-E-CS-DGM-00010	INSTRUMENTATION WIRING DIAGRAM FCV DNGP

CCTM-E-CS-DWG-00001	Instrumentation Installation Details

CCTM-E-CS-DWG-00002	Instrumentation Installation Details

CCTM-E-CS-DWG-00004	EGM Building Plan

CCTM-E-CS-DWG-00005	EGM Building Exterior Elevations

CCTM-E-CS-DWG-00006	EGM Building Miscellaneous Details

CCTM-E-CS-LST-00001	Instrumentation Drawing Index

CCTM-E-CS-LST-00002	EGM Building Bill Of Material

CCTM-E-MC-LST-00001	Corpus Christi Liquefaction Meter Station Equipment List

CCTM-E-MC-LST-00002	Corpus Christi Liquefaction Meter Station Tie-In List

CCTM-E-MC-LST-00004	Large Bore Manual Ball Valve List

CCTM-E-MC-LST-00006	Corpus Christi Liquefaction Meter Station Specialty Item List

CCTM-E-MC-LST-00007	Small Bore Manual Valve List (2”-22”)

CCTM-E-MC-LST-00008	Piping and Fitting MTO

CCTM-2201-G-C-24.02	Isometric

CCTM-2201-G-C-48.01	Isometric

CCTM-2204-G-C-24.01	Isometric

CCTM-2205-G-C-24.01	Isometric

CCTM-2206-G-C-24.01	Isometric

CCTM-2209-G-C-24.01	Isometric

CCTM-2210-G-C-24.01	Isometric

CCTM-2211-G-C-24.01	Isometric

CCTM-2212-G-C-24.01	Isometric

CCTM-2213-G-C-4.01	Isometric

CCTM-2213-G-C-4.02	Isometric

CCTM-2214-G-C-48.01	Isometric

CCTM-2214-G-C-48.02	Isometric

CCTM-2214-G-C-48.03	Isometric

CCTM-2214-G-C-48.04	Isometric

CCTM-2215-G-C-4.01	Isometric

CCTM-2216-G-C-12.01	Isometric

CCTM-2217-G-C-16.01	Isometric

CCTM-2218-G-C-16.01	Isometric

CCTM-2219-G-C-16.01	Isometric

CCTM-2220-G-C-16.01	Isometric

CCTM-2222-G-C-4.01	Isometric

CCTM-2223-G-C-12.01	Isometric

CCTM-2224-G-C-16.01	Isometric

CCTM-2225-G-C-16.01	Isometric

CCTM-2226-G-C-16.01	Isometric

CCTM-2227-G-C-16.01	Isometric

CCTM-2229-G-C-48.01	Isometric

CCTM-2229-G-C-48.02	Isometric

CCTM-2229-G-C-48.03	Isometric

CCTM-2230-G-C-6.01	Isometric

CCTM-2231-G-C-16.01	Isometric

CCTM-2232-G-C-16.01	Isometric

CCTM-2233-G-C-20.01	Isometric

CCTM-2234-G-C-20.01	Isometric

CCTM-2235-G-C-20.01	Isometric

CCTM-2236-G-C-20.01	Isometric

CCTM-2237-G-C-6.01	Isometric

CCTM-2237-G-C-6.02	Isometric

CCTM-2238-G-C-16.01	Isometric

CCTM-2238-G-C-16.02	Isometric

CCTM-2239-G-C-16.01	Isometric

CCTM-2239-G-C-16.02	Isometric

CCTM-2240-G-C-20.01	Isometric

CCTM-2240-G-C-20.02	Isometric

CCTM-2241-G-C-20.01	Isometric

CCTM-2241-G-C-20.02	Isometric

CCTM-2242-G-C-20.01	Isometric

CCTM-2242-G-C-20.02	Isometric

CCTM-2243-G-C-20.01	Isometric

CCTM-2243-G-C-20.02	Isometric

CCTM-2244-G-C-48.01	Isometric

CCTM-2244-G-C-48.02	Isometric

CCTM-2244-G-C-48.03-HOLD	Isometric

CCTM-2245-G-C-48.01-HOLD	Isometric

CCTM-2246-G-C-12.01	Isometric

CCTM-2247-G-C-4.01-HOLD	Isometric

CCTM-2248-G-C-48.01-HOLD	Isometric

CCTM-4207-GV-C-6.01	Isometric

CCTM-4208-GV-C-6.01	Isometric

CCTM-4210-GV-C-6.01	Isometric

CCTM-4211-GV-C-2.01	Isometric

CCTM-4212-GV-C-2.01	Isometric

CCTM-4213-GV-C-10.01	Isometric

CCTM-4214-GV-C-2.01	Isometric

CCTM-4215-GV-C-2.01	Isometric

CCTM-4216-GV-C-2.01	Isometric

CCTM-4217-GV-C-2.01	Isometric

CCTM-4218-GV-C-2.01	Isometric

CCTM-4219-GV-C-2.01	Isometric

CCTM-4220-GV-C-2.01	Isometric

CCTM-4221-GV-C-2.01	Isometric

CCTM-4222-GV-C-6.01	Isometric

CCTM-6201-PL-C-2.01	Isometric

CCTM-6201-PL-C-2.02	Isometric

CCTM-6202-PL-C-2.01	Isometric

CCTM-6203-PL-C-2.01	Isometric

CCTM-6204-PL-C-2.01	Isometric

CCTM-6205-PL-C-2.01	Isometric

CCTM-6206-PL-C-2.01	Isometric

CCTM-6206-PL-C-2.02	Isometric

CCTM-6207-PL-C-2.01	Isometric

CCTM-6207-PL-C-2.02	Isometric

CCTM-6208-PL-C-2.01	Isometric

CCTM-6208-PL-C-2.02	Isometric

CCTM-6209-PL-C-2.01	Isometric

CCTM-6209-PL-C-2.02	Isometric

CCTM-6210-PL-C-2.01	Isometric

CCTM-6210-PL-C-2.02	Isometric

CCTM-6211-PL-C-2.01	Isometric

CCTM-6213-PL-C-2.01	Isometric

CCTM-6213-PL-C-2.02	Isometric

CCTM-E-PP-DWG-00101	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00102	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00103	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00104	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00105	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00106	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00107	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00108	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00109	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00110	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00111	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00112	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00113	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00114	Piping Plan - Liquefaction M&R Station

CCTM-E-PP-DWG-00115	Piping Plan Above Ground - Liquefaction M&R Station

CCTM-E-PP-DWG-00116	Piping Plan

CCTM-E-PP-DWG-00117	Piping Plan

CCTM-E-PP-DWG-00118	Piping Plan

CCTM-E-PP-DWG-00119	Piping Plan

CCTM-E-PP-DWG-00400	Pipe Support Details

CCTM-E-PP-DWG-00401	Pipe Support Details

CCTM-E-PP-DWG-00402	Syphon Drain Details

CCTM-E-PP-DWG-00403	Pipe Support Details

CCTM-E-PP-DWG-00404	Pipe Support Details

CCTM-E-PP-LAY-00001	General Arrangement Corpus Christi Liquefaction M&R Station

CCTM-E-PP-LAY-00010	Equipment Arrangement

CCTM-E-PP-LAY-00011	Equipment Location Plan Liquefaction M&R Station

CCTM-E-PP-LST-00001	Line List

CCTM-E-PP-LST-00002	Piping Isometric List

CCTM-E-PS-INX-00151	PFD Corpus Christi Liquefaction M&R Station - Drawing Index

CCTM-E-PS-INX-00152	P&ID Corpus Christi Liquefaction M&R Station - Drawing Index

CCTM-E-PS-INX-00153	P&ID Corpus Christi Liquefaction M&R Station - Legend

CCTM-E-PS-INX-00154	P&ID Corpus Christi Liquefaction M&R Station - Legend

CCTM-E-PS-PFD-00030	PFD Corpus Christi Liquefaction M&R Station

CCTM-E-PS-PID-00153	P&ID Corpus Christi Liquefaction M&R Station - Station Inlet

CCTM-E-PS-PID-00154	P&ID Corpus Christi Liquefaction M&R Station - Filter Separator

CCTM-E-PS-PID-00155	P&ID Corpus Christi Liquefaction M&R Station - Filter Separator

CCTM-E-PS-PID-00156	P&ID Corpus Christi Liquefaction M&R Station - Filter Separator

CCTM-E-PS-PID-00157	P&ID Corpus Christi Liquefaction M&R Station - Filter Separator

CCTM-E-PS-PID-00158	P&ID Corpus Christi Liquefaction M&R Station - Meter Run

CCTM-E-PS-PID-00159	P&ID Corpus Christi Liquefaction M&R Station - Meter Run

CCTM-E-PS-PID-00160	P&ID Corpus Christi Liquefaction M&R Station - Meter Run

CCTM-E-PS-PID-00161	P&ID Corpus Christi Liquefaction M&R Station - Meter Run

CCTM-E-PS-PID-00162	P&ID Corpus Christi Liquefaction M&R Station - Flow Control

CCTM-E-PS-PID-00163	P&ID Corpus Christi Liquefaction M&R Station - Flow Control / Station Outlet

CCTM-E-PS-PID-00164	P&ID Corpus Christi Liquefaction M&R Station - Condensate Storage Tank

ATTACHMENT B

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

SCHEDULE B-1

KEY PERSONNEL

The following individuals are Key Personnel. In accordance with Section 2.2A of the Agreement, Key Personnel shall, unless otherwise expressly stated in this Schedule B-1, be devoted essentially full-time to the Work for the entire duration of the Work, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval.

Name	Position	Duration
David Lindquist	Contactor Representative	November/2016 through December/2017
Bobby Dawson	Site Construction Manager	November/2016 through December/2017

SCHEDULE B-2

CONTRACTOR’S ORGANIZATION

The diagram below illustrates the organizational structure to be implemented for the Work by Contractor, which includes significant roles to be filled by any Subcontractor personnel.

ATTACHMENT C

NOTICE TO PROCEED FORMS

SCHEDULE C-1

LIMITED NOTICE TO PROCEED FORM

Date:

Via Facsimile ( ) - and Certified Mail
[ ]
[ ]
[ ]
Attention: [ ]

Re:	Limited Notice to Proceed

Pursuant to Section 5.2A of the Construction Agreement for the Corpus Christi Pipeline Project, dated as of [                    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”), and [                    ] (“Contractor”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

                                                                                                                    (“LNTP Work”).

Contractor is authorized under this Limited Notice to Proceed to incur no more than         U.S. Dollars (U.S.$        ) for performance of the foregoing LNTP Work. No other amounts are authorized under this Limited Notice to Proceed for any other services, labor or Work. Contractor shall be paid for such specified LNTP Work pursuant to the terms and conditions of the Agreement, with all such payments credited against the Estimated Total Contractor’s Compensation and the first payment(s) to become due under the Agreement.

For and on behalf of
Corpus Christi Pipeline, L.P.

By:
Name:
Title:

cc:	[ ]
[ ]
[ ]
Facsimile: [ ]
Attn: [ ]

SCHEDULE C-2

NOTICE TO PROCEED FORM

Date:

Via Facsimile [ ] and Overnight Courier
[ ]
[ ]
[ ]
Attention: [ ]

Re:	Notice to Proceed

Pursuant to Section 5.2B of the Construction Agreement for the Corpus Christi Pipeline Project, dated as of [                    ] (the “Agreement”), by and between Corpus Christi Pipeline, L.P. (“Owner”), and [                    ] (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

Contractor has caused its duly authorized representative to execute this Notice to Proceed by and on behalf of Contractor.

For and on behalf of
Corpus Christi Pipeline, L.P.

By:
Name:
Title:

cc:	[ ]
[ ]
[ ]
Facsimile: [ ]
Attn: [ ]

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project	CHANGE ORDER NUMBER:

DATE OF CHANGE ORDER:
OWNER: Corpus Christi Pipeline, L.P.

CONTRACTOR:

DATE OF AGREEMENT:

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price

The original Estimated Total Contractor’s Compensation was	$
Net change by previously authorized Change Orders (# )	$
The Estimated Total Contractor’s Compensation prior to this Change Order was	$
The Estimated Total Contractor’s Compensation will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
The new Estimated Total Contractor’s Compensation including this Change Order will be	$

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Guaranteed Mechanical Completion Date will be (increased)(decreased)(unchanged) by              (    ) Days.

The Guaranteed Mechanical Completion Date as of the date of this Change Order therefore is             , 20    .

(attach additional documentation if necessary)

The Guaranteed Final Completion Date will be (increased)(decreased)(unchanged) by              (    ) Days.

The Guaranteed Final Completion Date as of the date of this Change Order therefore is             , 20    .

(attach additional documentation if necessary)

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project	CHANGE ORDER NUMBER:

DATE OF CHANGE ORDER:
OWNER: Corpus Christi Pipeline, L.P.

CONTRACTOR: [ ]

DATE OF AGREEMENT:

You are hereby directed to make the following additions or modifications to, or deductions from, the Work (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a [                    ] basis as provided in Section 6.1C and 6.2D of the Agreement.

When signed by Owner and received by Contractor, this document becomes effective IMMEDIATELY as a unilateral Change Order, and Contractor shall commence with the performance of the change(s) described above within three (3) Business Days of its receipt unless another time is expressly stated above.

This Change Order is signed by Owner’s duly authorized representative.

Owner

Name

Title

Date of Signing

SCHEDULE D-3

CONTRACTOR’S CHANGE ORDER REQUEST FORM/

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER

(For use by Contractor (i) pursuant to Section 6.2B of the Agreement, when Contractor requests a proposed Change Order, and (ii) pursuant to Section 6.1A of the Agreement, in responding to a Change Order proposed by Owner)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project	CHANGE ORDER REQUEST NUMBER:

DATE OF CHANGE ORDER REQUEST:
OWNER: Corpus Christi Pipeline, L.P.

CONTRACTOR:

DATE OF AGREEMENT:

Contractor proposes the following change(s) in the Agreement: (attach additional documentation, if necessary)

OR (as applicable)

Owner proposes the following change(s) in the Agreement: attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Proposed Adjustments to Agreement (attach additional documentation, if necessary)

Adjustment to Estimated Total Contractor’s Compensation:

Project Schedule Adjustment:

Other adjustments to liability or obligations of Contractor under the Agreement:

This request for Change Order is signed by Contractor’s duly authorized representative.

Contractor

Name

Title

Date of Signing

SCHEDULE D-4

PRICING FOR CHANGE ORDERS

PIPE HANDLING QUALIFICATIONS

Does not include cutting, beveling or welding

Does not include hardness or strength testing

All piping based on Above Ground 0-15 Ft. Elevation

WELDING QUALIFICATIONS

All welding for fittings is based on Straight Tee with 3 welds per fitting

Paint based on Owner providing FBE coated pipe and contractor applying only 1 finish top coat to match site color requirements. Field welds are based on SSPC-10 Surface prep and 3-coat system. Valves supplied by owner to be pre-painted by others to match site color requirements.

All Bulk Pipe, Fittings, Flanges (2” and above), and Valves (Manual (2” and above) and Tagged) to be provided by Owner.

VALVE QUALIFICATIONS

Actuated Valve Costs are based on Flanged Valve values + Instrumentation & Controls Values Illustrated in Section II & III

MISCELLANEOUS QUALIFICATIONS

Hand-digging to 4’ Depth is based on an excavation width of 2’ in normal soil conditions with no underground obstructions. Based on using excavated soil as backfill.

Hand-digging beyond 4’ depth is limited to a maximum excavation depth of 8’ and is based on an excavation width of 4’ in normal soil conditions with no underground obstructions. Based on using excavated soil as suitable backfill.

I/E QUALIFICATIONS

Civil works for I/E based on 1 CY.

GENERAL QUALIFICATIONS

Unit rates provided are only for labor activities performed in this scope of work and are not to be used as a pricing mechanism for other projects.

PIPE HANDLING

Size and Schedule / Description		Grade	Units	Cost per Unit
48	1	X70	LF	$782.67
36	0.875	X65	LF	$516.98
30	0.75	X65	LF	$455.48
24	0.562	X65	LF	$386.16
20	0.5	X60	LF	$338.38
16	0.5	X52	LF	$289.04
12	0.5	X42	LF	$244.22
10	0.5	B	LF	$133.89
8	0.5	B	LF	$184.18
6	0.432	B	LF	$145.42
4	0.337	B	LF	$102.60
2	0.218	B	LF	$58.22
1	0.179	B	LF	$40.49

0.75	0.154	B	LF	$40.49
0.5	0.147	B	LF	$40.49
WELDING
48	1	X70	Each	$49,155.96
36	0.875	X65	Each	$17,659.74
30	0.75	X65	Each	$15,111.80
24	0.562	X65	Each	$10,669.06
20	0.5	X60	Each	$8,241.36
16	0.5	X52	Each	$6,530.74
12	0.5	X42	Each	$4,735.18
10	0.5	B	Each	$4,192.26
8	0.5	B	Each	$2,974.27
6	0.432	B	Each	$2,155.44
4	0.337	B	Each	$1,477.36
2	0.218	B	Each	$774.52
1	0.179	B	Each	$381.49
0.75	0.154	B	Each	$381.49
0.5	0.147	B	Each	$381.49
VALVES - SCREWED
1.5	3000 psi WOG		Each	$326.26
1	1500 psi WOG		Each	$326.26
1	3000 psi WOG		Each	$326.26
0.75	1500 psi WOG		Each	$326.26
0.75	3000 psi WOG		Each	$326.26
0.5	1500 psi WOG		Each	$326.26
0.5	3000 psi WOG		Each	$326.26
VALVES - SOCKET WELD
1.5	3000 psi WOG		Each	$373.18
1	1500 psi WOG		Each	$373.18
1	3000 psi WOG		Each	$373.18
0.75	1500 psi WOG		Each	$373.18
0.75	3000 psi WOG		Each	$373.18
0.5	1500 psi WOG		Each	$373.18
0.5	3000 psi WOG		Each	$373.18
VALVES - BUTT WELD
48	ASME 600# Class	1.00 / X70	Each	$37,508.22
30	ASME 600# Class	0.750 / X65	Each	$13,856.62
24	ASME 600# Class	0.562 / X65	Each	$8,342.16
VALVES - FLANGED (RF)
48	ASME 600# Class	1.00 / X70	Each	$16,997.96
30	ASME 600# Class	0.750 / X65	Each	$8,704.45
24	ASME 600# Class	0.562 /X65	Each	$6,901.82
20	ASME 600# Class	0.500 /X60	Each	$5,124.87

16	ASME 600# Class	0.500 / X52	Each	$4,136.84
12	ASME 600# Class	0.500 / X42	Each	$3,571.08
10	ASME 600# Class	0.500 / B	Each	$2,243.23
8	ASME 600# Class	0.500 / B	Each	$1,600.66
8	ASME 150# Class	0.322 / B	Each	$1,022.00
6	ASME 600# Class	0.432 / B	Each	$1,395.98
4	ASME 600# Class	0.337 / B	Each	$878.53
4	ASME 150# Class	0.237 / B	Each	$800.33
2	ASME 600# Class	0.218 / B	Each	$595.66
2	ASME 150# Class	0.218 / B	Each	$392.34
MISCELLANEOUS
Hand digging, 0’ – 4’ depth			LF	$282.06
Hand digging, 4’+ depth			LF	$1,127.39
Insulating Flange Kits (all sizes) supplied and installed by Contractor			Each	$7,429.50
Temporary Blinds/Caps at handover point to Pipeline Contractor, Installed, all sizes			Each	$8,675.11
CIVIL STRUCTURAL
Structural Excavation			Cubic yard	$68.00
Structural/Select fill			Ton	$111.43
Cement Stabilized Sand – 1 1/2 sack			Ton	$224.12
Formed Foundations (Incl. Re-bar)			Cubic yard	$2,385.29
Unformed Foundations (Incl. Re-bar)			Cubic yard	$1,675.80
Drilled Shafts (Incl. Re-bar)			Cubic yard	$2,525.51
Structural Concrete (formed, 4000 psi strength, including rebar)			Cubic Yard	$2,385.29
Sidewalk Concrete (3 ft wide including 9 gage 6x6 WWF or re-bar, formwork, etc.)			LF	$340.28
48”			Each	$891.62
36”			Each	$719.71
30”			Each	$598.18
24”			Each	$547.81
20”			Each	$519.30
16”			Each	$464.93
12”			Each	$441.90
10”			Each	$371.31
8”			Each	$323.34
6:”			Each	$245.47
4”			Each	$197.30
2”			Each	$167.73
1 1/2”			Each	$99.73
1”			Each	$167.73
3/4”			Each	$167.73
1/2”			Each	$167.73
Structural Steel (Fabricated, Galvanized)			per Pound	$4.09

Steel Grating (1-1/2” X 3/16” Galvanized) serrated	Square Foot	$53.68
Steel Grating (2-1/4” X 3/16” Galvanized) serrated	Square Foot	$81.25
Steel Grating Steps (Galvanized) serrated	Square Foot	$120.40
Steel Pipe (Sch 40, Galvanized) for Handrails & Posts (cold galvanized welds
1-1/2” Diam.	LF	$63.01
1-3/4” Diam.	LF	$82.18
Structural welding including sand blasting and cold galvanized welds
1/4 fillet	Lineal Inch	$16.99
1/2 fillet	Lineal Inch	$22.94
3/4 fillet	Lineal Inch	$30.97
1/4 full penetration	Lineal Inch	$33.86
1/2 full penetration	Lineal Inch	$45.71
3/4 full penetration	Lineal Inch	$61.71
Field Coating Repair by Cold Galvanizing Agent	Lineal Inch	$15.02
Road	Square Foot	$45.09
Gravel/Caliche road restoration	Ton	$136.52
Gravel/Caliche temporary parking area	Acre	$80,977.89
Crushed D57Stone/Chat, in personnel and equipment areas	Ton	$199.12
Top Soil	Ton	$94.56
Sand	Ton	$84.23
Haul off and disposal of surplus insitu and/or Owner generated construction debris	Ton	$572.99
ENVIRONMENTAL
Silt Fence	LF	$8.17
Reinforced Silt Fence	LF	$15.66
ELECTRICAL
Conduit
1” RGS Conduit	LF	$22.00
1 1/2” RGS Conduit	LF	$24.74
2” RGS Conduit	LF	$30.24
2 1/2” RGS Conduit	LF	$34.37
1” RGS Conduit – PVC COATED	LF	$24.74
1 1/2” RGS Conduit– PVC COATED	LF	$32.99
2” RGS Conduit– PVC COATED	LF	$37.12
2 1/2” RGS Conduit– PVC COATED	LF	$41.24
1 1/2” RGS 90 Deg. Elbow – PVC COATED	Each	$82.48
2” RGS 90 Deg. Elbow – PVC COATED	Each	$116.85
1” PVC Conduit	LF	$9.62
4” PVC Conduit	LF	$30.24
4” PVC 90 Deg. Elbow	Each	$87.98
2” Conduit PVC Spacer***X 2” Spacing	Each	$2.75
4” Conduit PVC Spacer***X 2” Spacing	Each	$4.12
#2 AWG Cu.	LF	$2.75

#2/0 AWG Cu.	LF	$4.12
Ground Well	Each	$151.22
Fence Connection	Each	$68.73
T Splice, #2/0 - #2/0	Each	$137.47
T Splice, #2/0 - #2	Each	$137.47
Fittings
3/4’ Union	Each	$41.24
1 1/2” Union	Each	$68.73
2” Union	Each	$68.73
2 1/2” Union	Each	$137.47
3/4” Seal, EYS	Each	$96.23
1” Seal, EYS	Each	$103.10
1 1/2” Seal, EYS	Each	$137.47
2” Seal, EYS	Each	$137.47
3/4” Seal, EYDX	Each	$96.23
1” Seal, EYDX	Each	$96.23
1 1/2” Seal, EYDX	Each	$137.47
2” Seal, EYD	Each	$137.47
2 1/2” Seal, EYDX	Each	$171.84
T” Condulet w/ Cover & Gasket, 3/4”	Each	$68.73
T” Condulet w/ Cover & Gasket, 1 1/2”	Each	$137.47
T” Condulet w/ Cover & Gasket, 2”	Each	$137.47
T” Condulet w/ Cover & Gasket, 2 1/2”	Each	$206.20
LBD Condulet, 2 1/2”	Each	$206.20
GUAT Condulet, 3/4”	Each	$41.24
GUAT Condulet,1 1/2”	Each	$68.73
One Hole Conduit Strap, 3/4”	Each	$4.12
One Hole Conduit Strap, 1”	Each	$34.37
Description
Cable Tray & Supports
(Tray, 100#/LF, 24 LF Sections, 6” deep, 9” rungs)	Each	$68.73
Straight Sections
Aluminum Tray, 36” Wide	Each	$82.48
Trenwa		$—
24” Wide Pedestrian Trenwa base and lid	LF	$1,903.96
24” Wide Road Crossing Trenwa base and lid	LF	$1,903.96
Misc.
Bonding Jumpers	Each	$68.73
Description
Hold Down Clamp	Pair	$13.75
Power - Wire & Cable
600 Volt Type “TC”
1-3/C No. 12, w/ Gnd., XHHW, TC	LF	$4.12
1-3/C No. 6, w/ Gnd., XHHW, TC	LF	$6.87
Power Terminations

600 Volt Terminations
600 V Terminations, No.12 AWG		Each	$20.62
600 V Terminations, No.10 AWG		Each	$20.62
600 V Terminations, No.6 AWG		Each	$41.24
Floodlighting
Floodlight Fixture, 400 W.		Each	$549.88
Floodlight Pole, 30’		Each	$1,649.64
Floodlight Bracket, 2 - 4 Light		Each	$137.47
Instrument Cable
Mult. Shld’d Pair, T/C, #16 AWG
Dekeron # 1824-00420, 4 Pr.		LF	$4.12
Instrumentation Terminations
(1 Termination / wire, shield)
Terminations		Each	$24.74
Civil Works for Electrical Scope
Cubic yd. Excavation		Cubic yards	$135.99
Cubic Yards Red Concrete with
Rebar, #6		Cubic yards	$2,385.29
Rebar, #4		Cubic yards	$2,249.30
Rebar, #3		Cubic yards	$2,113.30
WWF 9 gage 6x6		Cubic yards	$1,977.31
INSTRUMENTATION
CONDUIT	1”	LF	$24.53
CONDUIT	3/4”	LF	$20.88
CONDUIT	1 1/2”	LF	$29.22
CONDUIT	2”	LF	$36.03
CONDUIT FITTING REDUCER	1“x1/2”	Each	$5.70
CONDUIT FITTING REDUCER	1“x3/4”	Each	$5.70
CONDUIT FITTING REDUCER	1 1/2“x3/4”	Each	$8.43
CONDUIT FITTING UNION M&F HUBS	1”	Each	$49.83
CONDUIT FITTING UNION M&F HUBS	3/4”	Each	$47.62
CONDUIT FLEXIBLE LIQUID TIGHT TYPE UA	3/4”	LF	$5.76
CONDUIT OUTLET BODY, “T”, FORM 7	3/4”	Each	$81.65
CONDUIT OUTLET BODY, “T”, FORM 7	1 1/2”	Each	$172.42
CONDUIT OUTLET BODY, “T”, FORM 7	2”	Each	$191.59
CONNECTOR LIQUID TIGHT STRAIGHT INSULATED	3/4”	Each	$17.47
DRAIN/BREATHER, UNIVERSAL	1/2”	Each	$24.74
CONDUIT, 1 1/2” RGS	—	LF	$29.22
CONDUIT, 3/4” RGS	—	LF	$20.88
CONDUIT, 1” RGS	—	LF	$24.53
CONDUIT, 2” RGS	—	LF	$36.03
CONDUIT, 2 1/2” RGS	—	LF	$44.66
1” RGS Conduit – PVC COATED		LF	$29.79
1 1/2” RGS Conduit– PVC COATED		LF	$40.83

2” RGS Conduit– PVC COATED		LF	$47.39
2 1/2” RGS Conduit– PVC COATED		LF	$56.95
1” RGS 90 Deg. Elbow – PVC COATED		Each	$184.30
1 1/2” RGS 90 Deg. Elbow – PVC COATED		Each	$234.17
2” RGS 90 Deg. Elbow – PVC COATED		Each	$312.32
2 1/2” RGS 90 Deg. Elbow – PVC COATED		Each	$430.39
INSTRUMENT CABLE, 4PR #16 TC Individual and Overall Shield, 600V, HW&C #HW106-01604	—	LF	$5.19
INSTRUMENT CABLE, 2PR #16 TC Individual and Overall Shield, 600V, HW&C #HW106-01602	—	LF	$4.71
INSTRUMENT CABLE, 2PR #16 TC Overall Shield, 600V, HW&C #HW105-01602	—	LF	$4.57
INSTRUMENT CABLE, 12C #16 TC-ER Overall Shield, 600V, OMNI #A21612	—	LF	$7.69
MALE TUBE CONNECTOR TXMPT	3/8“Tx1/4“NPT	Each	$27.62
MALE TUBE CONNECTOR TXMPT	3/8“Tx1/2“NPT	Each	$33.86
MALE TUBE CONNECTOR TXMPT	3/8“Tx1“NPT	Each	$66.93
TUBE UNION DIELECTRIC FITTING	3/8” O.D.	Each	$178.33
TUBING, SMLS	3/8” ODx0.049	LF	$21.70
TUBING, SMLS	3/8” ODx0.035	LF	$21.22
SELF REGULATING HEAT TRACE TUBING	1/8” OD	LF	$79.14
Instrument – Transmitter or Switch – Installation only, (Instrument purchase by Owner)	—	Each	$271.99

ATTACHMENT E

PROJECT SCHEDULE

SCHEDULE E-1

PROJECT SCHEDULE

A.	Guaranteed Mechanical Completion and Final Completion Dates

Description of Guaranteed Dates	Guaranteed Date
Guaranteed Mechanical Completion Date	See Section 5.3A of the Agreement
Guaranteed Final Completion Date	See Section 5.3B of Agreement

B.	Schedule Milestones

Project

	Contract Award	11/1/2016
	Start Pipe Shop Fabrication	11/14/2016
	Mobilize	1/9/2017
	Ref-Chem Demobilize	8/31/2017
	Project Complete	10/5/2017

TGP

	Mobilize	1/9/2017
	Begin RCLP Construction	1/24/2017
	Set Mechanical Equipment	2/24/2016
	Set EGM Building	2/24/2017
	UG Piping Installed & Tested	3/9/2017
	AG Piping Installed & Testing	5/1/2017
	Meter Runs Installed	5/1/2017
	Mechanically Complete	5/12/2017
	Ref-Chem Demobilize	5/22/2017
	Project Complete	6/19/2017

NGPL

	Mobilize	1/9/2017
	Begin RCLP Construction	1/24/2017
	Set Mechanical Equipment	2/17/2017
	Set EGM Building	2/17/2017
	UG Piping Installed & Tested	3/22/2017
	AG Piping Installed & Testing	4/24/2017
	Meter Runs Installed	4/24/2017
	Mechanically Complete	5/1/2017
	Ref-Chem Demobilize	5/9/2017
	Project Complete	6/2/2017

Liquefaction

	Mobilize	4/12/2017
	Begin RCLP Construction	4/12/2017
	Set Mechanical Equipment	5/17/2017

Set GC Building	5/17/2017
UG Piping Installed & Tested	6/26/2017
AG Piping Installed & Testing	8/15/2017
Meter Runs Installed	8/15/2017
Mechanically Complete	8/31/2017
Ref-Chem Demobilize	8/31/2017
Project Complete	10/5/2017

ATTACHMENT F

INSURANCE REQUIREMENTS

1.	Contractor’s Insurance.

A. Types and Amounts of Insurance. Contractor shall procure and maintain in full force and effect at all times from the commencement of the Work through Final Completion (except for such longer periods of time as specified in this Attachment F) the following insurances on an occurrence basis for coverages at not less than the following prescribed minimum limits of liability:

(1) Worker’s Compensation and Employers’ Liability Insurance. Contractor shall comply with Applicable Law with respect to worker’s compensation requirements and other similar requirements for wherever the Work is performed and shall procure and maintain worker’s compensation and employer’s liability policies in accordance with Applicable Law and the requirements of the Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage and occupational disease. If the Work is to be performed on or near navigable waters, the policies shall include coverage for United States Longshoremen’s and Harbor Workers’ Act, Death on the High Seas Act, the Jones Act, the Outer Continental Shelf Lands Act, and other Applicable Law regarding maritime law. A maritime employers’ liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters,

Minimum limits:

Worker’s compensation: Statutory

Employers’ liability (including Maritime Employer’s liability): U.S.$1,000,000 each accident, U.S.$1,000,000 disease each employee and U.S.$1,000,000 disease policy limit.

(2) Commercial General Liability Insurance. This policy shall be written on an ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, products-completed operations, personal and advertising injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) for damages arising out of the Work or the Project and shall, at a minimum, include coverage for (i) all operations and premises of Contractor; (ii) all products and completed operations of Contractor for a minimum of five (5) years after Final Completion; (iii) all liability and responsibility assumed by Contractor under the Agreement; (iv) explosion, collapse and underground (XCU) hazards; and (v) duty to defend and defense expenses paid in addition to policy limits. The policy shall provide coverage for any Work performed by Contractor during the Defect Correction Period, including removing, repairing, replacing or correcting Defective Work. The deductible shall not exceed U.S.$250,000 unless agreed by Owner in writing.

Minimum limits:	U.S.$ 1,000,000 each occurrence
U.S.$ 1,000,000 personal and advertising injury
U.S.$ 2,000,000 general aggregate
U.S.$ 2,000,000 products and completed operations aggregate.

(3) Commercial Automobile Insurance. This policy shall include coverage for all owned, hired, rented, and non-owned automobiles and equipment, and shall include uninsured/underinsured motorist and no-fault insurance provisions wherever applicable and otherwise comply with Applicable Law. The deductible shall not exceed U.S.$100,000 unless agreed by Owner in writing.

Minimum limit:	U.S.$ 1,000,000 combined single limit each accident.

(4) Umbrella or Excess Liability Insurance. This policy shall be written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, commercial automobile liability insurance, and aircraft liability insurance. Products and completed operations coverage shall be insured for a minimum of five (5) years after Final Completion. The aggregate limit shall apply separately to each annual policy period,

Minimum limits:	U.S.$ 10,000,000 each occurrence
U.S.$ 10,000,000 aggregate limit.

(5) Aircraft Liability Insurance. If applicable to the Work, for all aircraft owned, operated, chartered, or brokered by or for Contractor or its Subcontractors or Sub-subcontractors in connection with the Work under the Agreement, Contractor shall carry or require the owner or operator of such aircraft to carry:

a. Aircraft hull insurance for replacement cost value; and

b. Aircraft liability insurance, including coverage for bodily injury liability, property damage liability and passenger liability, and including coverage for contractual liability for those liabilities assumed by the Party herein,

Limit:	U.S. $10,000,000 per occurrence.

c. The policy listed in clause (b) above shall provide a breach of warranty in favor of the Owner Group.

(6) Watercraft Liability Insurance. If applicable to the Work, for all vessels owned, operated, chartered, or brokered by or for Contractor or its Subcontractors or Sub-subcontractors in connection with its Work under the Agreement, Contractor shall carry or require the owner or operator of such vessels to carry:

a. Hull insurance for replacement cost value plus removal of wreck;

b. Protection and indemnity insurance to cover liabilities arising out of the ownership, operation and use of any vessel, including coverage for contractual liability for those liabilities assumed by Contractor herein, including pollution liability and coverage for crew and personnel on such vessels, and including collision and tower’s liability, cargo legal liability (to the extent applicable), and coverage for liabilities for the removal of wreck or debris as compulsory under statute or where such wreck or debris interferes with the operations of Owner or third parties. Insurers shall waive any right to limit liability to the value of the vessel, but only with respect to the Owner Group, whichever is applicable, and the phrase “as owner of vessel named herein” and all similar phrases purporting to limit the insurer’s liability to that of an owner shall be deleted,

Limit:	US $5,000,000 per occurrence; and

c. Charterer’s Legal Liability Insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein,

Limit:	US $15,000,000 per occurrence.

d. The insurance listed in clauses (a) and (b) above shall provide that seaworthiness of vessels used to perform Work under the Agreement is accepted by insurers (or that insurers shall waive in favor of the Owner Group, the vessel owner’s and/or Contractor’s warranty of seaworthiness).

e. To the extent that operations or contractual liability (for those liabilities assumed by Contractor herein) or other provisions outlined are not addressed by insurance listed in clauses (a) and (b) above, Contractor shall delete the “watercraft exclusion” under the commercial general liability insurance in Section 1.A(2) above.

(7) Contractor’s Pollution Liability Insurance. This policy shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use) and clean-up costs caused by or arising out of pollution incidents arising from the activities of Contractor or any of its Subcontractors or Sub-subcontractors, and shall include contractual liability per the terms and conditions of such policy. Coverage shall apply to sudden and accidental pollution events, shall include all transportation-related events, and respond to cleanup both on and off the Site. The aggregate limits shall apply separately to each annual policy period,

Limits:	US$ 10,000,000 each incident
US$ 10,000,000 aggregate.

(8) Contractor’s Equipment Floater. Contractor shall maintain, and shall cause all Subcontractors and Sub-subcontractors to maintain, equipment insurance covering all Construction Equipment (whether owned, rented, or borrowed) of Contractor, its Subcontractors or Sub-subcontractors. It is understood that this coverage shall not be included under an Owner’s builders risk policy.

(9) Marine Cargo Insurance. Prior to the date of the first shipment of Equipment to the Site, Contractor will procure marine cargo insurance insuring the Equipment that will be incorporated into the Work while in ocean transit or any transit on any U.S. navigable waterways. Coverage shall be written on an “all risk” form, subject to form exclusions, conditions and sublimits, and shall include coverage for “warehouse to warehouse,” war and SRCC, and the cargo shall be insured to an amount not less than its replacement cost value including all direct costs associated therewith.

B. Insurance Companies. All insurance required to be obtained by Contractor pursuant to the Agreement shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A- (A minus)” or better by Best’s Insurance Guide Ratings with a financial category of “VII” or better, or “A” or better by Standard and Poor’s.

C. Subcontractor’s and Sub-subcontractor’s Insurance Requirements. Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to the Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under the Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. All such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors.

D. Additional Insured. Except for workers’ compensation insurance under Section 1.A(1), all insurance policies provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement shall include the Owner Group as additional insureds. For the commercial general liability policy, the additional insured coverage shall be via ISO Form CG 2010 (April 2013 edition or its equivalent) for on-going operations and via ISO Forms CG 2037 (April 2013 edition or its equivalent) for products and completed operations. All additional insured endorsements shall be submitted for review and approval by Owner. The additional insured endorsements shall provide coverage to the extent and only to the extent of indemnities, liabilities, defenses and other obligations assumed by Contractor under this Agreement.

E. Waiver of Subrogation. All policies of insurance provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against the Owner Group. Contractor waives, and shall require all of its Subcontractors and Sub-subcontractors to waive in their respective Subcontracts and Sub-subcontracts, any and all claims, damages, losses, costs, and expenses against the Owner Group to the extent such claims, damages, losses, costs and expenses are covered by insurance procured by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement.

F. Contractor’s Insurance is Primary. The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall be primary to any other insurance available to or provided by Owner and with no contribution from any other insurance available to or provided by Owner. The Insurance Policies shall provide coverage to the extent and only to the extent of indemnities, liabilities, defenses, and other obligations assumed by Contractor its Subcontractors and Sub-subcontractors under this Agreement.

G. Severability. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall, where applicable, contain a severability of interest clause or a standard cross liability endorsement.

H. Copy of Policy. At Owner’s request, Contractor shall promptly provide Owner certified copies of each of the insurance policies of Contractor and its Subcontractors and Sub-subcontractors, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effected.

I. Limitation of Liability. Types and limits of insurance shall not in any way limit or expand any of Contractor’s obligations, responsibilities or liabilities under the Agreement. The insurances policies provided here shall be in support of the indemnities, liabilities, defenses and other obligations assumed under the Agreement, provided that failure to provide insurance or failure of an insurer to pay shall not relieve Contractor of any indemnity obligation or any other liability under the Agreement.

J. Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

K. Miscellaneous. Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or its Subcontractors or Sub-subcontractors hereunder. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than three (3) Days after the occurrence of such casualty, claim, event, circumstance or occurrence. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

L. Instructions for Certificate of Insurance. Contractor’s certificate of insurance form, completed by Contractor’s insurance agent, broker or underwriter, shall reflect the recognition of additional insured status, waivers of subrogation, and primary insurance requirements contained in this Attachment F and elsewhere in the Agreement.

M. Certificate of Insurance Requirements. Prior to the commencement of any Work under the Agreement, Contractor shall deliver to Owner certificates of insurance reflecting all of the insurance required of Contractor under the Agreement; provided that Contractor shall not be required to deliver certificates of insurance for any insurance provided by any Subcontractors or Sub-subcontractors until the earlier of the execution of the relevant Subcontract or Sub-subcontract or the commencement of any Work by such Subcontractor or Sub-subcontractor. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: Corpus Christi Liquefaction, LLC, 700 Milam Street, Suite 1900, Houston, Texas 77002, Facsimile: (713) 375-6000, Attn: George Soto. In addition, each such certificate of insurance shall include the following language confirming that the requirements as stated in this Attachment F, Section 1.N have been endorsed onto the appropriate policies.

“Additional Insured: Corpus Christi Pipeline L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds on employer’s liability, commercial general liability, Auto Liability ,,umbrella insurance and any other applicable policy. The coverage afforded the Additional Insured under these policies shall be primary insurance. If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Additional Insureds as respects all policies required hereunder.”

N. Policy Form. Except as specifically set forth in this Section 1 of this Attachment F, all policies of insurance required to be maintained by Contractor and its Subcontractors and Sub-subcontractors shall be written on reasonable and customary terms, conditions and exclusions for facilities of similar size and scope as the Project.

O. Deductibles. Contractor shall bear the costs of all deductibles and self-insured retentions provided by Contractor under the Agreement, and Contractor or its Subcontractors or Sub-subcontractors shall bear the cost of all deductibles and self-insured retentions provided by Contractor’s Subcontractors or Sub-subcontractors under the Agreement.

P. Owner’s Right to Remedy. In addition to the rights under Section 9.1D of the Agreement, if Contractor fails to provide or maintain insurance as required herein, including any insurance required to cover its Subcontractors and Sub-subcontractors, Owner shall have the right but not the obligation to purchase such insurance. In such event, the Estimated Total Contractor’s Compensation shall be reduced by the amount paid for such insurance.

Q. Lender’s Requirements. Contractor agrees to cooperate with Owner as to any changes or additions to the insurance required to be provided by Contractor under the Agreement, which are made necessary by requirements imposed by Lenders of Owner. If changes or additions result in additional expenses such expenses shall be reimbursable

R. Disclosure to Insurers. Contractor shall ensure that full disclosure is made to the insurers providing insurance to Owner under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.S is made by Contractor’s staff.

S. Reduction of Limits. Information concerning reduction or erosion of limits due to claims paid under the general aggregate or the products and completed operations aggregate, or both, for each applicable insurance policies required to be provided by Contractor under the Agreement shall be furnished by Contractor to Owner as soon as reasonably possible following such reduction or erosion.

ATTACHMENT G

FORM OF CONTRACTOR’S INVOICE

SCHEDULE G-1

FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Corpus Christi Pipeline Project	INVOICE NUMBER:

OWNER: Corpus Christi Pipeline L.P.	DATE OF INVOICE:	, 20

CONTRACTOR: [ ]

DATE OF AGREEMENT: [ ]

This Invoice covers the Allowable Costs incurred in the performance of the Work for the Payment Period from [            ], 20[    ] to [            ], 20[    ] (the latter date hereinafter referred to as the “Current Date”).

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Pre mobilization fee (to be credited back evenly in subsequent invoices over the course of 6 months beginning with first invoice after February 1, 2017)	US$
2.	Total Compensation Due Contractor (Contractor’s Compensation Calc. Sheet)	US$
3.	Total Compensation from Previous Period ( )	US$
4.	Total Compensation for Current Period (Line 2 less Line 3)	US$
5.	Retainage withheld [(5%)] of Line 4)	US$
6.	Current Payment Due (Line4 less Line 5)	US$

Contractor certifies that: (i) the Work is progressing in accordance with the Project Schedule and CPM Schedule, except to the extent (if any) expressly set forth in the current Monthly Progress Report attached hereto; (ii) the Work described in or relating to this Invoice has been performed and supplied in full accordance with the Agreement; (iii) all quantities and prices in this Invoice or attached Exhibits are correct and in accordance with the Agreement and the referenced Schedule Milestone(s); (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice, and such Current Payment Due constitutes amounts due and owing as of the Current Date; (v) the Work and any portion thereof described in or relating to this Invoice and all previous invoices are free and clear of all liens, security interests and encumbrances through the date of this Invoice; (vi) all Subcontractors have been paid the monies due and payable for Work performed in connection with the Project (except for any amounts owed such Subcontractors for Work billed under this Invoice); (vii), fully completed and executed Interim Lien and Claim Waivers from Contractor and from all Subcontractors who performed Work relating to this Invoice, are attached to this Invoice; (viii) if requested by Owner, fully completed and executed Interim Lien and Claim Waivers from all Sub-subcontractors who performed Work relating to this Invoice, are attached to this Invoice; (ix) attached to this Invoice is all documentation supporting Contractor’s request for payment and all other documentation as required under the Agreement; and (x) this Invoice is signed by an authorized representative of Contractor.

CONTRACTOR
Signed:
Name:
Title:

Date:                 , 20

Project

INVOICE NUMBER	INVOICE DATE , 20

Contractor’s Compensation Calculation Sheet – Construction Contractor

Direct Labor – Hourly Rates		$

Labor Burden	(46.32%)	$

Welding rigs		$

Per Diem		$

Total Labor			$

Construction Equipment		$
Non-Fuel Burning Construction Equipment Costs		$

Equipment Markup	(11.60%)	$

Total Equipment			$

Billable Materials (inclusive of taxes)		$

Tax Exempt Permanent Equipment (Materials)		$

Total Materials and Equipment			$

Subcontractors			$

Total Project Allowable Costs			$

Corporate Overhead	9.90%		$

Contractor Fee	4.30%		$

Contractor’s Total Overhead and Fee			$

Contractor’s Compensation as of			$

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$

OWNER
Signed:
Name:
Title:

Date:                 , 20

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

                                                                                                                                                                                                                       .

SCHEDULE G-1 PART A

PLACE HOLDER FOR LABOR TICKET

*	Contractor shall attach hereto backup for Work performed, showing the dates and hours and, if applicable, the company.

SCHEDULE G-1 PART B

PLACE HOLDER FOR EQUIPMENT TICKET

*	Contractor shall attach hereto backup for Work performed (including bi-weekly summary sheets required by Schedule J-2) showing the dates and hours and, if applicable, the company.

SCHEDULE G-1 PART C

OTHER REIMBURSABLE EXPENSES: The following amounts are invoiced for other Reimbursable Costs incurred by Contractor in accordance with the Agreement

PLACE HOLDER FOR MATERIALS AND SUBCONTRACTOR TICKETS

*	With respect to Subcontractors, Contractor shall provide: (1) the company name; (2) a description of the Services provided; and (3) the original amount invoiced by such Subcontractor

Contractor shall attach hereto backup for other Reimbursable Expenses invoiced.

SCHEDULE G-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Corpus Christi Pipeline Project	INVOICE NUMBER:

OWNER: Corpus Christi Pipeline L.P.	DATE OF INVOICE: , 20

CONTRACTOR: [ ]

DATE OF AGREEMENT: [ ]

This final Invoice covers (i) under Section 1, the Payment Period from [            ], 20[    ] to [            ], 20[    ] and (ii) under Section II, any adjustments required to reconcile all previous Invoices, payments and Change Orders.

I. APPLICATION FOR PAYMENT. This Invoice covers the costs incurred in the performance of the Work for the Payment Period from [            ], 20[    ] to [            ], 20[    ] (the latter date hereinafter referred to as the “Current Date”).

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Total Compensation Due Contractor (Contractor’s Compensation Calc. Sheet)	US$
2.	Total Compensation from Previous Period ( )	US$
3.	Total Compensation for Current Period (Line 2 less Line 3)	US$
4.	Retainage previously withheld to date	US$
5.	Current Payment Due for Work Performed (Line 3 plus Line 4)	US$
6.	Incentive Payment (if any)	US$
7.	Total Amount Due (Line 5 plus Line 6)	US$

II. ADJUSTMENTS. Explanation is listed below of any adjustments required to reconcile all previous Invoices, payments, and Change.

(Attach supporting documentation.)

Total adjustments	US$

Total Final Payment Due (Section I, Line 5 +/- total adjustment in Section II)
US$

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been fully and completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attached Exhibits are correct and in accordance with the Agreement; (iii) fully completed and executed Final Lien and Claim Waivers from Contractor and from all Subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) if requested by Owner, fully completed and executed Final Lien and Claim Waivers from all Sub-subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (v) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record As-Built Drawings and Specifications, Owner’s Confidential Information and test reports, have been delivered to Owner; (vi) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vii) all Subcontractors have been fully paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice, and attached is evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully paid, less amounts that are the subject of this final Invoice; (viii) all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR
Signed:
Name:
Title:
Date: , 20

Project

INVOICE NUMBER	INVOICE DATE , 20

Contractor’s Compensation Calculation Sheet

Direct Labor – Hourly Rates		$

Labor Burden	(46.32%)	$

Welding rigs		$

Per Diem		$

Total Labor			$

Construction Equipment		$
Non-Fuel Burning Construction Equipment Costs		$

Equipment Markup	(11.60%)	$

Total Equipment			$

Billable Materials (inclusive of taxes)		$

Tax Exempt Permanent Equipment (Materials)		$

Total Materials and Equipment			$

Subcontractors			$

Total Project Allowable Costs			$

Corporate Overhead	9.90%		$

Contractor Fee	4.30%		$

Contractor’s Total Overhead and Fee			$

Contractor’s Compensation as of			$

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$

OWNER

Signed:
Name:
Title:
Date: , 20

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this

Invoice:

.

SCHEDULE G-2 PART A

PLACE HOLDER FOR LABOR TICKET

*	Contractor shall attach hereto backup for Work performed, showing the dates and hours and, if applicable, the company.

SCHEDULE G-2 PART B

PLACE HOLDER FOR EQUIPMENT TICKET

*	Contractor shall attach hereto backup for Work performed (including bi-weekly summary sheets required by Schedule J-2) showing the dates and hours and, if applicable, the company.

SCHEDULE G-2 PART C

OTHER REIMBURSABLE EXPENSES: The following amounts are invoiced for other Reimbursable Costs incurred by Contractor in accordance with the Agreement

PLACE HOLDER FOR MATERIALS AND SUBCONTRACTOR TICKETS

*	With respect to Subcontractors, Contractor shall provide: (1) the company name; (2) a description of the Services provided; and (3) the original amount invoiced by such Subcontractor

Contractor shall attach hereto backup for other Reimbursable Expenses invoiced.

ATTACHMENT H

OWNER’S SAFETY AND ENVIRONMENTAL POLICIES AND PROCEDURES

Contractor shall identify and manage HSSE risks associated with Work performed by Contractor. Company operates under multiple regulatory requirements and Contractor shall comply in all respects with any applicable regulatory requirements. Contractor must ensure it complies with and conforms to all applicable Company HSSE policies and procedures including those policies and procedures that: a) avoids inadvertent assumption of risk or liability; b) assures accurate and complete definition of parties, rights, duties and liabilities to an agreement; c) assures consideration of, and compliance with, all Applicable Law, regulations and other requirements pertaining to the contracted activity; and, d) provides the necessary insurance, loss control, confidentiality and other provisions necessary to protect Company.

Contractor shall be a paid subscriber to ISNetworld ® (“ISNet”) and fulfill all Company requirements in order to remain in good standing in accordance with Company criteria established in ISNet.

Contractor shall be a paid subscriber to Veriforce for the purpose of tracking Contractor’s compliance with DOT Drug & Alcohol testing requirements.

Contractor shall comply with all requirements set for in the Exhibit titled:

“HEALTH, SAFETY, SECURITY AND ENVIRONMENT (HSSE) REQUIREMENTS”

HEALTH, SAFETY, SECURITY AND ENVIRONMENT (HSSE) REQUIREMENTS

1		GENERAL PROVISIONS	1
2		PROVISIONS SPECIFIC TO CONTRACTOR’s HSSE PLAN	2
	2.1	Accountability	2
	2.2	Compliance	2
3		COMPANY HSSE REQUIREMENTS	2
	3.1	General	2
	3.2	Emergency Response – Within Operating Facilities	3
	3.3	Emergency Response – Projects Outside of Operating Facilities	3
	3.4	Training	3
	3.5	HSSE Competence	4
	3.6	HSSE Communications	4
	3.7	Performance Monitoring	4
	3.8	Environment	5
	3.9	PPE Requirements	7
	3.10	Transportation Rules	7
	3.11	Preventative Maintenance Program	7
	3.12	Security	8

The following constitute Company’s Health, Safety, Security, and Environmental (“HSSE”) requirements (the “Company HSSE Requirements”) for Contractor and any of Contractor’s subcontractors of any tier performing work (the “Work”) on Company sites (on or in real estate owned or leased by Company) or on Company project sites (all referred to hereinafter as the “Sites”). Contractor shall include the Company’s HSSE Requirements in all of its agreements with its subcontractors entered in relation to performance of Work for Company on the Sites. Company’s HSSE Requirements require compliance with all applicable federal, state, maritime, and local HSSE statutes, regulations, enforceable agreements, and agency orders (hereinafter collectively, “HSSE Laws”), Company or Contractor obtained permits, and contract documents. Company requires Contractor, at a minimum, to comply with Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that its employees, subcontractors and any other personnel to be provided by or on behalf of Contractor (hereinafter collectively, “Contractor Personnel”) for the purposes of performing the Work, meet and adhere to Company HSSE Requirements. Contractor shall take any and all precautions necessary to prevent harm to personnel or damage to the environment, property, or Company’s reputation. Company shall have the right, at its discretion, to audit Contractor compliance with all requirements set forth in this Company HSSE Requirements document.

1	GENERAL PROVISIONS

1.1	Any violation of Company HSSE Requirements is a material breach of the Agreement and Company shall be entitled to take action allowed by the Agreement to remedy the breach, including instructing the Contractor to (a) remedy the breach or (b) suspend the Work.

1.2	Failure by Contractor to adhere to, demonstrate compliance with or ensure Contractor Personnel comply with Company HSSE Requirements may result in a for cause termination of the Agreement.

1.3	Within thirty (30) calendar days from the Effective Date of the Agreement or fifteen (15) calendar days before mobilization under the Agreement, whichever is sooner, Contractor shall submit to Company for Company review and approval an HSSE plan (“Contractor’s HSSE Plan”) addressing the HSSE risks specific to the Work set out in the Agreement and the management of controls to eliminate, reduce or mitigate these risks.

1.4	Company reserves the right, at any time and from time to time, by written notice to Contractor, to suspend the Work or any part thereof if Contractor does not comply with Contractor’s HSSE Plan. Before any Work is suspended, Company may, in its discretion, elect to liaise with Contractor to allow Contractor the opportunity to promptly rectify any non-conformances related to Contractor’s HSSE Plan. Upon receiving any such notice of suspension, Contractor shall promptly suspend performance of the Work to the extent specified, and during the period of suspension shall properly care for and protect all Work in progress. Contractor shall use its best efforts to redirect its labor, material and equipment in such a manner to mitigate costs and delays associated with suspension. Company may, at any time and from time to time, withdraw suspension of the Work by written notice to Contractor.

1.5	Contractor may, at any time, suspend the Work for HSSE reasons; in such event where the Contractor elects to suspend the Work, Contractor shall immediately inform Company verbally, and in writing within four (4) hours documenting those reasons, and provide details of actions taken to mitigate, reduce, or eliminate the cause for suspension.

2	PROVISIONS SPECIFIC TO CONTRACTOR’S HSSE PLAN

Contractor shall ensure that all Contractor Personnel are fully trained on, understand and adhere to the provisions of Company HSSE Requirements and Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that Contractor’s HSSE Plan is available, at all times, to Company Personnel and all Contractor Personnel in the language (or languages) all such personnel can understand. The Contractor’s HSSE Plan shall contain, without limitation, all of the provisions set out in this section.

2.1	Accountability

Contractor shall ensure that HSSE responsibilities, authorities, accountabilities and competencies in relation to the Work are clearly defined, documented, communicated and exercised at all levels.

2.2	Compliance

i)	2.2.1 Contractor shall comply with, and shall be able to demonstrate compliance with:

(a)	All applicable HSSE Laws, including but not limited to the rules and regulations of the U.S. Occupational Safety and Health Administration (“OSHA”), the U.S. Environmental Protection Agency (“EPA”), state environmental and health and safety agencies and the U.S. Department of Transportation (“DOT”); and

(b)	Company’s HSE Policy, Procedures, Plans and Guidelines, which shall be communicated to Contractor as appropriate.

ii)	2.2.2 Company forbids the illegal possession, use, manufacture or distribution of any drugs, alcohol or controlled substance at any Site.

iii)

3	COMPANY HSSE REQUIREMENTS

Contractor shall ensure that all Contractor Personnel comply with all HSE Policy, Procedures, Plans and Guidelines of the Company at the Sites, including, without limitation, fulfilling the following requirements:

3.1	General

3.1.1	Contractor shall have a DOT-compliant and Company-compliant Drug and Alcohol Policy and Procedure for covered functions.

3.1.2	When performing Work in or on a regulated maritime facility or vessel (i.e., within Company’s LNG Terminals), all Contractor Personnel must have an active Transportation Worker Identification Credential (“TWIC”) card on their person.

3.1.3	Contractor Personnel may only use mobile telephones in Company designated areas. Contractor Personnel may use only intrinsically safe telecommunications equipment in hazardous areas in Company designated areas and only with prior written approval of Company and in a manner that does not adversely impact Company HSSE Requirements.

3.1.4	Contractor shall provide Company with contact details (office phone numbers, mobile telephone numbers and emergency contact numbers) for all of Contractor Personnel’s supervisory and management personnel.

3.2	Emergency Response – Within Operating Facilities

Contractor Personnel shall conform to Company’s crisis management plan.

3.3	Emergency Response – Projects Outside of Operating Facilities

3.3.1	Contractor shall establish emergency procedures related to the Work. Contractor shall consult with Company to ensure appropriate interfaces with Company Plans and Procedures. Contractor’s emergency procedures shall be submitted to Company for review and approval.

3.3.2	Not less than thirty (30) calendar days before mobilization for the Work, Contractor shall submit to Company details of its provisions and procedures for proposed actions in the event of:

(a)	An incident involving serious injury, hospitalization or death to any member of the team; or

(b)	A major incident involving any equipment; or

(c)	Any release of chemicals or hydrocarbons into the environment; or

(d)	Serious illness, including those requiring medical evacuation.

3.3.3	Contractor shall produce emergency response bridging documents to cover its Work. At a minimum, such documents shall include bridging between:

(a)	Contractor and Company; and

(b)	Contractor and its subcontractors; and

(c)	Contractor and Company’s other contractors working at the Site.

3.3.4	If requested, Contractor shall participate in Company-organized emergency response exercises. Contractor shall perform emergency response exercises in accordance with Contractor’s emergency response procedures as requested by Company.

3.4	Training

3.4.1	Contractor Personnel shall complete all orientation as well as appropriate training required to obtain access to the Sites and perform the Work in accordance with Company HSSE Requirements.

3.4.2	Contractor shall be responsible for all required HSSE training of Contractor Personnel. Contractor shall provide appropriate training to ensure all Contractor Personnel have adequate knowledge and skills to perform their jobs safely.

3.4.3	Prior to performing work within the Sites, Contractor shall ensure all Contractor Personnel attend regulatory required training as well as Company-designated HSSE training. Regulatory and HSSE training for specific work activities shall be covered in the training program, including refresher training. Proof of training shall be made available to Company upon request.

3.4.4	Contractor shall ensure that all Contractor Personnel display by the Company’s preferred visible method (hard hat decal, etc.) evidence that such Contractor Personnel have completed all HSSE training set forth in Section 3.4.3.

3.5	HSSE Competence

Contractor shall ensure that Contractor Personnel are medically, physically and mentally fit to carry out the duties to which they are assigned in respect of the Work in accordance with all applicable HSSE Laws.

3.6	HSSE Communications

Contractor shall establish a plan for regular communication and feedback to Company of HSSE issues and performance among Contractor Personnel on the Site as part of Contractor’s HSSE Plan. Contractor shall include a monthly written HSSE Summary Report (or at the end of the assignment, whichever covers the shorter time period) to Company.

3.7	Performance Monitoring

3.7.1	Contractor shall report monthly for all Contractor Personnel engaged in the Work all incidents in accordance with Company requirements as follows:

•	The total number of work-hours,

•	Lost time injuries (“LTI”),

•	Restricted workday cases (“RWDC”),

•	Medical treatment cases (“MTC”),

•	Medical evacuations,

•	High potential incidents (“HPI”),

•	First aid cases (“FAC”),

•	Near misses,

•	Fires,

•	Vehicle Accidents,

•	Utility Damage Incidents, and

•	Details of any occupational illnesses resulting from the Work.

3.7.2	Contractor shall adhere to Company incident reporting procedures for any incident, including near misses, occurring during the Work (whether involving Company employees, Contractor Personnel, or the general public).

3.7.3	Company may require Contractor to conduct an investigation for any HSSE incident. Company shall have the right to participate or conduct its own incident investigation and have access to Contractor’s investigative process and results. For all incident investigations, Contractor will provide a preliminary written investigation report to the Company within two (2) business days of the occurrence of the incident and a final written investigation report to the Company within five (5) business days of the occurrence of the incident. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action. When requested, Contractor shall furnish Company with a copy of all reports made by or on behalf of Contractor concerning an incident, including any statements or other investigative material.

3.8	Environment

Contractor shall comply with all applicable HSSE Laws and/or Company or Contractor permits pertaining to the Work.

iv)

3.8.1	Handling of Chemicals

(a)	Contractor shall give Company written notice at least seven (7) calendar days prior to the delivery or removal from the Site of any substance which is toxic or hazardous to human health or potentially harmful to the environment. Contractor shall provide copies of “Safety Data Sheets” (“SDS”) to Company with its written notice.

(b)	Contractor shall ensure that at all times such substances are contained and suitably packaged and labeled and have been assessed in accordance with the requirements of the Hazard Communication Regulations published by OSHA.

3.8.2	Housekeeping and Waste

(a)	Where Contractor is responsible for disposal of any waste produced or occurring as a consequence of its Work (“Contractor-Generated Waste”), such disposal shall be in accordance with all applicable HSSE Laws and in accordance with Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that all necessary approvals, permits or licenses are obtained for the storage, treatment, transportation and/or disposal of all Contractor-Generated Waste and that all Contractor Personnel fully comply with the requirements of such approvals, permits, and licenses.

(b)	Contractor shall notify Company in writing five (5) calendar days prior to collection and packaging of any Contractor-Generated Waste, indicating the method for collection, packaging and disposal of all Contractor-Generated Waste and obtain Company’s written approval prior to disposal of such waste. Contractor shall not deviate from agreed waste handling methods without prior written approval from Company.

(c)	Contractor shall at all times keep its work area in a neat, clean and safe condition and remove from the Company’s premises and the vicinity thereof and properly dispose of all debris and rubbish caused by Contractor’s operations.

(d)	Contractor shall not pour, deposit, pump, discard, discharge, dump, bury, burn, abandon, nor in any other way dispose of a Contractor-Generated Waste or any other chemical or hazardous substance on the Site.

(e)	NO OPEN BURNING OF ANY DEBRIS OR RUBBISH IS PERMITTED ON ANY SITE.

3.8.3	Spill Prevention and Control

(a)	Contractor Personnel are responsible for immediately notifying Company of any reportable spill, hazardous substance release, unauthorized water discharge, wildlife incident, or other non-conformance with Company or Contractor permits or spill regulations.

(b)	Contractor shall conform to the Company’s site-specific Spill Prevention Control and Countermeasures (“SPCC”) Plan where an SPCC Plan is established. For new projects, Contractor shall develop an SPCC Plan that addresses management and response activities for materials used.

(c)	In areas where equipment might drip oil or cause other damage, a protective cover of heavy gauge, flame resistant, oil proof sheeting shall be provided and maintained by Contractor between the equipment and the surface so that no oil or grease contacts the surface.

(d)	Equipment fueling and other fuel transfers shall be performed only in Company- approved designated locations and by Company-approved methods.

3.8.4	Erosion and Sedimentation Precautions

(a)	Contractor shall use caution to prevent sedimentation of vegetation and waterways in areas adjacent to the Work by controlling the use of site equipment, equipment traffic, and personnel, and by using protective equipment when necessary.

(b)	Contractor shall protect soil erosion pathways with sandbags or comparable materials to mitigate silt transport.

3.8.5	Water Resource Management

(a)	Wastewater shall be managed in accordance with applicable HSSE Laws and Company and Contractor permits. Any unpermitted discharge of wastewater at or from any Site is prohibited.

(b)	Vehicle and equipment washing stations shall be utilized in Company-approved areas only, in accordance with HSSE Laws and Company and Contractor permits and properly managed.

(c)	Fuel, lubricants and hazardous materials storage shall be in accordance with HSSE Laws and Company and Contractor permits. Storage locations at the Site must be pre-approved by the Company, and all storage shall be in accordance with SDS guidelines and instructions.

3.8.6	Sanitary Waste Management

Where a sanitary sewage system is not available, sanitary conveniences shall be provided by Contractor. Sanitary conveniences shall be maintained by Contractor and properly located away from Site outfall conveyances.

3.9	PPE Requirements

Contractor shall ensure that Contractor Personnel are provided, without charge, with all necessary personal protective equipment (PPE) at any Site and trained on its use. The PPE provided shall, at a minimum, meet OSHA standards.

3.10	Transportation Rules

3.10.1	Drivers of motor vehicles shall be instructed to exercise good judgment as well as observe posted speed limits and traffic signs.

3.10.2	Seat belts shall be worn at all times by all Contractor Personnel operating any motor vehicle.

3.10.3	The ignition key is to be left in the vehicle at all times when within Company designated areas.

3.10.4	No two-wheeled or three-wheeled motorized vehicles are allowed on the Sites. 3.10.5 All contractor vehicles must display Company issued identifying decals or hang tags as required by each Site.

3.10.6	All contractor vehicles must be marked with company name/logo on both sides of the vehicle or display a minimum 8.5” x 11” contractor logo/name in the front dashboard at all times.

3.10.7	All rubber-tired self-propelled scrapers, rubber-tired front-end loaders, rubber-tired dozers, wheel-type agricultural and industrial tractors, crawler tractors, crawler-type loaders and motor graders shall be equipped with rollover protective structures and seat harnesses.

3.10.8	Mobile telephones and two-way radios shall not be used by drivers while the vehicle is in motion.

3.11	Preventative Maintenance Program

Contractor shall ensure that all tools, appliances, machines, vehicles or other equipment, are in safe working condition at all times and comply with current regulations and, where appropriate, are used only by authorized and competent persons trained in the use of such equipment. Contractor shall verify with Company any site specific tool and equipment inspection program requirements.

3.12	Security

Contractor personnel shall comply with all Company cyber and physical security policies and procedures at all times while on the Site.

3.12.1	This includes, but is not limited to, policies and procedures pertaining to access to electronic resources, credentialing and badging requirements, personal effects and vehicle screening requirements, and vehicle entry and use requirements.

3.12.2	Contractor shall ensure that all contractor personnel have undergone a successful background screening prior to assignment to the Site.

3.12.3	When on any Site deemed a restricted or secure area by applicable federal and/or state statute, regulatory authority or Company policy, all contractor personnel shall carry and display valid credentials.

3.12.4	Possession, carrying, use, and/or storage of weapons of any type, including firearms, is prohibited on Sites. This includes the possession of concealed weapons as well as weapons carried openly. This prohibition against the possession, carrying, use and/or storage of firearms applies even if Contractor personnel are licensed to carry a concealed handgun or to openly carry a handgun by applicable state or federal law. Notwithstanding this policy, certain security personnel hired by the Company may possess weapons on the Site if specifically authorized by the Company to do so as an essential part of their security services to the Company.

3.12.4	While on the Site, Contractor personnel are required to report security violations, breaches of security, and suspicious activity to Site security.

3.12.5	Entry onto the Site implies consent to search. Company has the right to search any person, vehicle or package encountered on any Sites.

ATTACHMENT I

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE I-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE ON PROGRESS PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Pipeline, L.P. (“Owner”) in the sum of $         payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Owner as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced Project in regard to the attached statement(s) or progress payment request(s).

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR CONTRACTOR:

Dated:	[Name of Contractor]

Applicable to Invoice No.	By	(signature)

Print Name:
Title:

SCHEDULE I-2

CONTRACTOR’S INTERIM CLAIM WAIVER AND RELEASE

UPON PROGRESS PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

The undersigned, [                    ] (“Contractor”), has been engaged under a construction contract with Corpus Christi Pipeline, L.P. (“Owner”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert
address and/or additional description).

Upon receipt of the sum of $        , Contractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Owner through the date of             , 20     (date of the invoice submitted with this Waiver and Release) and reserving those rights that the Contractor might have in any retained amounts on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Project. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Contractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to Contractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to Contractor for use in connection with the Project through and including             , 20     (date of Contractor’s last prior invoice). Exceptions as follows:

(If no exception or “none” is entered above, no amounts have been withheld by Contractor for disputed items.)

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR CONTRACTOR:

Dated:	[Name of Contractor]

Applicable to Invoice No.	By	(signature)

Print Name:
Title:

SCHEDULE I-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS

PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of [                    ] (“Contractor”) in the sum of $         payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Pipeline, L.P. (“Owner”) located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Contractor as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this progress payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached statement(s) or progress payment request(s).

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code § 53.284.

FOR SUBCONTRACTOR:

Dated:	[Name of Subcontractor]

Applicable to Invoice No.	By	(signature)

Print Name:
Title:

SCHEDULE I-4

SUBCONTRACTOR’S INTERIM CLAIM WAIVER AND

RELEASE UPON PROGRESS PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

The undersigned,                      (“Subcontractor”), has been engaged under a contract with [                    ] (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of $        , the Subcontractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Corpus Christi Pipeline, L.P. (“Owner”) through the date of             , 20     and reserving those rights that the Subcontractor might have in any retained amounts on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Project. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Subcontractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to the Subcontractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to the Subcontractor for use at the Facility through and including             , 20     (date of Subcontractor’s last prior invoice), excepting amounts for retainage.

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR SUBCONTRACTOR:

Dated:	[Name of Subcontractor]

Applicable to Invoices No.	By	(signature)

Print Name:
Title:

SCHEDULE I-5

CONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

(To be provided by Contractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Pipeline, L.P. ( (“Owner”) in the sum of $         payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers the final payment to Contractor for all labor, services, equipment, or materials furnished to the property or to Owner.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this final payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced Project up to the date of this waiver and release.

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR CONTRACTOR:

Dated:	[Name of Contractor]

Applicable to Invoice No(s): ALL .	By	(signature)

Print Name:
Title:

AFFIDAVIT

On this     day of             , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-6

CONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON FINAL PAYMENT

(To be executed by Contractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

The undersigned, [                    ] (“Contractor”), has been engaged under a construction contract (“Agreement”) with Corpus Christi Pipeline, L.P. , LLC (“Owner”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S. $         (amount in invoice for final payment), Contractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Contractor has, may have had or may have in the future against Owner arising out of the Agreement or the Project, whether or not known to Contractor at the time of the execution of this Waiver and Release.

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement, Project or subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the contract, including warranties and correction of defective goods, components or services), including, but not limited to, payment to subcontractors, suppliers and employees and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Contractor as of the date of execution of this document by Contractor.

FOR CONTRACTOR:

Dated:	[Name of Contractor]

Applicable to Invoice No(s): ALL .	By	(signature)

Print Name:
Title:

AFFIDAVIT

On this      day of             , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

(To be provided by Subcontractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of [                    ] (“Contractor”) in the sum of $         payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Pipeline, L.P. (“Owner”) located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers the final payment to Subcontractor for all labor, services, equipment, or materials furnished to the property or to Contractor.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this final payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code § 53.284.

FOR SUBCONTRACTOR:

Dated:	[Name of Subcontractor]

Applicable to Invoice No(s): ALL .	By	(signature)

Print Name:
Title:

AFFIDAVIT

On this      day of             , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE I-8

SUBCONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON

FINAL PAYMENT

(To be executed by Subcontractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

The undersigned,                      (“Subcontractor”), has been engaged under a contract with [                    ] (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S.$         (amount in invoice for final payment), Subcontractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Subcontractor has, may have had or may have in the future against Contractor or Corpus Christi Pipeline, L.P. (“Owner”) arising out of, or in any way related to, Subcontractor’s subcontract with Contractor or the Project, whether or not known to Subcontractor at the time of the execution of this Waiver and Release.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of Subcontractor’s subcontract with Contractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of Subcontractor’s subcontract, including warranties and correction of defective goods, components or services), including, but not limited to, payment to lower tiered subcontractors and employees of Subcontractor and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:

Dated:	[Name of Subcontractor]

Applicable to Invoice No(s): ALL .	By	(signature)

Print Name:
Title:

AFFIDAVIT

On this      day of             , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

ATTACHMENT J

PAYMENT AND ALLOWABLE COSTS

J-1

SCHEDULE J-1

COMPENSATION

1.	DEFINITIONS

1.1	Additional Definitions

The following additional definitions used in this Schedule J-1 shall apply to this Agreement:

“Disallowed Cost” has the meaning set forth in paragraph 7.

“Home Base” means the Reimbursable Personnel’s home office, whether in the United States or at any other Work location.

“Home Office” means the Contractor’s Home Base in the greater Houston metropolitan area.

“Reimbursable Personnel” means each member of Contractor’s directly employed personnel who are in job classifications listed in Schedule J-2 performing part-time or full-time Work for the Project, or any additional job classifications that may be agreed and added by the Parties.

2.	COMPENSATION SUMMARY

As full and complete compensation for Contractor’s performance of the Work in accordance with the Agreement, Owner shall pay Contractor the Contractor’s Compensation in accordance with this Schedule J-1, such compensation being comprised of:

a)	Labor

•	Direct Labor Costs consisting of actual straight-time and overtime pay, or salaries paid for field construction employees classified as Reimbursable Personnel (excludes Subcontractor employees and division office administrative personnel).

b)	Labor Burden

•	Labor Burden at forty-six point thirty-two (46.32%) percent of actual Direct Labor Costs, to cover all Contractor costs, other than wages and salaries, for such Reimbursable Personnel, including payroll taxes, workers compensation expense, such as FICA, FUI, SUI, consumable supplies, incidentals, and all non-billable items as indicated in paragraph 7.2(q) below.

c)	Welding Rig Pay

•	For welders, the cost of the welding rigs is paid with weekly payroll and is reimbursable at cost.

d)	Per Diem

•	Per Diem amounts actually paid to Reimbursable Personnel performing Work on this Project per the Hourly Rate Schedule in J-2.

e)	Construction Equipment

•	All Construction Equipment used in the performance of the Work per the Construction Equipment Rate Schedule in J-2, plus a burden of eleven and six-tenths percent (11.6%) on such rates for fuel, oil and grease costs for such Construction Equipment.

f)	Equipment (Material)

•	All direct costs for material, as indicated in paragraph 6.2 below, purchased in conjunction with the Work will be documented and submitted to the customer for approval.

g)	Subcontracts

•	All direct cost to Contractor for Work performed by Subcontractors will be documented and submitted to Owner for approval.

h)	Permits

•	Any Permits required for the Work will be purchased by Contractor and billed to Owner as a Reimbursable Cost under paragraph 6.

i)	Corporate Overhead as per paragraph 4 below.

j)	Contractor Fee as per paragraph 3 below.

k)	Incentive

•	An Incentive Payment as per Schedule J-5, which is comprised of performance based amounts.

Payment of all amounts determined under Exhibit J shall be paid in accordance with Article 7 of the Agreement.

3.	CONTRACTOR FEE

3.1 Owner shall pay Contractor an amount calculated at a fixed, four and three-tenths percent 4.3% markup on Allowable Costs for Work satisfactorily performed by Contractor (“Contractor Fee”). The Contractor Fee shall be inclusive of all profit and other costs and expenses of Contractor performing the Work, other than the Corporate Overhead, the Allowable Costs and, if applicable, the Incentive Payment. The Contractor Fee is not subject to escalation for any reason, and is subject to adjustment only under the express provisions of this Agreement.

3.2 Contractor Fee and Estimated Total Contractor’s Compensation, (As adjusted by Change Orders). Contractor acknowledges and agrees that the Contractor Fee is payable on the basis of Contractor performing its Work within the Estimated Total Contractor’s Compensation. All Contractor’s Compensation incurred by Contractor shall be assessed against the Estimated Total Contractor’s Compensation. If Contractor’s Compensation exceeds the Estimated Total Contractor’s Compensation, Contractor’s entitlement to the Contractor Fee in respect of any incomplete Work in excess of the Estimated Total Contractor’s Compensation shall thereafter be decreased on the basis below, until the Work is complete.

Contractor’s Compensation expended on Project	Contractor Fee payable

Up to the Estimated Total Contractor’s Compensation	100% of Contractor Fee

Over Estimated Total Contractor’s Compensation to Completion	0.0% of Allowable Costs on amounts above the Estimated Total Contractor’s Compensation

4.	CORPORATE OVERHEAD

4.1 Owner shall pay Contractor an amount calculated at a fixed, nine and nine-tenths percent (9.9%) markup on Allowable Costs for Work satisfactorily performed by Contractor (“Corporate Overhead”). The Corporate Overhead is not subject to escalation for any reason, and is subject to adjustment only under the express provisions of this Agreement. Corporate Overhead is intended to reimburse Contractor for all indirect expenses required by the Project and shall be deemed to include:

(a) general corporate management and general services performed off-Site including security, janitorial, maintenance, human resources, business development, legal, general purchasing, general accounting (e.g. financial accounting, book keeping, payroll and field staff payroll, disbursements and similar activities), employee relations and reception, together with supporting secretarial, clerical and word processing involved in operating the Contractor’s office premises including corporate and functional staff;

(b) supply of head office communications, including reproduction and printing, mail, messengers and couriers, facsimile services, telephone service and rental and usage costs;

(c) all computing resources and services required to support the performance of the Work, including the provision and usage of all necessary computer hardware and software;

(d) all convenience copies and associated supplies required to support the performance of the Work by Contractor, including the provision and usage of all necessary copier services and repairs;

(e) all costs of the preparation of Contractor’s procedures, methods etc., and training and similar activities;

(f) costs internal to the Contractor in connection with subcontracting any elements of the Work, including management of Subcontractor;

(g) off-site corporate and office space, standard office furnishings, common spaces, and associated utilities for Contractor personnel including rent, rates, heating, lighting, power, security, maintenance and common parts;

(h) costs of corporate insurances other than those insurances expressly stated as reimbursable under Table J-1; and

(j) research and development costs (including those related to the development of computer software, computer systems, LAN and WAN).

4.2 Corporate Overhead and Estimated Total Contractor’s Compensation. Contractor acknowledges and agrees that the Corporate Overhead is payable on the basis of Contractor performing its Work within the Estimated Total Contractor’s Compensation. All Contractor’s Compensation incurred by Contractor shall be assessed against the Estimated Total Contractor’s Compensation.

Contractor’s Compensation expended on Project	Corporate Overhead payable

Up to the Estimated Total Contractor’s Compensation	100% of Corporate Overhead

Over Estimated Total Contractor’s Compensation to Completion	3.0 % of Allowable Costs on amounts above the Estimated Total Contractor’s Compensation

5.	HOURLY RATES – Labor and Equipment

5.1	Hourly Rates Generally. Owner shall pay the straight time and overtime Hourly Rates as calculated herein per the Hourly Rates in Schedule J-2. Hourly Rates shall apply for each billable man-hour actually worked in the proper performance of the Work. The Hourly Rates plus Labor Burden for each of Contractor’s personnel engaged in the Work shall be deemed to cover all base salaries plus all other costs for such Reimbursable Personnel. Owner’s payment shall be limited to the time the Reimbursable Personnel are directly engaged in the performance of the Work. However, Owner shall not reimburse Contractor for any time spent by Reimbursable Personnel commuting between their living quarters and their Home Base or their living quarters and the Work location at which they are based, except as provided for in the assignment policy attached as Schedule J-3. A minimum charge for all labor assigned to perform Work on a given day shall be two (2) hours per day, provided such personnel are paid for such hours that day.

5.2 Overtime Reimbursement. Owner shall pay the applicable overtime Hourly Rates in accordance with this paragraph 5.2; provided that such overtime is actually paid to such Reimbursable Personnel in accordance with this paragraph 5.2. For the purpose of this Agreement, overtime shall be considered all time expended in the performance of the Work in excess of forty (40) hours per week. All overtime is calculated on the basis of a forty (40) hour week without regard to the number of hours worked in any given day. All overtime shall be subject to Contractor markups for Labor Burden, Contractor Fee and Corporate Overhead. Overtime rates will be billed for overtime over (40) hours per week at

1.5 times straight time for non-exempt personnel, commencing on Monday at 12:01 am and on holidays (New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, the Friday after Thanksgiving Day, Christmas Day, and Christmas Eve, except when Christmas falls on a Sunday, then the day after Christmas will be observed as a holiday). Additional supplemental pay may be required for certain holidays, however this will be agreed to by Owner and Contractor. All overtime Hourly Rates shall be calculated in accordance with the applicable reimbursable Personnel’s classifications under the Fair Labor Standards Act, i.e. either as ‘Non-Exempt’ or ‘Exempt’, as further described below:

(a) Non-exempt Personnel: Contractor shall be paid at the applicable overtime Hourly Rate for the overtime hours of Non-Exempt Reimbursable Personnel, including salaried Reimbursable Personnel in clerical, drafting, technical or supervisory positions and not classified as “executive, administrative, professional or sales” under the Fair Labor Standards Act, when overtime is actually paid to such Reimbursable Personnel.

(b) Exempt Personnel: Contractor shall be paid at the applicable straight time Hourly Rate for the overtime hours of Exempt personnel, including salaried Reimbursable Personnel classified as “executive, administrative, professional or sales” personnel under the Fair Labor Standards Act, provided the overtime is actually paid to such Reimbursable Personnel.

5.3 Hourly Rates for Construction Equipment. Owner shall pay the applicable Hourly Rates as calculated herein per the Construction Equipment Rate Schedule in J-2, plus a burden of eleven and six-tenths percent (11.6%) on such rates for fuel, oil and grease costs for such Construction Equipment. Such payment will be inclusive of:

(a)	All Construction Equipment on Site, regardless of use, until such a time as the Construction Equipment is no longer required and released from the Project, provided that Owner may require Contractor to remove from Site Construction Equipment that is not being used, and Owner shall not be responsible for paying for such Construction Equipment after Owner instructs that it be removed.

(b)	All maintenance, repair, fuel, oil, lube, vendor taxes, insurance, depreciation and licenses fees.

(c)	Rates per hour unless stated otherwise.

(d)	Service time for fueling and greasing of Construction Equipment.

(e)	All time including mobilization, demobilization and/or moving. Additional cost for third party hauling and permits shall be charged as a Reimbursable Cost.

(f)	the same hours as that incurred by the crew for all trucks and equipment.

5.4 Adjustment to Hourly Rates. The Hourly Rates set forth in the Hourly Rates Table are fixed from the start of Work and not subject to adjustment for any reason without Owner Approval. Contractor shall not, without Approval, change the relationship between the Hourly Rates and the personnel descriptions of Reimbursable Personnel in Schedule J-2, nor grant increases in personnel classifications or in compensation to Reimbursable Personnel, except for bona fide promotions or merit increases in accordance with Contractor’s standard and general policies and procedures (and subject to submission of satisfactory documentation from Contractor evidencing any such increases).

6.	OTHER REIMBURSABLE COSTS

6.1 Generally. Contractor shall only be entitled to be paid for Reimbursable Costs incurred in the course of carrying out the Work under this Agreement if those disbursements:

(a) have been actually, reasonably and properly incurred for the sole purpose of carrying out the Work; and

(b) are enumerated as Reimbursable Costs in accordance with Table J-1.

Except where specifically provided elsewhere herein, Owner shall reimburse Contractor as a Reimbursable Cost for the actual invoiced cost to Contractor (net of any Project-specific trade or volume discounts or rebates to Contractor) and paid by Contractor for any Approved Reimbursable Costs plus Contractor Fee and Corporate Overhead (subject to paragraph 3 and paragraph 4 of this Schedule J-1).

6.2 Equipment Purchased by Contractor (Materials). Owner shall reimburse Contractor as a Reimbursable Cost the actual invoiced cost to Contractor for such Equipment, plus Corporate Overhead and Contractor Fee, and net of any trade or volume discounts or rebates to Contractor. Equipment Purchased is further clarified as follows:

6.3 Subcontractors. Owner shall reimburse Contractor as a Reimbursable Cost the actual invoiced cost to Contractor for Work performed by Subcontractors, plus Corporate Overhead and Contractor Fee, and net of any trade or volume discounts or rebates to Contractor. Invoices will be paid by Contractor to approved Subcontractors engaged in accordance with Sections 2.3 and 2.4 of the Agreement.

7.	DISALLOWED COSTS

7.1 Generally. Notwithstanding anything to the contrary, Contractor shall not be entitled to any payment or compensation in respect of any Disallowed Cost.

7.2	Definition of Disallowed Cost.

“Disallowed Cost” means any cost that:

(a)	is not auditable and verifiable or necessarily incurred and paid by Contractor in accomplishing the Work or not incurred by Contractor solely and exclusively in accordance with the Work or include profit and/or Contractor Fee;

(b)	is not justified by Contractor’s accounts and records;

(c)	included profit and/or an element of Contractor Fee;

(d)	incorrectly included compensation elements provided for elsewhere in Exhibit J (to the extent of that inclusion);

(e)	should not have been paid to a Subcontractor in accordance with the express terms of the relevant Subcontract;

(f)	was incurred by Contractor but does not relate to undertaking the Work, including cost in relation to any resources that were previously used by Contractor to undertake the Work where such use has ceased (excluding Construction Equipment that will be needed in the future, but only if Owner permits such Construction Equipment to remain on Site);

(g)	was a cost in respect of:

(i)	any loss or damage for which Contractor is liable pursuant to this Agreement;

(ii)	any third party liability of Contractor for which Owner is not liable to indemnify Contractor pursuant to this Agreement; or

(iii)	any other cost incurred by Contractor in respect of which insurance has been effected pursuant to this Agreement;

(h)	is a cost that Contractor recovers from third parties or Project-specific insurance, or using reasonable efforts would have recovered;

(i)	is a cost of correcting Defects occurring discovered after Mechanical Completion or in contravention to Section 12.2(C) of the Agreement;

(j)	is for resources that are in excess of that required for Work or that are not Approved;

(k)	is a cost incurred in relation to the settlement of any Disputes between Owner and Contractor;

(l)	is a cost incurred by Contractor in relation to the payment of any liquidated damages or the discharge (whether by payment, set-off or otherwise) of any liability owed by Contractor to Owner or is otherwise a cost which the Agreement provides is to be payable by Contractor to Owner;

(m)	is a cost consisting of the reimbursement by way of counter indemnity or otherwise by Contractor of any sums paid by the any issuer of any bond or any other security provider;

(n)	is a fine, penalty remediation cost or similar cost imposed on Contractor, Subcontractor or Sub-subcontractor pursuant to or in consequence of any non-observance of any Applicable Law or Permit;

(o)	are expenses relating to Contractor’s operating capital, including interest on Contractor’s capital employed in support of the Work;

(p)	is incurred in respect of any other risk or circumstance which is expressly stated to be at the cost, expense or account of Contractor, including taxes and all other items to be borne by Contractor; or

(q)	is a non-billable supply, small tool, or consumables (included in payroll burden factor) See Schedule D of Schedule J-2 below for list:

8.	ALLOWABLE COSTS TABLE J-1

1.2	Notes to Table J-1

Table J-1 sets forth an exclusive, limited and comprehensive list of Allowable Costs payable to the Contractor along with allocation and details of the Corporate Overhead and Reimbursable Expenses. All items in this Table J-1 are subject to the terms of this Agreement.

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

1.0 HOME OFFICE WORK

1.1

Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1 and Schedule J-2 (including payroll taxes, workers compensation expense, insurance cost such as FICA, FUI, SUI, vacation, holiday, consumable supplies, incidentals, and all non-billable items that are covered by the Labor Burden).

●

1.2(a)	Reproductions and other graphic costs for Contractor’s normal day-to-day operations, color or black and white – equipment, services and supplies (i.e. Project convenience copying).			●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

1.2(b)	Special Reproduction runs, document publishing, manuals, and graphics, or any third party high volume or specialty reproduction services, special project specific plotting equipment and supplies.		●

1.3 (a)	Computer and data processing equipment and services, computer network and video conferencing, for Project related matters for Contractor’s use.			●

1.3 (b)	Contractor non-standard computer hardware or software including remote networking hosting services costs for Project design collaboration and review.		●

1.3(c)	All Contractor standard computer hardware or software including remote networking hosting services costs for Project design collaboration and review (as listed in endnote 1)			●

1.4	Domestic and International long distance telephone calls for Contractor’s use, (including monthly charge for fax machines provided by Contractor), and including applicable taxes.			●

1.5	General Postage and Courier Work for Contractor’s Project correspondence.			●

1.6	Special courier or international post handling, bulk document freight and related insurances for same.		●

1.7	Fees and expenses for obtaining required third party drawing approvals for the Work.		●

1.8	General drawing and office supplies, stationery, and equipment, not special to the Work for Contractors use.			●

1.9

Royalties, license fees and related other costs for third party processes and/or equipment used in the Work, not currently used by Contractor (Only for additional services or software required for this Project only).

●

1.10	Progress, model or other photographs required for the Work.		●

1.11	In-House Legal services and expenses.			●

1.12(a)

Work of Contractor’s executive officers, corporate business development, corporate accounting, tax, corporate human resources, company insurance, advertising, and personnel department staffs and related expenses (except for those assigned to the Project and Approved by Owner).

●

1.12(b)

Work of Contractor’s business development, accounting, tax, human resources, insurance, advertising, and personnel department staffs and related expenses (except for those assigned to the Project and Approved by Owner).

●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

1.13

General corporate expenses including rent or lease costs, utilities, local telephone service, building services, maintenance, general office furniture, equipment, and supplies and other such expenses directly or indirectly attributable to Contractor’s facilities for the Project, as more fully described in paragraph 4.1 of Schedule J-1.

●

2.0 WORK OUTSIDE CONTRACTOR’S HOME OFFICES
(Not on Site – e.g. located at Works Contractor and Supplier sites)

2.1	Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1 and Schedule J-2.	●

2.2

Assignment expenses and policy costs payable to Reimbursable Personnel, in accordance with the Project assignment policies. (Per diem will be paid to all Reimbursable Personnel performing Work on the Project. All per diem amounts actually paid will be billed to Owner).

●

2.3	Long distance telephone calls, including applicable taxes for Contractor’s use.			●

2.4	Cellular phone charges including applicable taxes, for Contractor’s Personnel performing remote assignments.	●

2.5(a)	General Postage and courier service for Contractor’s Project correspondence.			●

2.5(b)	Special courier and international post handling, bulk document freight and related insurances.		●

2.6	Laptop computer with remote computing access assuming wireless network available at work location.	●

2.7	General drawing and office supplies, stationery, and equipment, not special to the Work for Contractor’s use.			●

2.8	Third party hauling for mobilization and demobilization to and from Site.		●

3.0 CONTRACTOR’S WORK AT SITE

3.1

Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1 and Schedule J-2. (including payroll taxes, workers compensation expense, insurance cost such as FICA, FUI, SUI, vacation, holiday, consumable supplies, incidentals, and all non-billable items that are covered by the Labor Burden).

●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

3.2

Assignment expenses and policy costs payable to Reimbursable Personnel in accordance with project assignment policies. (Per diem will be paid to all Reimbursable Personnel performing Work on this Project. All per diem amounts actually paid will be billed to Owner).

●

3.3(a)	Personnel protective equipment (hard hats, safety glasses, hearing protection and gloves)	●

3.3(b)	Project specific materials; i.e. mats, flume pipe, crushed rock, skids, additional PPE including fire retardant clothing, personal gas monitors, etc.	●

3.4(a)	Cost for Contractor personnel safety training courses. Training course cost is included in the rate	●

3.4(b)

Cost for Contractor personnel time attending Project-specific safety training courses the labor for which is a reimbursable charge paid in accordance with Schedule J-1 and Schedule J-2, and the cost of third party trainers.

●

3.5	Cost for TWIC registration of Contractor Personnel	●

3.6	Standby costs incurred in accordance with footnote 2.	●

4.0 PROJECT EQUIPMENT

4.1

Project rental of equipment, vehicles and tools (Rates include maintenance, repair, and fuel). Equipment and truck time will be billed at the same hours as the crew. If a piece of equipment is not listed above, the Contractor will submit a price, subject to Owner approval.

●

4.2	Safety equipment, excluding PPE provided in item 3.3 above.		●

4.3	Cost of vehicles, including on-Site pool vehicles, (auto or pick-up truck) for Contractor’s Key Personnel at Site or any third party location.	●

5.0 SITE TEMPORARY FACILITIES, OFFICE EQUIPMENT, AND UTILITIES

5.1	Site office expenses

5.1.1

Purchase or rental of office equipment and furniture; calculators; reproduction equipment and supplies; communications equipment including installation, maintenance and removal; fax machines; cameras; overhead projectors; lettering machines; etc. (Owner owns all reimbursable purchased goods.)

●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION			X	A	B

	5.1.2	Portable power generators for all field required power usage (offices, field tools, lights, etc.…),		●

	5.1.3	Local and long distance telephone calls, including applicable taxes.			●

	5.1.4(a)	Post office box rental; postage meter; postage scale; general postage for Contractors project correspondence			●

	5.1.4(b)	Courier service, special and international post handling; bulk document freight; related insurance; etc.		●

	5.1.5	Office supplies (including paper, pencils, pens, file folders, printed forms, stationary, paper cutters, staplers, computer discs, supplies, etc.).	●

	5.1.6	Timekeeping equipment (purchase or rental) including software, clocks, sirens, equipment for preparing I.D. badges, etc.		●

5.1.7

Computer work stations (2D and 3D), standard printers, plotters, local area network server, standard Contractor software applications (including installation, maintenance, and removal) for Contractor’s use.

●

	5.1.8	Software licenses required for the conduct of Contractor’s normal project activities	●

	5.1.9	Network remote line connection and monthly use charges for connection of Site-based Contractor computer systems and home office network (e.g. T-1 telephone connection).		●

	5.1.10	IT Infrastructure equipment and installation costs for Site-based computer network hardware and interconnection systems.		●

5.2(a)	Reproduction and other graphics costs for normal day-to-day operations - equipment, services, and supplies.				●

5.2(b)	Special reproduction runs, document publishing and graphics including any third party charges.			●

5.3	Temporary buildings and structures for Site offices (including Project human resources offices, rent, maintenance and services, fit out and utilities).			●

5.4	Radio communications, pagers (and cellular phone in lieu of same).			●

6.0 SUBCONTRACTORS AND PURCHASE ORDERS

6.1	Fees and expenses of Subcontractors used in the Work.			●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

6.2	Purchase Orders to be reimbursed by Owner to be placed by Contractor (including freight).		●

6.3	Charges for manufacturer’s supervisors, service and commissioning engineers/technicians, vendor representatives.		●

7.0 BUSINESS TRAVEL

7.1	Business travel, including lodging, meals, and other temporary living expenses for Reimbursable Personnel in accordance with the Business Travel Policy (Schedule J-4).		●

8.0 TAXES, ASSESSMENTS, DUTIES AND PERMIT FEES

8.1	All Taxes in connection with the Work (except as otherwise are reimbursable as a Subcontract expense or for other Reimbursable Costs), excluding any Texas Sales and Use Taxes on Equipment.			●

8.2	Texas Sales and Use Tax on Equipment.		●

9.0 INSURANCE

9.1	If and to the extent Approved by Owner in advance, premiums for Project-specific insurance coverage required by Attachment F.		●

9.2	Premiums for the non-Project-specific insurance coverage carried by Contractor under this Agreement.			●

10.0 WORK TO OWNER’S PERSONNEL IN CONTRACTOR’S CORPORATE/DIVISION OFFICES

10.1	Office space for Owner’s personnel (including furniture and equipment of the type normally used by Contractor personnel.)			●

10.2	Local telephone service if through Contractor’s switchboard.			●

10.3	Domestic long distance telephone calls, use of project dedicated fax machines, including applicable taxes, and domestic postage.			●

10.4

Installation, rental and line usage charges for private communications facilities for exclusive use of Owner’s personnel, and/or tie-in to Owner’s home or branch office computer systems, international telephone charges, and videoconferencing, as requested.

●

10.5(a)	Reproduction and graphic services provided by Contractor to Owner’s personnel for normal day to day operations- equipment, services, and supplies.			●

10.5(b)	Special reproduction runs, document publishing and graphics services provided to Owner, including any third party charges.		●

10.6(a)	General postage for Owner’s project correspondence.			●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION			X	A	B

10.6(b)	Courier services, special or international post handling, bulk document freight and related insurances for same.			●

10.7	General office supplies.		●

10.8	Special equipment, calculators, dictation equipment, forms, stationery, supplies, computer software, etc., requested by Owner.		●

10.9	Personal computer and printers:				●

	10.9.1	PCs and printers provided for Owner’s use by Contractor with standard Contractor software per separate charge schedule, as requested (including for Owner’s use of Contractor’s software in the field.)		●

	10.9.2	Added charge for use of other special software (If not contemplated in Note 1 below)		●

	10.9.3	Access to Contractor furnished local wireless network for remote computing access			●

10.10	Client parking – access provided subject to space available, but individual assigned parking not presently available				●

10.11	Secretarial, typing, clerical, or similar services Contractor provides to Owner - at Hourly Rates specified in paragraph 1.1 above.		●

11.0 GENERAL

11.1	All other items not enumerated above, that are requested by Owner and Approved.			●

11.2	All other costs incurred and deemed necessary by Contractor to prevent or minimize labor disturbances, as Approved.			●

11.3	Approved safety programs for Contractor.			●

12.0 OTHER DIRECT COSTS

12.1	Other direct costs incurred in connection with the Work that are not otherwise payable under this Agreement and this Schedule J-1, as Approved.[1]			●

TABLE J-1
COSTS ALLOCATION TABLE

COLUMN REFERENCE
X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES AND LABOR BURDEN (INCLUDING HOURLY EQUIPMENT RATES AND 11.6% BURDEN ON CONSTRUCTION EQUIPMENT RATES)
A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES OR CORPORATE OVERHEAD
B.	ITEMS INCLUDED IN CORPORATE OVERHEAD

DESCRIPTION		X	A	B

13.0 SOCIAL BENEFITS, ENTITLEMENTS, INDIRECT COSTS

13.1	Severance awards and completion bonuses; and all other fringe benefits, including any non-Project specific bonuses not otherwise expressly contemplated in this Agreement.			●

Nothing in Table J-1 shall be construed to supplant or act as a waiver where Approval is required elsewhere in this Agreement.

With respect to row 12.1 in Table J-1, prior written Approval shall be required for reimbursement of other direct costs under this specific compensation provision for any such direct cost that would cause the aggregate of all such other direct costs to exceed $250,000.

If Contractor is unable to commence, prosecute or complete the Work due to standby circumstances listed below, then Contractor shall be reimbursed reasonable, necessary, and directly incurred standby costs incurred by Contractor as a result of such circumstance; provided that, Contractor complies with the mitigation requirements of Section 6.11 of the Agreement.

i.	Permit delays, material delivery delays, in each case not caused by Contractor, engineering changes, or weather delays.

ii.	Standby time or show up pay shall be billed at two (2) hour minimum or hours worked if in excess of two (2) hours. Contractor shall maintain a log of such standby time, which shall be available for review and subject to initialing by Owner Representative.

SCHEDULE J-2

SCHEDULE OF HOURLY RATES

1	GENERAL

In accordance with the terms of the Agreement, this Schedule J-2 defines the Hourly Rates and Construction Equipment Rates.

2	HOURLY RATES

a.	In accordance with Section 7.1C, Allowable Costs include the payment on the basis of those Hourly Rates for Contractor’s personnel who are working on the Work and are included in the personnel descriptions or categories listed herein. Except for those personnel descriptions and categories listed in the table below, no other personnel shall be considered an Allowable Cost, unless authorized in writing by Owner.

b.	Contractor shall record all man-hours worked by Reimbursable Personnel on weekly summary sheets, which shall be categorized in a work breakdown structure that is agreed to between Owner and Contractor. The Hourly Rates shall be applied to the actual man-hours, and fractions thereof, worked and recorded on such weekly summary sheets. The weekly summary sheets shall be used to monitor the progress of the Work and shall be submitted every week to Owner for its review and approval. The weekly summary sheets shall subsequently support each two week invoice.

3	SCHEDULE OF HOURLY RATES

REF-CHEM CONSTRUCTION BILLING RATES

Meter stations	Ref-Chem Proposal No:	16078
Cheniere	Ref-Chem Project:	0
South, Texas	Date:	10/07/15

SCHEDULE A: LABOR AND PER DIEM

CRAFT	Craft Code	Direct Rate	Per Diem (per day, 7 days/week)	Optional Adders:
				H2S Monitors	Fire Retardant Clothing
Laborer	*LABR	$15.00	$40.00	$0.50	$0.50
Helper	*HELP	$17.00	$40.00	$0.50	$0.50
Utility	*UTIL	$19.00	$40.00	$0.50	$0.50
Concrete Finisher	*CMNT	$28.00	$80.00	$0.50	$0.50
Carpenter Level 1	*CARP1	$28.00	$80.00	$0.50	$0.50
Carpenter Level 2	*CARP2	$26.00	$80.00	$0.50	$0.50
Carpenter Level 3	*CARP3	$24.00	$80.00	$0.50	$0.50
Structural IW Level 1	*IWK1	$30.00	$80.00	$0.50	$0.50
Structural IW Level 2	*IWK2	$28.00	$80.00	$0.50	$0.50
Structural IW Level 3	*IWK3	$26.00	$80.00	$0.50	$0.50
Rigger	*RIGR	$29.00	$80.00	$0.50	$0.50
Pipefitter Level 1	*PIF1	$32.00	$80.00	$0.50	$0.50
Pipefitter Level 2	*PIF2	$30.00	$80.00	$0.50	$0.50
Pipefitter Level 3	*PIF3	$28.00	$80.00	$0.50	$0.50
Boilermaker	*BMKR	$29.00	$80.00	$0.50	$0.50
Welder “Combination”	*WECO	$40.00	$80.00	$0.50	$0.50
Welder Level 2	*WERI	$28.00	$80.00	$0.50	$0.50
Welder Structural	*WEST	$26.00	$80.00	$0.50	$0.50
Equipment Operator Level 1	*OPEQ1	$30.00	$80.00	$0.50	$0.50
Equipment Operator Level 2	*OPEQ2	$28.00	$80.00	$0.50	$0.50
Equipment Operator Level 3	*OPEQ3	$26.00	$80.00	$0.50	$0.50
Painter	*PAIN	$20.00	$80.00	$0.50	$0.50
Scaffold Builder	*SCFB	$23.00	$80.00	$0.50	$0.50
Millwright	*MILW	$28.00	$80.00	$0.50	$0.50
Instrument/Electrical Tech Level 1	*IETE1	$38.00	$80.00	$0.50	$0.50
Instrument/Electrical Tech Level 2	*IETE2	$35.00	$80.00	$0.50	$0.50
Instrument/Electrical Tech Level 3	*IETE3	$32.00	$80.00	$0.50	$0.50
Instrument Fitter Level 1	*INSF1	$29.00	$80.00	$0.50	$0.50
Instrument Fitter Level 2	*INSF2	$26.00	$80.00	$0.50	$0.50
Instrument Fitter Level 3	*INSF3	$23.00	$80.00	$0.50	$0.50
Electrician Level 1	*ELEC1	$29.00	$80.00	$0.50	$0.50
Electrician Level 2	*ELEC2	$26.00	$80.00	$0.50	$0.50
Electrician Level 3	*ELEC3	$23.00	$80.00	$0.50	$0.50
Material Warehouse	*WHSFLD	$35.00	$80.00	$0.50	$0.50
General Foreman	*FOGN	$35.00	$80.00	$0.50	$0.50
Foreman	*FRMN	$32.00	$80.00	$0.50	$0.50
Leadman	*LDMN	$30.00	$80.00	$0.50	$0.50
Field Material Manager	*MGRMAFLD	$32.00	$85.00	$0.50	$0.50
Clerk-Field	*CLRF	$20.00	$85.00	$0.50	$0.50
Office Manager Field	*MNFO	$30.00	$85.00	$0.50	$0.50
Safety Supervisor Level 1	*SFT1	$42.00	$85.00	$0.50	$0.50
Safety Supervisor Level 2	*SFT2	$39.00	$85.00	$0.50	$0.50
QA/QC Tech Level 1	*QCT1	$45.00	$85.00	$0.50	$0.50
QA/QC Tech Level 2	*QCT2	$41.00	$85.00	$0.50	$0.50
Project Controls Level 1	*PCTL1	$55.00	$100.00	$0.50	$0.50
Project Controls Level 2	*PCTL2	$45.00	$100.00	$0.50	$0.50
Superintendnet	*SUPT	$50.00	$100.00	$0.50	$0.50
Project Superintendent	*SUPR	$55.00	$100.00	$0.50	$0.50
Site Construction Manager	*SCMN	$60.00	$100.00	$0.50	$0.50

CRAFT	Craft Code	Direct Rate	Per Diem (per day, 7 days/week)	Optional Adders:
				H2S Monitors	Fire Retardant Clothing
Clerk-Office	*CLRO	$25.00	$100.00	$0.50	$0.50
Office Manager Home Office	*MNOF	$30.00	$100.00	$0.50	$0.50
Estimator	*ESTM	$52.00	$100.00	$0.50	$0.50
Estimator Senior	*ESTM SR	$58.00	$100.00	$0.50	$0.50
Procurement Specialists	*SPPR	$45.00	$100.00	$0.50	$0.50
Home Office Warehouseman	*WHSHO	$23.00	$100.00	$0.50	$0.50
Home Office Shop Supervisor	*SUPSHOP	$35.00	$100.00	$0.50	$0.50
Home Office Quality Control Manager	*QCON	$55.00	$100.00	$0.50	$0.50
Home Office Project Controls Level 1	*PCTLHO1	$55.00	$100.00	$0.50	$0.50
Home Office Project Controls Level 2	*PCTLHO2	$45.00	$100.00	$0.50	$0.50
Asst. Manager Project Controls	*ASMNPC	$60.00	$100.00	$0.50	$0.50
Asst. Project Manager	*ASPRMN	$40.00	$100.00	$0.50	$0.50
Project Manager	*MNPR	$65.00	$100.00	$0.50	$0.50
Senior Project Manager	*SRPRMGR	$70.00	$100.00	$0.50	$0.50
EPC Project Manager	*EPCPRMGR	$75.00	$100.00	$0.50	$0.50
Welding Rig	WLDRG	$14.00

NOTES:

1.	Labor billing rates include small tools and consumables as defined in Schedules D and E below.
2.	Welding rig costs include the vehicle, welding machine, fuel, grinding discs, brushes, and tools. It does not include the labor rate which is billed separately. It does not include argon or other special gases for purging alloy materials. Special brushes, grinding discs, etc. for alloy discs, etc. for alloy materials are to be reimbursed at cost plus the material markup stated in Section B, below.
3	Two hours show up time and one day of per diem will be paid to all employees who show up for work but are not able to work due to weather or to weather or causes beyond our control.
4	Overtime is based on all time over forty (40) hours per week.
5	Contractor to be reimbursed for all materials at invoice cost plus stated markup.
6	Contractor to be reimbursed for all third party rented equipment and subcontractors at invoice cost plus stated markup.
7	Project Manager will charge at a pre-agreed rate and time.
8	Company owned equipment (subject to availability) will be billed per Schedule C below plus stated markup.
9	During the course of the work Ref-Chem may be required to increase the direct labor rates to maintain a staff that meets the project expectations. Ref-Chem will not increase the direct labor rates until a revised billing rate sheet is approved by the client.
10	Some classifications / jobs (such as guards, tool room/ warehouseman. Parts runner) will be charged at one of the labor rates above (i.e. skilled labor)
11	Individuals may be paid slightly more or less based on performance/ skill and will be billed at their actual pay rate.

SCHEDULE B: MATERIALS, 3RD PARTY EQUIPMENT & SUBCONTRACTORS

Material Markup / Subcontractor Markup:	0%
Construction Equipment: (Mark Up includes Fuel, Maint.)	11.6%
Overhead Mark Up	9.9%
Fee Mark Up	4.3%

SCHEDULE C: COMPANY OWNED EQUIPMENT - DRY RATES (subject to availability)

DESCRIPTION	Daily Rate	Weekly Rate	Monthly Rate
NON-FUELED EQUIPMENT
AIR TOOLS AND EQUIPMENT
Air Hacksaw w/adj. clamp, less blades	$36.11	$108.33	$325.00
Air Portaband saw	$40.00	$120.00	$360.00
Air Recipricating saw	$27.78	$83.33	$250.00
Air Impact Wrench, 3/4” drive	$16.67	$50.00	$150.00
Air Impact Wrench, 1” drive	$25.00	$75.00	$225.00
Air Impact Wrench, 1 1⁄2” drive	$52.78	$158.33	$475.00
Air Mover, CP-20 Copus blower	$41.67	$125.00	$375.00
Air Pavement Breaker, 90# less points	$20.00	$60.00	$180.00
Air pavement Breaker, 60# less points	$20.00	$60.00	$180.00
Air Rock Drill 30# & 40#, less steel	$40.00	$120.00	$360.00
Air Tugger, 2 ton, less cable	$52.78	$158.33	$475.00
BLASTING PAINTING
Paint Pot (2, 5, & 10) Gallon w/hose	$38.33	$115.00	$345.00
Sand Blaster, 300# Cap. w/hose	$100.00	$300.00	$900.00
COMMUNICATION EQUIPMENT
Radio Digital Repeater	$25.00	$75.00	$225.00
Radio, Portable Unit with Mic, Battery, Belt Clips	$11.11	$33.33	$100.00
CONCRETE COMPACTION EQUIPMENT
Concrete Bucket, 1/2 Cu. Yd.	$33.33	$100.00	$300.00
Concrete Bucket, 3/4 Cu. Yd.	$38.89	$116.67	$350.00
Concrete Bucket, 1 Cu. Yd.	$44.44	$133.33	$400.00
Vibrator, Electric, 1” to 1 1/2” Head	$25.00	$75.00	$225.00
EQUIPMENT ACCESSORIES
Mini Excavator Buckets 12”, 18”, 24”	$10.00	$30.00	$90.00
Mini Excavator Hydraulic Breaker 500#	$238.11	$714.33	$2,143.00
Mini Excavator Hydraulic Thumb Attach	$83.33	$250.00	$750.00
Tractor, Bushog Mower	$50.00	$150.00	$450.00
Skid Steer Loader Hydraulic Breaker 500#	$300.00	$900.00	$2,700.00
Skid Steer LoaderAuger Attachment Hydraulic w/Bracket	$142.78	$428.33	$1,285.00
Skid Steer Loader Auger Bits 9”	$26.67	$80.00	$240.00
Skid Steer Loader Auger Bits 12”	$41.56	$124.67	$374.00
Skid Steer Loader Auger Bits 18”	$53.33	$160.00	$480.00
Skid Steer Loader Auger Bits 24”	$91.00	$273.00	$819.00
Skid Steer Loader Auger Extension	$3.33	$10.00	$30.00
Skid Steer Loader Grapple Bucket 66’	$91.00	$273.00	$819.00
ELECTRIC POWERED SPECIALTY EQUIPMENT
Drill Demolishion Hammer Electric 1-1/8” to 1-1/4” Hilti TE805	$30.56	$91.67	$275.00
Drill Magnetic Base to 1 1⁄2” drill, less bits	$47.22	$141.67	$425.00
Drill Magnetic Base to 3/4 drill, less bits	$27.78	$83.33	$250.00
Breaker 60 lb electric less bits	$25.00	$75.00	$225.00
Saw, Metal Band, Stationary	$41.67	$125.00	$375.00
ELECTRICAL AND INSTRUMENTATION EQUIPMENT
Cable Puller Greenlee with Tension Meter	$50.00	$150.00	$450.00
Cable Reel Jacks	$25.00	$75.00	$225.00
Cable Tugger, Kit 4000#, Elec. w/box and sheaves	$70.00	$210.00	$630.00
Cable Analyzer Fluke DTX-1800	$175.00	$525.00	$1,575.00
Conduit Bender Hydraulic 2” to 4”	$86.11	$258.33	$775.00
Conduit Bender Electric 555 With Rigid Shoe Set 1/2 thru 2”	$52.78	$158.33	$475.00
Conduit Bender 555 PVC Shoe Set 1/2 to 2”	$33.33	$100.00	$300.00
Conduit Bender Mechanical, Greenlee 1800 1/2”, 3/4”,1”	$16.67	$50.00	$150.00

DESCRIPTION	Daily Rate	Weekly Rate	Monthly Rate
ELECTRICAL AND INSTRUMENTATION EQUIPMENT - Cont.
Conduit Bender Mechanical, Greenlee 1801 1-1/4” to 1-1/2”	$16.67	$50.00	$150.00
Conduit Bender Pump Electric Hyd E-960	$41.67	$125.00	$375.00
Crimping Tool, Burndy #Y-39, Y35, & Y750	$50.00	$150.00	$450.00
Crimping Tool Cordless Greenlee Gator With Die Set to 500MCM	$52.78	$158.33	$475.00
Electrician Tool Box with Tools	$50.00	$150.00	$450.00
Flash Suit CAL 4 / With Gloves	$104.00	$312.00	$936.00
Flash Suit CAL 2 / With Gloves	$71.44	$214.33	$643.00
Hydraulic Whitney Hole Punch (Enerpac)	$25.00	$75.00	$225.00
Hypress Lugging Tool, Hydraulic	$60.00	$180.00	$540.00
Instrument Calibrator, Pneumatic, W&T Model 65-120	$55.00	$165.00	$495.00
Instrument Dead Weight Tester (plus recalibration fee)	$55.00	$165.00	$495.00
Instrument Hart Process Communicator 475	$88.89	$266.67	$800.00
Instrument Pressure Calibrator Crystal	$30.56	$91.67	$275.00
Instrument Pressure Pump Crystal	$27.78	$83.33	$250.00
Instrument RTD Calibrator	$25.00	$75.00	$225.00
Knock-Out Set Hydraulic Stainless 1/2” or 2”	$25.00	$75.00	$225.00
Knock-Out Set Hydraulic 1/2” or 4”	$20.00	$60.00	$180.00
Megger Insulation Tester Digital 1000 Volt	$16.67	$50.00	$150.00
Megger Insulation Tester Digital 5000 Volt	$52.78	$158.33	$475.00
Megger Earth To Ground Tester Biddle	$60.00	$180.00	$540.00
Megger Earth To Ground Tester Digital	$21.11	$63.33	$190.00
Voltage Tester Fluke 754	$93.11	$279.33	$838.00
Voltage Tester Fluke 789	$23.78	$71.33	$214.00
Fiber Optics Tester	$55.56	$166.67	$500.00
FIELD ENGINEER’S EQUIPMENT
Engineers Laser Level	$22.22	$66.67	$200.00
Engineer’s Transit & Tripod	$33.33	$100.00	$300.00
Engineer’s Theauto-Lite Digital Transit & Tripod	$52.78	$158.33	$475.00
Engineer’s Total Station w/tripod, Prism Pole, Prism	$166.67	$500.00	$1,500.00
Engineer’s Total Station Data Collector	$41.67	$125.00	$375.00
FIELD OFFICE EQUIPMENT
Computer System (1 month minimum)	$45.33	$136.00	$408.00
FIELD OFFICES / BUILDINGS / TENTS
Container Warehouse Storage, 8’ x 40’	$27.78	$83.33	$250.00
Container Warehouse Storage, 8’ x 40’ Insulated	$83.33	$250.00	$750.00
Container Warehouse Storage, 8’ x 40’ With Office	$100.00	$300.00	$900.00
Container Warehouse Storage, 8’ x 40’ With Tools	$311.11	$933.33	$2,800.00
Container Warehouse Storage, 8’ x 20’	$25.00	$75.00	$225.00
Office Trailers, 12’ x 40’	$72.22	$216.67	$650.00
Office Trailers, 12’ x 70’	$83.33	$250.00	$750.00
Tents, 20’x20’ (1 month minimum)	$83.33	$250.00	$750.00
Tents, 20’x40’ (1 month minimum)	$166.67	$500.00	$1,500.00
Tents, Canopy, 20x20’ or 20’x30’	$50.00	$150.00	$450.00
GANG BOXES
Gang Box Print Shack	$11.11	$33.33	$100.00
GENERAL EQUIPMENT
Copy Machine (Xerox)	$35.00	$105.00	$315.00
Golf Cart Electric	$47.22	$141.67	$425.00
Matts, Laminated Truck 8’ x 16’	$15.00	$45.00	$135.00
Matts, Outrigger 4’ x 4’	$10.00	$30.00	$90.00
Saw, Brick (Refractory) Portable	$45.00	$135.00	$405.00
INSULATION SHEET METAL EQUIPMENT
Sheetmetal Break, 36” and 48”	$36.11	$108.33	$325.00
Sheetmetal Roller	$19.44	$58.33	$175.00

DESCRIPTION	Daily Rate	Weekly Rate	Monthly Rate
LIGHTING / POWER DISTRIBUTION
Light 12 Volt Explosion Proof 50’ Drop with Tranformer	$25.00	$75.00	$225.00
Lights 12 Volt Drop 50’	$25.00	$75.00	$225.00
Light 12 Volt Vapor Stringer w/Transformer (1 wk min.)	$138.89	$416.67	$1,250.00
Power Transformer, 15 KVA, 25 KVA, 50 KVA	$50.00	$150.00	$450.00
MATERIAL HANDLING / RIGGING
Fuel Storage Tank 500 Gallon Double Wall	$44.44	$133.33	$400.00
Material Farm Wagon	$55.56	$166.67	$500.00
Pipe dolly grasshopper	$30.00	$90.00	$270.00
Skip Pan Material Handling	$33.33	$100.00	$300.00
Spreader Bar 15 Ton x 22’	$35.00	$105.00	$315.00
Spreader Bar 50 Ton	$35.00	$105.00	$315.00
PIPE THREADING EQUIPMENT
Threader, Pipe Ridgid 141 2”-4”	$25.00	$75.00	$225.00
Threader, Pipe Ridgid 161 4”-6”	$36.11	$108.33	$325.00
Threading Machine Ridgid 1224 with 1/2 to 4” Die Heads	$86.11	$258.33	$775.00
Threading Machine Rigid 535 with 1/2 to 2” Die Heads	$36.11	$108.33	$325.00
Threader Porta Pony, Rigid 700	$22.22	$66.67	$200.00
PUMPS
Pump, Diaphram, 2” Air	$27.78	$83.33	$250.00
Pump, Hydro Air Test 3,600 #	$41.67	$125.00	$375.00
Pump, Hydro Air Test 10,000 #	$50.00	$150.00	$450.00
Pump, Hand Test 3,000 #	$25.00	$75.00	$225.00
TRAILERS
Tool Van w/Tools	$311.11	$933.33	$2,800.00
Trailer, Turnaround 102”x48’ w/tools	$311.11	$933.33	$2,800.00
Trailer Goose Neck 30’, Backhoe	$30.00	$90.00	$270.00
Trailer Goose Neck 30’, Flatbed 14,000 lbs. Capacity	$111.11	$333.33	$1,000.00
Trailer Goose Neck 40’, Flatbed 30,000 lb. Capacity	$190.44	$571.33	$1,714.00
Trailer Utility Car Carrier 20’	$40.00	$120.00	$360.00
Trailer Utility W/Diesel Pressure Washer 16’	$142.78	$428.33	$1,285.00
Trailer Utility Lowboy (8’x16’) & (8’x20’)	$25.00	$75.00	$225.00
Trailer Utility Trash 16’	$30.00	$90.00	$270.00
Trailer, Cargo Tool Enclosed 8’ x 12’ With Mechanical Tools	$107.22	$321.67	$965.00
Trailer, Cargo Tool Enclosed 8’ x 16’ I & E Calibration	$44.44	$133.33	$400.00
Trailer, Cargo 8’ x 20’ Open	$55.56	$166.67	$500.00
Trailer Cargo Tool Enclosed 20’ Tongue Pull with / I & E Tools	$536.11	$1,608.33	$4,825.00
Trailer Cargo Tool Enclosed 20’ Tongue Pull w/Shelving	$55.56	$166.67	$500.00
Trailer Cargo Tool Enclosed 20’ Tongue Pull with Office, A/C	$66.67	$200.00	$600.00
Trailer Cargo Tool Enclosed 20’ Tongue Pull With Maint. Tools	$105.56	$316.67	$950.00
Trailer Cargo Tool Enclosed 24’ Tongue Pull with Office, A/C	$83.33	$250.00	$750.00
Trailer Cargo Tool Enclosed 24’ Tongue Pull with Tools	$134.89	$404.67	$1,214.00
Trailer Cargo Tool Enclosed 24’ Gooseneck with Office, A/C	$102.78	$308.33	$925.00
Trailer Cargo Tool Enclosed 30’ Gooseneck With Shelves	$111.11	$333.33	$1,000.00
Trailer Cargo Tool Enclosed 30’ Gooseneck with Office, A/C	$122.22	$366.67	$1,100.00
Trailer Cargo Tool Enclosed 30’ Gooseneck with Tools	$311.11	$933.33	$2,800.00
Trailer Tool Van Utility 8’ x 40’	$83.33	$250.00	$750.00
Trailer Safety Cool Down 20’ w/Water Cooled Fan	$83.33	$250.00	$750.00
SAFETY EQUIPMENT
Safety Retractable Lifelines	$25.56	$76.67	$230.00
Safety Gas Monitors Tech (O2,H2S,LEL,SO2, CO)	$35.00	$105.00	$315.00

DESCRIPTION	Daily Rate	Weekly Rate	Monthly Rate
TEST EQUIPMENT
Instrument Recorder, Pressure, Temperature - 2 Pin 3000#	$50.00	$150.00	$450.00
Instrument Recorder, Pressure, Temperature - 2 Pin 5000#	$50.00	$150.00	$450.00
Instrument Dead Weight Tester Digital	$63.89	$191.67	$575.00
Pipe Jeep Holiday Detector w/Electrodes (Jeep)	$40.00	$120.00	$360.00
Instrument Pipe Jeep Calbriation Meter	$25.00	$75.00	$225.00
Skidmore Bolt Tensioner	$50.00	$150.00	$450.00
Torque Mulitiplier 4X	$19.44	$58.33	$175.00
Torque Wrench, 1”, 300-1200 Ft./Lbs.	$25.00	$75.00	$225.00
Torque Wrench, 3/4”, 50-700Ft./Lbs.	$13.89	$41.67	$125.00
Torque Wrench, Hydraulic Pump Three Stage Electric	$244.44	$733.33	$2,200.00
Torque Wrench, Hydraulic Pump Three Stage Air	$244.44	$733.33	$2,200.00
Torque Wrench, Hydraulic Low Profile Head Stealth-2	$80.00	$240.00	$720.00
Torque Wrench, Hydraulic Ratchet Links (1-13/16 to 2-3/8”)	$52.78	$158.33	$475.00
Torque Wrench, Hydraulic 1” Dr.	$183.33	$550.00	$1,650.00
Torque Wrench, Hydraulic 3/4” Dr.	$183.33	$550.00	$1,650.00
WELDING EQUIPMENT
Beveling Machine 2” to 4” w/Torch	$15.56	$46.67	$140.00
Beveling Machine 4” to 8” w/Torch	$17.78	$53.33	$160.00
Beveling Machine 8” to 12” w/Torch	$21.11	$63.33	$190.00
Beveling Machine 14” to 20” w/Torch	$47.22	$141.67	$425.00
Beveling Machine 22” to 26” w/Torch	$55.56	$166.67	$500.00
Beveling Machine 26” to 30” w/Torch	$58.33	$175.00	$525.00
Beveling Machine 30” to 36” w/Torch	$66.67	$200.00	$600.00
Beveling Machine 36” to 42” w/Torch	$72.22	$216.67	$650.00
Beveling Machine 42” to 48” w/Torch	$75.00	$225.00	$675.00
Beveling Transmission w/Torch	$50.00	$150.00	$450.00
Clamp, Dearman 4” to 8”	$47.22	$141.67	$425.00
Clamp, Dearman 8” to 16”	$57.56	$172.67	$518.00
Pipe Fusion Machine 2” to 6”	$100.00	$300.00	$900.00
Track Burning Machine, 2 sect., w/torch	$20.00	$60.00	$180.00
Welding Machine Electric 8 Bank, (hook up is additional)	$97.22	$291.67	$875.00
Welding Machine Electric 250 Amp, Mig w/Wire Feed	$66.67	$200.00	$600.00
Welding Machine 300 Amp Electric w/150’ Lead	$83.33	$250.00	$750.00
Welding Plasma Arc Cutter Electric	$50.00	$150.00	$450.00
Welding Rod Oven 300#	$10.00	$30.00	$90.00
FUELED EQUIPMENT
AERIAL MAN LIFTS
Aerial Man Lift 40’	$200.00	$600.00	$1,800.00
Aerial Man Lift 60’	$300.00	$900.00	$2,700.00
COMPACTION EQUIPMENT
Compactor, Vibratory, Gasoline	$61.11	$183.33	$550.00
Compactor, Jumping Jack, Gasoline	$61.11	$183.33	$550.00
COMPRESSORS
Compressor 185 diesel	$80.00	$240.00	$720.00
CIVIL EQUIPMENT
Concrete Mortor Mixer 6 Cu. Ft.	$54.44	$163.33	$490.00
Concrete Mortor Mixer 9 Cu. Ft.	$54.44	$163.33	$490.00
Concrete Saw Hand Held Gas	$33.33	$100.00	$300.00
Concrete Saw Walkbehind 14 HP	$94.44	$283.33	$850.00
Trowel, Concrete Finishing 48”	$40.00	$120.00	$360.00
Trowel, Concrete Finishing 36”	$30.00	$90.00	$270.00
Post Hole Digger, Gasoline	$58.33	$175.00	$525.00

DESCRIPTION	Daily Rate	Weekly Rate	Monthly Rate
CRANES
Crane, Carry Deck Hydraulic 9 Ton, Broderson IC-80	$289.89	$869.67	$2,609.00
Crane, Carry Deck Hydraulic 15 Ton, Broderson IC-200	$386.78	$1,160.33	$3,481.00
Crane, Rough Terrain Hydraulic 20 Ton, Grove RT58D	$355.56	$1,066.67	$3,200.00
Crane, Rough Terrain Hydraulic 30 Ton, Grove RT530E	$688.89	$2,066.67	$6,200.00
EARTH MOVING EQUIPMENT
Backhoe/Loader Case 580 65 HP	$197.22	$591.67	$1,775.00
Excavator, Mini Bobcat T190	$233.33	$700.00	$2,100.00
Skid Steer Loader Rubber Track Bobcat	$238.11	$714.33	$2,143.00
FORKLIFTS
Forklift 8000 lb extend-a-boom	$216.67	$650.00	$1,950.00
Forklift 9000 lb extend-a-boom	$277.78	$833.33	$2,500.00
GENERATORS
Generator, Portable Light Duty 3.5 KwTO 5KW, Gas	$19.44	$58.33	$175.00
Generator, Portable Industrial 6 Kw to 8.5Kw Gas	$36.11	$108.33	$325.00
Generator, Portable Industrial Quiet 6KW Gas	$69.44	$208.33	$625.00
Generator 15-25 KW Diesel	$116.67	$350.00	$1,050.00
HEATERS
Heater, Portable 175, 000 BTU Kerosene	$33.33	$100.00	$300.00
Heater, Portable 300 000 BTU Kerosene	$44.44	$133.33	$400.00
PRESSURE WASHERS
Pressure Washer (1500#) Gas	$33.33	$100.00	$300.00
Pressure Washer Hot water Gas	$60.00	$180.00	$540.00
PUMPS
Pump, Centrifugal, Gas 2” w/hose	$35.00	$105.00	$315.00
Pump, Centrifugal, Gas 3” w/hose	$40.00	$120.00	$360.00
TRUCKS AND AUTOMOBILES
Vehicle, Automobile, Sedan	$83.33	$250.00	$750.00
Vehicle, Automobile, Mid Size	$61.11	$183.33	$550.00
Vehicle, Automobile SUV	$177.78	$533.33	$1,600.00
Vehicle, Bus 48 Passenger	$136.11	$408.33	$1,225.00
Van, 15 Passenger	$133.33	$400.00	$1,200.00
Truck, Pickup, 1/2 Ton Superintendent	$111.11	$333.33	$1,000.00
Truck, Pickup, 1/2 Ton Ext Cab	$133.33	$400.00	$1,200.00
Truck, Pickup, 1/2 Ton (job truck) > 5 Years	$66.67	$200.00	$600.00
Truck, Pickup, 1/2 Ton 4X4	$133.33	$400.00	$1,200.00
Truck, Pickup, 3/4 Ton Crew Cab Superintendent	$200.00	$600.00	$1,800.00
Truck, Pickup, 3/4 Ton Ext Cab Superintendent	$155.56	$466.67	$1,400.00
Truck, Pickup, 3/4 Ton (job truck) > 5 Years	$83.33	$250.00	$750.00
Truck, Pickup, 3/4 Ton Ext Cab 4X4	$177.78	$533.33	$1,600.00
Truck, Pickup, 1 Ton, Crew Cab 4 x 2 (Diesel)	$222.22	$666.67	$2,000.00
Truck, Pickup, 1 Ton, Crew Cab 4 x 4 (Diesel)	$233.33	$700.00	$2,100.00
Truck, Pickup, 1 Ton, Ext Cab	$177.78	$533.33	$1,600.00
Truck, Pickup, 1 Ton, Flatbed (Gas)	$177.78	$533.33	$1,600.00
Truck, Pickup, 1 Ton, Flatbed (Diesel)	$200.00	$600.00	$1,800.00
Truck, Pickup, 1-1/2 Ton Crew Cab	$233.33	$700.00	$2,100.00
Vehicle, Utility Gator 2x2 Gas Two Seats	$72.22	$216.67	$650.00
Vehicle, Utility Gator 4x4 Gas Two Seats	$83.33	$250.00	$750.00
WELDING EQUIPMENT
Welding Machine 250 Amp Diesel w/ Hi-Freq. w/Cooler	$125.00	$375.00	$1,125.00
Welding Machine 400 Amp Diesel	$77.78	$233.33	$700.00
Welding Machine 300 Amp Diesel	$55.56	$166.67	$500.00

Local Freight Hauling Rates Within 250 Mile Radius
DESCRIPTION	Hourly Rate
Pickup or Automobile Hourly Rate	$72.00
Pickup w/Utility Trailer	$72.00
Truck 1 Ton Flatbed	$72.00
Truck 1 Ton Flatbed w/Gooseneck Trailer	$83.00
Truck, mechanic’s rig, operated & maintained	$99.00
Additional Driver Labor	$39.00
Fuel Truck	$72.00
Tractor, Tandem, Diesel, w/30 Ton Lowboy	$138.00
Tractor, Tandem, Diesel, w/Tandem Float	$235.00
Tractor, Tandem, Diesel, Bobtail w/Driver	$165.00

Freight Hauling Rates Outside 250 Mile Radius
Pickup or Automobile Hourly Rate	$88.00
Pickup w/Utility Trailer	$93.00
Truck 1 Ton Flatbed	$93.00
Truck 1 Ton Flatbed w/Gooseneck Trailer	$105.00
Truck, mechanic’s rig, operated & maintained	$93.00
Additional Driver	$55.00

SCHEDULE D: SMALL TOOLS LIST

Ref-Chem shall furnish all non-major construction equipment and small tools for its field hourly labor. Non-major construction equipment and small tools are defined as items with a present day replacement cost of less than $500. The fixed rate charged for such includes all costs of transportation and all taxes. Small tools include:

Adapter - Socket drive

Air Operated tools of All Kinds

Arrows, Surveyor with Carrying Rings

Augers (Ship, Drain, etc.)

Awls - Scratch

Axes

Banding Crimpers for Steel Strapping Tools

Band-it, Hose Clamping Tool

Bars, Crow, Digging, Nail, Pinch, Pry

Batter Charger

Bender, Hand, Conduit (Hickey), Tubing

Beveling Machines - Pipe

Blocks, Light and Heavy Duty Steel Tackle

Blocks, Ropes and Chains

Blower, Manhole, Air Movers

Blow Pipes

Bolt Cutter 36”

Bolt Dies

Bottle Wrench (Acety/oxy)

Buggies - Push Type (Georgia)

Bull Floats

Cut Off Saw (Chop Saw)

Cutters, Car, bolt, Knockout, Cable, Gasket, etc.

Cutting Rig Complete - Regulator, Hose, Torch

Dial Indicators

Die Heads (All Sizes

Diggers, Post Hole

Dividers

Drill Motors - Air, Electric

Drill Press - Stand

Drill Press - Stand, Magnetic Base

Drills, Hammer Electric

Drills, Hand Ratchet - Brace, Portable Electric

Drill Sleeves

Driver, Stud

Drives, Power

Dollies, Pipe

Electric Operated Tools of All Kinds

Etcher - Metal electric

Extension Bars, Ratchet Wrench (All Sizes)

Extractors, screw, Bolt, Pipe

Fan - Air, Exhaust

Fish Tapes, Electric Wiring Systems

Flaring _ Tools

Flowmeters, Welding

Furnaces, Tinner, Lead Melting, Butane

Garden Rakes

Gauges, Pressure, Screw Pitch, Telescoping

Glass Cutters

Grinder - Air or Electric

Grinders - Bench, Pedestal, Angle and Straight

Grips - Cable, All

Griphoist

Gun, Concrete Fastener

Gun, Grease

Burner, Lead, Melting

Cable Splicing Tool - Wire Rope

Calipers, Inside & Outside (all Sizes)

Carriage for Rigid Power Drive

Carriers, Brick, Timber

Cart, Warehouse

Cart - Welding, Cylinder Trucks

Caulking Irons

Center Punches

Chain - Measuring, Engineers With Reel

Chain Tongs

Chisels - Hand and power Tool

Chucks, All Kinds, All Sizes

Clamps, Cabinet Maker “C”, Pipe Lineup

Climbers, Pole - Lineman

Come-A-Long

Concrete Finishing Tools

Conduit Pullers

Countersinks

Creeper

Crimping Tool for Steel Strapping

Irons, Caulking

Irons, Soldering - Electric and Hand

Jacks, Flange, Ladder, Reel, Bridge

Jack, Porta-Power All

Jitter Bug - Hand, Concrete

Knives (linoleum, Putty, Wall Scraping)

Knockout Set - 1/2” to 1-1/4” Hand Operated

Ladles, Lead

Lead Melting Pots

Lead Pouring Pots, Ladles, Burners

Lubricators, Air Line

Mandrel - Hole Saw

Mattocks

Mauls

Mauls, Post

Nail Pullers

Nibbler - Sheet Metal, Electric

Oiler - line, Lubricator

Oiler - rigid

Oiler - Air Line

Oil Saver

Oven, Weld Rod

Paints Pots and Accessories

Picks

Pipe Benders

Pipe Cutters

Pipe Dollies

Pipe Jacks

Pipe Rollers

Pipe Stands

Pipe Tools

Pipe Vises

Planes, Wood - Hand

Pliers, Sidecutter - Linemen, Channel Lock

SCHEDULE D: SMALL TOOLS LIST (CONT.)

Gun, Rivet, Pop

Gun, Soldering (Electric)

Hacksaws

Hammers, Claw, Ball Peen, Brass, Sledge

Hammer, Slag, Welder

Hand Hoist

Hand Trucks

Handle, ratchet

Hatchets

Heater, Salamander

Hods, Mortar, Steel

Hoes, Garden, Mortar, spud

Hoist, Air

Hoists, Chain, Ratchet, Cable

Hoists, Winch Cable

Hook, Hoist

Hook, Pipe

Hook (Grab, Eye, Screw)

Hook, Cant, Timber Material Handing

Hook, Structural Steel Sorting

Regulators (Acetylene, Argon, Oxygen, Fuel Gas)

Rivet Hammers

Rope Falls

Sandblasters

Sanders, Hand, Electric, Pneumatic

Saw, Chain

Saw Elect, Portable

Saw, Hole

Saw, Jib Elect.

Saw, Porta Band

Saw, Wood and metal Cross Cut, Hack

Saw, Sabre

Scoops, Rock, Sand

Screw Drivers

Screw Plate Set

Shears Bar - Tin Snips

Shears, Electric

Sheaves, Manhole

Sheeting Drivers

Ship Carts, Hand

Shovels, All Types (manual)

Shovels, Linemen, SHRP, SHSP, LHRP, LHSP

Simpson Meter

Small Pullers

Sockets, Ratchet (All Sizes) Impact & Adapters

Spades (All Types, Manual)

Spikes

Sprayers

Springs, Bending

Spuds

Square, Combination

Squares

Plugs, Pipe Test

Plumb Bobs Brass, Steel Mercury Filled

Pots and Ladles

Protractor, Pipe

Pulley

Pumps, Barrel Test - Hand, Sump - Electric

Punch, Aligning

Punch, Center

Punch, Center Automatic

Punch, Knockout

Punch, Sheet Metal, Hand

Punches, Hand

Punches, Plate - Screw

Putty Knives

Rakes

Ramset Guns

Rams, Hydraulic

Ratchet Handles

Ratchet - Wrenches, Open End

Reamer, Bridge, Burring, Pipe, Tubing

Stand, Chain, Pipe Vise

Stands, Pipe

Stick - Hot, Lineman

Strtsaight Edges

Strainers, Air Line

Tachometer, Hand, Portable

Tamps, Iron, Dirt, Concrete - (Jitterbug)

Tank, Pressure Paint

Tar Pots

Terminating Tools, Indenter, Crimpers Hand

Tester, Hardness, etc.

Tie Wire Reels

Tongs, (Brick, Pipe Chain) Ice, Chain

Tool - Hand Crimping

Tool Handles

Torch (Air Arc, Cutting, Heliarc)

Torches, Blow, Soldering

Torpedo Levels

Trammels and Points

Trolley Beam

Truck, Acety-oxy Cylinder (2-Cylinder Type)

Truck, Warehouse (Manual)

Truck, Warehouse - 2 Wheel

Turnbuckles

Vises, Chain, Long Jaw Pipe, Speed, etc

Voltmeters, Volt - Ampmeter

Wheelbarrow

Wheelbarrow, Concrete (Rubber-Tired)

Wheels, Well

Winch, Scaffold (Manual)

Wrenches

Wrench, Hammers (Including Brass)

SCHEDULE E: CONSUMABLE SUPPLIES

Ref-Chem shall furnish all consumables, expendables, and all construction supplies required for proper performance of work by its field labor, at a fixed rate which includes all costs of transportation and taxes. Consumables, expendables and construction supplies shall include the type and nature of items included in the following list:

Abrasives (Disc, Grinding, etc.)

Abrasives (emery cloth, sandpaper, etc.)

Acids

Additives

Adhesive-All Types (Normal)

Alcohol

Alemite Fittings

Bags (paper, water, cloth, etc.)

Bands (for banding machines)

Barrel, Trash

Bars, Attachment Plug

Batteries (Flashlight, Lantern, Auto)

Battery - Dry Cell

Belt Dressing

Belt Fasteners

Belt Lacing

Belts (fan, Pulley, etc.)

Ceramic Cups

Chain

Chalk - Crayon, Soapstone, Keil, Marking

Chalk line

Chamois

Charcoal

Clamps (Cable, Temporary, Ground)

Cleaning - Supplies

Clips (Wire Rope)

Cloth - Drop, Painters

Compounds (roofing, caulking, etc.)

Connectors, Welding Cable

Coolers Water

Cord (sash, etc.)

Corks (All Types)

Couplings (hose, Air, Water, Etc.)

Covers, Electrode Holder

Crayons (lumber, Marking)

Cups (Dope, Drinking, Ceramic)

Degreaser - Spray (CRC)

Die-Alphabetical, Numerical, Segments

Discs (cutting, abrasive, etc.)

Dispensers (Paper Cup, Towel, Soap, Salt Tablet, Tissue)

Dresser, Grinding Wheel

Ear Plugs - Disposable

Extinguisher, fire (non-Refillable)

Extinguisher, Recharge

Eyeglass lens Cleaner

Felt, Asphalt

Filter Packs

Filter Replacements

Filter - Respirator Cartridge

First Aid Supplies

Flagging - Roll

Flares (road, etc.)

Belting - Miscellaneous

Bin - Hose

Binder - Steel Strapping, Rod

Bins - Trash

Boot - Rubber

Brads

Brake and Hydraulic Fluids

Brooms, Hand (All Types)

Brush - Power Tool

Brushes (All Types)

Burlap

Burning and Cutting Tips, Tip Cleaners

Bushings

Cap - Porcelain, Heliarc

Carborundum Stones

Card - Recording (for Portable Instruments)

Casters

Hand Cleaner

Handle (files, hammer, ax, etc.)

Handle (wood, all hand tool)

Hard-hats

Hard-hat Liners

Hasps and Staples

Heating Elements

Helmets (all types)

Hinges

Holders (cup, paper, electrode)

Hood (sandblast, grinding)

Hook (eye, round and chain)

Hooks - Chain, Grab, Sling

Hydraulic Fluid (for construction equipment)

Ice Packs

Jumper - Cables

Keel (lumber crayon)

Kerosene

Key Paste

Keys

Kit - Hose Repair

Labeling Tape

Lamps (electric)

Lens (goggle, hood, flashlight, etc.)

Light Bulbs - Construction Facility Only

Lighter - Torch

Lighter, Welding Flint

Litharge

Locks (Temporary Construction)

Markers - Metal (Nissen), Paint Stick, Crayon

Sleeves, Welders

Soap

Stove Pipe (all sizes)

Stretcher, Canvas

Soapstone

SCHEDULE E: CONSUMABLE SUPPLIES (CONT.)

Flint - Torch Lighter

Floats - Rubber, Cork

Fluid, Starting

Flux (All Types)

Fuse Plugs

Fuses

Fuse Links

Gauges (test)

Glasses - Safety (not Prescription)

Gloves (all types)

Gloves Electricians for High Voltage

Glycerine

Goggles (all types)

Graphite

Grinding Compound

Grinding Wheels and Discs

Grinding and Wire Wheels

Guard - Steel Tow, Rubber Knee

Hacksaw Blades

Points (Chipping hammer, jackhammer, moil)

Poles, Range

Punch - Knockout, Holes, Dies Only

Putty

Rags

Raincoats

Rain suits

Razor Blades (for Scrapers)

Razor Blade - Utility Knife

Reels, Chalk Line, Tie Wire

Reflectors, Lantern

Regulator Repair Units

Respirator

Respirator Filters and Parts

Retainer Parts for Pneumatic Tools

Rock Salt and Deicing Compounds

Rope - Manila

Rules, Folding 6

Runners, Lead Joint

Safety Cans

Safety Glasses and Goggles

Safety Signs

Salt (rock, tablets, etc.)

Salt Tablet Dispensers

Sandblast Grit

Scraper (Blades, file, etc..)

Scraper - Hand

Screens

Screws (all sizes), Temporary

Screens, Sand

Scrub Brushes

Shield - Face

Shields, Protective

Stinger - Welding With Holder and Conn.

Stone (sharpening, rubbing)

Solder

Solvents (for cleaning tools, etc.)

Spark Plugs Spigots

Splice Kits

Sponges

Squeegee

Staples

Star Drills

Steel Wool

Steel Stencils

Stencils

Stick - Paint, Ink

Matches

Mops - Head, Bucket, Handle, Wringer

Nails (Temporary)

Nozzle - Paint Spray, Water Hose, Sand Blasting

Nut - Die

Oakum

Oil (thread cutting, lubrication)

Oil Cans

Oil - Cutting, Penetrating

Oil - For Pneumatic Tools and Construction Equipment

Oxygen - Emergency Unit

Overshoes

Packing Materials (for shipping - not for valves & plant equipment)

Pads, Cleaner, Sander

Paint remover

Paint Stick

Paint - Spray can - only for marking and identification

Paint and Dope - Buckets, Pots

Paste - Soldering

Pigtails

Pipe - Tap

Plugs, Twist-lock

Plumber’s Friend

Plumbing Fixtures (Temporary)

Tacks

Tape (masking, measuring)

Teeth - Chuck for Threading Machine

Temperature - Sticks

Time Books

Thermos jug

Thimbles - Manila

Tips (welding, cutting, heating)

Twine (all types)

Umbrellas

Warning lights

Washer - Air and Water Hose

Washer (hose, cut, lock)

Wax

Wedge -o Steel, Wood

Welder Jacket

Wheels (cutter, Abrasive)

Wing Nuts, Temporary

*	The Equipment Rate Schedule is representative only of the equipment anticipated to be used on this project. Contractor reserves the right to add equipment rates, with prior client approval, for equipment that may be required and is not listed below. Should the contractor find it necessary to employ 3rd party or rental equipment, such equipment may be provided from a 3rd party and shall be charged at cost to include sales/use tax, maintenance, repair, oil, lube and fuel plus Corporate Overhead and Contractor Fee.

SCHEDULE J-3

ASSIGNMENT POLICY

				Issued:	Revised:	Rev. Number:	Page:
				08/25/15			1 of 2

Document Type:	Department:	Section:	Number:	Submitted By:	Date:	Approved By:	Date:
Policy	Human Resources	HR	001	MW	08/25/15	RJP	08/25/15
Subject:
Per Diem Policy

Policy:

Per Diem is paid in order to cover living expenses when working away from your residence of record. This policy will detail the eligibility requirements and rules for receiving Per Diem.

1.0	Introduction

1.1	Purpose – Per Diem is paid in order to cover living expenses when traveling for work. The intent is to supplement additional expenses incurred living away from home—basically having two residences.

1.2	This policy applies to all regular employees.

1.3	Per Diem rates and days reimbursed are negotiated between Ref-Chem and the client and set by the contract.

2.0	Definitions

2.1	Per Diem is a daily allowance for expenses; a specific amount of money given an employee, per day to cover living expenses when traveling for work.

2.2	Per Diem is the allowance for lodging (excluding taxes), meals and incidental expenses (GSA definition for Internal Revenue purposes). Payment of Per Piem above the GSA rate is taxed to the employee as income. GSA rates change each year based on the region.

2.3	Travel pay is a reimbursement for traveling from an employee’s residence of record to a project or for travel from one project to another.

3.0	Responsibilities

3.1	Senior Leadership - ensure this procedure is implemented and followed.

3.2	Project Leadership – verify compliance of this procedure.

3.3	Site Leadership - implement and manage personnel to this procedure.

3.4	Human Resources – Provide training at hire and keep training records.

3.5	Employees must understand the policy.

4.0	Procedure

4.1	Per Diem and travel allowances are not paid on all projects.

4.2	If Per Diem is to be paid, employees shall meet the requirements listed below. Travel pay is paid as the contract allows and shall match the estimated travel rates. Travel pay and Per Piem must be approved by the client on all time and material and time and material not to exceed projects.

				Issued:	Revised:	Rev. Number:	Page:
				08/25/15			2 of 2

Document Type:	Department:	Section:	Number:	Submitted By:	Date:	Approved By:	Date:
Policy	Human Resources	HR	001	MW	08/25/15	RJP	08/25/15
Subject:
Per Diem Policy

4.3	Each employee must work a minimum of 80% (8 hours of a 10 hour day, 9.5 hours of a 12 hour day, etc.) of the scheduled work day to be eligible for the work day’s per diem. Superintendent approval is required to pay per diem for any employee who worked less than 80% of the scheduled work day.

4.4	For projects paying 7 day/week Per Diem: In order for an employee to be eligible for Per Diem on days off, an employee must work 95% (47.5 hours of a 50 hour work week, 57 hours of a 60 hour work week, etc.) of the scheduled work hours for the work week. If an employee starts work during the middle of the week employee will be eligible to receive per diem for days off as long as the employee has worked 95% of the possible hours for the week.

4.5	In order to be eligible for Per Diem, the employee’s principal residence must be outside a 50 mile radius of the project site as a guideline. Each employee must provide proof of principal address. P.O. boxes are not acceptable for proof of address.

4.6	Acceptable documentation to provide proof of address is a follows:

•	Unexpired Driver License

•	Government Issued ID

•	2 pieces of Business Mail with the Same Address (Cell Phone Bill, Utility Bill, Cable Bill, etc.)

4.7	Per Diem will not be paid if an employee has an unexcused absence (subject to management approval) on a scheduled work day. If an employee leaves early employee must work at least 80% of the work day in order to receive Per Diem for that day unless approved otherwise by management. Jury duty or court appearances are considered an absence and Per Diem will not be paid unless required by law. Paid time off is considered an absence and Per Diem will not be paid.

4.8	Unexcused absences are not eligible for Per Diem.

5.0	Records

5.1	Training records will be kept by the Human Resources Department.

SCHEDULE J-5

INCENTIVE PLAN

1.	GENERALLY

1.1 The following definitions apply in this Schedule J-5 and elsewhere in the Agreement:

“Fundamental Work Change” has the meaning in paragraph 1.4(a)(i) below.

“Target Mechanical Completion Date” means the date by which Contractor is targeting to achieve Mechanical Completion, being October 1, 2017, as may be adjusted only in accordance with the limited adjustment factors set forth in paragraph 1.2(a) below.

1.2 Contractor can earn an Incentive Payment based upon achievement of each of following:

(a) achieving Final Completion with Contractor’s Compensation (less any Incentive Payment due under this Schedule J-5) equaling less than the Estimated Total Contractor’s Compensation (as may be adjusted by Change Order);

(b) achieving the Target Mechanical Completion no later than thirty (30) Days after the Target Mechanical Completion Date; and

(c) achieving Final Completion without a fatality at the Site.

1.3 If all elements set forth in Section 1.2 above are met, Contractor shall earn fifty percent (50%) of the difference between the Estimated Total Contractor’s Compensation and Contractor’s Compensation (less any Incentive Payment due under this Schedule J-5). If Contractor or anyone on its behalf files a Claim in a court of legal jurisdiction or in a demand for arbitration seeking to increase the amount of the Incentive Payment in contravention of the preceding sentence, the Parties hereby agree that the amount payable for the Incentive Payment shall revert to zero dollars (U.S.$0.00).

1.4 Estimated Total Contractor’s Compensation and Target Mechanical Completion Date Adjustment

(a)	Notwithstanding any entitlement Contractor may have to adjustments or extensions of time elsewhere in this Agreement, the Target Mechanical Completion Date shall be adjusted only for the limited and exclusive list of changes specified below, and as expressly so stated in corresponding Change Orders authorized by the Owner under this Agreement:

(i)	where Owner directs a Change to the Scope of Work that requires an aggregate increase or decrease to the overall Estimated Total Contractor’s Compensation for the Project by more than 5% (a “Fundamental Work Change”) and such Fundamental Work Change delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Mechanical Completion Date;

(ii)	after issuance of the Notice to Proceed, a suspension of substantially all of Work at the Site by Owner under Section 14.3 of the Agreement that delays the critical path (as shown on the then- current Monthly Updated CPM Schedule) for the Target Final Completion Date, except where the cause of such suspension is attributable to the fault or negligence of Contractor, any Subcontractor or any Sub-subcontractor.

(iii)	after issuance of the Notice to Proceed, a Force Majeure event under Section 6.8 of the Agreement that delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Mechanical Completion Date; and,

(iv)	a Change Order mutually executed by the Parties in connection with a change to the Scope of Work that delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Mechanical Completion Date, wherein Owner agrees to adjust the Target Mechanical Completion Date.

(b)	The Estimated Total Contractor’s Compensation shall be adjusted up or down for amounts corresponding to those Change Orders referred to in paragraph 1.4(a)(i) or paragraph 1.4(a)(iv).

(c)	Upon satisfaction of the preconditions to any of the above events, Contractor shall notify Owner promptly of the occurrence (with supporting details) and the effects on the Target Final Mechanical Date and/or the Estimated Total Contractor’s Compensation . Owner shall adjust the Estimated Total Contractor’s Compensation and/or the Target Mechanical Completion Date (to the extent such event delays the actual achievement of Mechanical Completion beyond the Target Mechanical Completion Date, as shown on the critical path of the then current Monthly Updated CPM Schedule). The Target Final Mechanical Completion Date shall be adjusted by a Change Order.

(d)	Notwithstanding anything to the contrary in this Agreement, in no event shall the Estimated Total Contractor’s Compensation , the Target Mechanical Completion Date or any of the amounts specified as being payable for the Incentive Payment be adjusted, except as expressly contemplated in Section 6.4 of the Agreement and this paragraph 1.4.

(e)	Paragraphs 1.4(a), 1.4(b) and 1.4(c) are of the essence of the agreement on the Incentive Payment, and Contractor acknowledges that Owner would not agree to provide any Incentive Payment without such requirements. If Contractor or anyone on its behalf files a Claim in a court of legal jurisdiction or in a demand for arbitration, seeking to obtain any adjustment to the Estimated Total Contractor’s Compensation , any adjustment to the Target Mechanical Completion Date or an increase in any amounts specified as being payable for the Incentive Payment, or any adjustment to the Incentive Payment requirements, the Parties hereby agree that the amount payable under the Incentive Payment shall revert to zero dollars (US$0.00).

ATTACHMENT K

NOT USED

ATTACHMENT L

SITE

[Note: To be provided separately.]

L-1

ATTACHMENT M

NOT USED

M-1

ATTACHMENT N

OWNER SUPPLIED EQUIPMENT

Owner will provide the following Owner-Supplied Equipment to Contractor in accordance with the Agreement:

LOCATION	DESCRIPTION	PLANNED ETA
NGPL	LARGE BORE CHECK VALVES	10/27/2016
NGPL	EGM BUILDING	2/13/2017
NGPL	ACTUATED VALVES	2/6/2017
NGPL	ULTRASONIC METERS	12/31/2016
NGPL	LARGE BORE PIPING	12/4/2016
NGPL	FILTER SEPARATORS	1/27/2017
NGPL	PIPE PUP INSTALLATION ON MOKVELD VALVES	12/11/2016
NGPL	LARGE BORE FITTINGS	11/1/2016
NGPL	FLOW CONTROL VALVES	1/1/2017
NGPL	ORIFICE PLATES	10/7/2016
NGPL	SMALL BORE MANUAL VALVES	2/15/2017
NGPL	STORAGE TANK	2/6/2017
NGPL	THERMOWELLS	10/31/2016
NGPL	MISC INSTRUMENTS	2/6/2017
NGPL	SMALL BORE PIPING AND FITTINGS	11/15/2016
NGPL	ROSEMOUNT MISC INSTRUMENTS	2/6/2017
NGPL	INSTRUMENTS - STORAGE TANKS	4/1/2017
NGPL	SPECIALTY ITEMS	2/1/2017
TERMINAL	LARGE BORE MANUAL VALVES	DELIVERED
TERMINAL	EGM BUILDING	4/17/2017
TERMINAL	ULTRASONIC METERS	1/9/2017
TERMINAL	ACTUATED VALVES	3/9/2017
TERMINAL	LARGE BORE PIPING	12/4/2016
TERMINAL	FILTER SEPARATORS	1/27/2017

N-1

TERMINAL	LARGE BORE FITTINGS	11/1/2016
TERMINAL	FLOW CONTROL VALVES	1/1/2017
TERMINAL	ORIFICE PLATES	10/7/2016
TERMINAL	SMALL BORE MANUAL VALVES	2/15/2017
TERMINAL	THERMOWELLS	10/31/2016
TERMINAL	MISC INSTRUMENTS	4/3/2017
TERMINAL	SMALL BORE PIPING AND FITTINGS	11/15/2016
TERMINAL	ROSEMOUNT MISC INSTRUMENTS	4/3/2017
TERMINAL	SPECIALTY ITEMS	3/1/2017
TGP	LARGE BORE CHECK VALVES	10/27/2016
TGP	LARGE BORE MANUAL VALVES	DELIVERED
TGP	EGM BUILDING	2/13/2017
TGP	ACTUATED VALVES	3/9/2017
TGP	ULTRASONIC METERS	12/31/2016
TGP	LARGE BORE PIPING	12/4/2016
TGP	FILTER SEPARATORS	1/27/2017
TGP	PIPE PUP INSTALLATION ON MOKVELD VALVES	12/11/2016
TGP	LARGE BORE FITTINGS	11/1/2016
TGP	FLOW CONTROL VALVES	1/1/2017
TGP	ORIFICE PLATES	10/7/2016
TGP	SMALL BORE MANUAL VALVES	2/15/2017
TGP	STORAGE TANK	2/6/2017
TGP	THERMOWELLS	10/31/2016
TGP	MISC INSTRUMENTS	2/6/2017
TGP	SMALL BORE PIPING AND FITTINGS	11/15/2016
TGP	ROSEMOUNT MISC INSTRUMENTS	2/6/2017
TGP	INSTRUMENTS - STORAGE TANKS	4/1/2017
TGP	SPECIALTY ITEMS	2/1/2017

N-2

ATTACHMENT O

MEETING AND REPORTING REQUIREMENTS

A.	Monthly Progress Reports and Progress Meetings

Contractor shall prepare Monthly Progress Reports, and hold weekly progress meetings and Monthly progress meetings, in accordance with Section 3.12 of the Agreement and the requirements of this Attachment O. The Monthly Progress Reports shall be provided in a form reasonably acceptable to Owner and, where applicable, shall be subdivided into sections that reflect the work breakdown structure (WBS) and otherwise incorporate any Owner-specified identification codes. The reports shall be transmitted in native electronic format, inclusive of applicable logic, calculations, and data that can be analyzed, manipulated and edited by Owner electronically.

1.	Weekly Progress Meetings

Unless a different time is agreed upon by Owner and Contractor, weekly progress meetings shall be held each [Thursday at 10:00AM (central)] at the Work Site or at an alternate site mutually agreeable to Owner and Contractor). The weekly progress meetings shall provide updates on the Project. During these meetings, the following topics, at a minimum, shall be discussed:

(i)	[Safety, security and environmental activities and issues;

(ii)	Progress of the Work separated by construction craft identifying current status and any issues or impediments to progress;

(iii)	Manpower levels;

(iv)	Critical items of the Work, including an evaluation of problem areas with respect to the construction of the Work;

(iv)	Progress of the Work as compared against the baseline CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule) and the Guaranteed Mechanical Completion Date and the Guaranteed Final Completion Date, and to the extent applicable, strategies for recovering the Work to meet the Work Schedule if any portion of Work is behind schedule;

(v)	Review and address all COs log and trends and address any potential CO that are being evaluated by Contractor as described in the below Section B.

(vi)	Three (3) weeks look-ahead and confirmation of suitable material availability for this work

(viii)	Needs list and other areas of concern; and

(ix)	Any other matters affecting performance of the Work and remedial actions that have been taken or will be taken.]

Minutes of all meetings shall be distributed by Owner in accordance with Section 3.12A.1 of the Agreement and Attachment B.

2.	Monthly Progress Reports

Owner and Contractor shall mutually agree upon an annual calendar for the monthly submission of the Monthly Progress Reports (provided that, notwithstanding the foregoing, each Monthly Progress Report shall be provided no later than five (5) Days after the end of each Month). The Monthly Progress Reports shall cover all activities through the end of the previous Month, including, pursuant to Section 3.12A of the Agreement, progress information for the Project. The contents of the Monthly Progress Report shall meet the requirements set forth by the Agreement and this Attachment O. Where applicable, this report will clearly delineate planned versus completed activities achieved during the report Month. Graphical representations of measured, physical progress in the form of bar charts and S curves shall be included to support the narrative summaries within the report. Each Monthly Progress Report shall, at a minimum, include the following information and other information listed in the mutually agreed sample monthly progress report:

(i)	An executive summary of the Work, with a description of overall Work Schedule status, a listing of Schedule Milestones achieved in the prior Month and a listing of Schedule Milestones and other key events planned for the current Month;

(ii)	A description discussing significant events of the Work accomplished in the prior Month, organized by engineering discipline and construction craft (and, as applicable, WBS). As the Work approaches Mechanical Completion, this description shall include all major pre- commissioning, commissioning and testing activities planned and completed for the previous and present Month and any remedial actions applied;

(iii)	An electronic copy of the current Monthly Updated CPM Schedule, in the format and detail required under the Agreement.

(iv)	A hard copy of the current Monthly Updated CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule) printed at a level 4 of detail consistent with the WBS, showing baseline plan, current plan and actual and forecast dates, sorted by the WBS and scheduled start;

(v)	Progress “S” curves, showing the baseline plan, current plan, actual and forecast progress by Month for total progress of the Work as well as component progress “S” curves for engineering, procurement, construction, critical Subcontracts and commissioning/start-up activities. “S” curves shall show two curves, one being the original target progress curve (based on an average of the early and late plans) and the other being the actual progress curve. The actual progress curve shall also show forecasted progress to completion;

(vi)	An analysis of the Monthly Updated CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule in accordance with Sections 5.5 or 5.6 of the Agreement), including a comparison to the baseline CPM Schedule identifying any material deviations to the schedule logic, any durations or resource-loading and providing a written explanation of such material deviations. In addition, a variance report shall be developed that identifies all critical or near critical (less than ten (10) Days total float) activities that have slipped showing current impact of slippage on the Monthly Updated CPM Schedule, and a specific recovery plan in the event of any slippage in the critical path of the Work which would cause Mechanical Completion or Final Completion to occur after the applicable Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date. The requirement of a recovery plan under this Section 3(vi) is in addition to the requirements for a Recovery Schedule under Section 5.5 of the Agreement. The variance report shall also include identification of issues or areas of concern that have led to the slippage or may, in the future, create a risk of slippage and provide mitigation plans to proactively address such issues and areas of concern. In addition, Contractor shall provide a comparison of the Monthly Updated CPM Schedule and current baseline CPM Schedule with the original baseline CPM Schedule (i.e., prior to approval of any Change Orders modifying the baseline CPM Schedule);

(vii)	Overall construction and construction craft manpower histograms showing the baseline, current plan, actual headcount and forecasted manpower required by Month for scheduled completion of the Work as well as an analysis of overall construction actual percentage complete versus planned percentage complete. The analysis of construction percentage completion shall include a quantity-based review, showing the number of units installed (e.g., concrete, piping, cable, etc.) versus quantities forecasted to have been installed;

(viii)	A description of all permitting, environmental, safety or security issues or incidents occurring during the reported Month and how such incidents or issues were (or will be) resolved and avoided in the future for the Work, including any near misses, reportable incidents or releases, lost time incidents, etc. This description shall also include a listing of material safety and environmental activities, trainings and inspections planned and completed for the prior and present Month and any safety milestones achieved. Results from the safety and environmental inspections shall also be provided. Areas of concerns shall be identified as well as remedial actions taken (or planned to be taken and the timing of same). In addition, discovery of, and encounters with, pre-existing Hazardous Materials shall be identified and described;

(ix)	A description of all quality assurance and quality control activities during the reported Month as well as any quality issues identified and how such issues were (or will be) resolved and avoided in the future for the Work. This description shall include any auditor release notes or reports, code compliance reports and inspection reports;

(x)	A description of material Site coordination and interface management activities with respect to (a) interactions with Owner’s other contractors, and (b) any audits or inspections by Governmental Instrumentalities in which Contractor participated. The foregoing description shall include any problems experienced by Contractor or other issues arising from the interface or Site coordination and remediation actions taken and lessons learned to apply to future interactions;

(xi)	Any additional progress information reasonably required by Governmental Instrumentalities;

(xii)	Description of any action items identified in the previous weekly progress meetings or Monthly progress meeting and the current status or resolution thereof; and

(xiii)	Document identification data, including Work title, Contractor name and location, Agreement number, and supplement number.

The Parties acknowledge that the Monthly Progress Reports will not include information relating to Change Orders, Project costs, payments made under the Agreement or any other cost reports or cash flow information related to the Project. Instead, cost information and Change Order information related to the Project will be presented solely to Owner and its designated representatives within the Project Monthly cost and Change Order report described in Part B below.

3.	Monthly Progress Meetings

Unless otherwise agreed upon by Owner and Contractor, Monthly progress meetings shall be held on the first (1st) Tuesday after the 5th Day of each Month at the Site or at an alternate site mutually agreeable to Owner and Contractor. The Monthly progress meetings shall provide updates on the Project. The Monthly Progress Report shall be reviewed during this meeting and the following topics, at a minimum, shall be discussed:

(i)	Health, safety, security and environmental activities and issues;

(ii)	Progress of the construction effort, identifying current status versus forecasted status and discussing any issues or impediments to progress and any remedial actions to be taken to improve progress;

(iii)	Progress of pre-commissioning, commissioning, and testing activities (on a system-by-system basis), identifying current status versus forecasted status and discussing any issues or impediments to progress and any remedial actions to be taken to improve progress;

(iv)	Progress of the Work as indicated by the Monthly Updated CPM Schedule, Recovery Schedule or Acceleration Schedule, as applicable, as well as a comparison to the baseline CPM Schedule and the deviations therefrom. The Parties will discuss implementation of any strategies for recovering Work necessary to maintain or regain compliance with the Work Schedule;

(v)	Community relations activities undertaken by Contractor or any of its Subcontractors as well as any issues or concerns that have been voiced in the community that have been conveyed to the Contractor;

(vi)	Manpower levels, broken down by construction craft and overall manpower, identifying reasons for any deviation in actual and planned manpower levels and any efforts to remedy any manpower shortages;

(vii)	Critical items of the Work, including an evaluation of problem areas with respect to the design and construction of the Work;

(viii)	Needs list and other issues of concern; and

(ix)	Any other matters affecting the performance of the Work and remedial actions that have been taken or will be taken.

Minutes of all meetings shall be distributed by Owner in accordance with Section 3.12A.1 of the Agreement and Attachment B.

Discussions related to the Project cost and Change Order report (provided pursuant to Part B below) shall not be included within the Monthly progress meeting. Any such discussions shall occur in accordance with Part B below.

B.	Project Monthly Cost and Change Order Report

On a Monthly basis, concurrent with the submission of the Monthly Progress Report, Contractor shall submit to Owner a Monthly cost and Change Order report, showing the Estimated Total Contractor’s Compensation , approved Change Orders, pending Change Orders, Contractor’s Compensation earned to-date (including amounts earned to date by Contractor by any time-and-material based Work performed pursuant to a Change Order), and amounts paid to date by Owner. In addition to the above, the Monthly cost and Change Order report shall include the following for the Project:

(i)	A Monthly billings report reflecting amounts earned to date and amounts forecasted for each Month. Curves of the baseline, actual incurred and forecasted billings to be provided with Monthly cash flow amounts reflected; and

(ii)	A Change Order log for all changes, which shall include a brief description of each Change Order and whether it is pending, rejected or approved. A curve indicating the value of approved Change Orders (actual and cumulative) by Month shall be shown.

Unless otherwise determined unnecessary by Owner, Owner and Contractor shall meet promptly before or after the Monthly progress meeting to review and discuss the Project cost and Change Order report.

C.	Other Reporting Requirements

Contractor shall provide all other reports and deliverables in a timely manner as provided in the Agreement, including Section 3.12 of the Agreement, Attachment B or otherwise.

ATTACHMENT P

APPROVED LIST

1.1	Introduction

In accordance with the provisions of Section 2.4A of the Agreement, this Attachment includes (in Section 1.3) the List of Approved Subcontractors and Sub-subcontractors.

1.2	Local Content

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery.

1.3	List of Approved Subcontractors and Sub-subcontractors

Contractor shall use those Subcontractors and Sub-subcontractors listed below for the specified items of Work. Any deviation from this list or requests to use other Subcontractors or Sub-subcontractors for the specified items of Work must be approved in writing in advance by Owner in accordance with Section 2.4B of the Agreement.

Fencing:

S&J Fence Company

4522 Leopard Street

Corpus Christi, Texas 78408

361-885-0503

Drilling:

Coastal Foundation Drilling Company

P.O. Box 111399

Houston, Texas 77293

713-691-0977

Large and Sons

2434 Etring Avenue

Corpus Christi, Texas 78415

361-852-7878

Paint (touch-up):

Apache Industrial Services

1502 Sunray Road

Ingleside, Texas 78362

361-776-5010

Specialty Services

P.O. Box 41270

Baton Rouge, LA 70835

713-534-4283

Mobley

222 Gilliam Street

Corpus Christi, Texas 78409

361-265-0304

Bolt Torqueing:

Hydratight

1102 Hall Ct

Deer Park, Texas 77536

713-860-4200

ISS (Brand Energy Services)

202 Corn Products Road

Corpus Christi, Texas 78409

713-987-9117

Green’s Energy Services

1104 Flournoy Road

Alice, Texas 78332

361-664-2178

Crane:

Maxim Crane Works

1813 W Main Street

Port Lavaca, Texas 77979

361-552-2540

Security System:

Preferred Technologies, LLC

1414 Wedgewood Street

Houston, Texas 77093

281-442-0550

Site Work:

4L Construction Services

902 S. Main

Cotulla, Texas 78014

830-483-5337

Beard Construction Group, LLC

3970 Rosedale Road

Port Allen, LA 70767

225-387-2339

Mason Construction, Ltd

6285 Walden Road

Beaumont, Texas 77707-5599

409-842-4455

Pipe Fabrication & Shop Paint:

CB&I

4171 Essen Lane

Baton Rouge, LA 70809

225-932-2500

Turner Industries Group LLC

Pipe Fabrication Division

Post Office Box 899

1200 19th St S.W.

Paris, Texas 75460

903-782-9362

Bay LTD.

P.O. Box 9908

1414 Valero Way

Corpus Christi, Texas 78409

361-693-2100

Insulation:

Apache Industrial Services

1502 Sunray Road

Ingleside, Texas 78362

361-776-5010

Specialty Services

P.O. Box 41270

Baton Rouge, LA 70835

713-534-4283

Mobley Safeway Solutions, LLC.

222 Gilliam Street

Corpus Christi, Texas 78409

361-265-0304

ATTACHMENT Q

OWNER PERMITS

Owner shall provide the Permits listed below within the times set forth below.

PERMIT LIST FOR CONSTRUCTION OF CCPL ABOVEGROUND FACILITIES

Issuing Agency	Permit Description	Date Received/Required
Federal
Federal Energy Regulatory Commission	Order Granting Authorization Under Section 3 of Natural Gas Act and Issuing Certificates	12/30/2014
Federal Energy Regulatory Commission	Upland Erosion Control, Revegetation, and Maintenance Plan	12/30/2014
Federal Energy Regulatory Commission	Wetland and Waterbody Construction and Mitigation Procedures	12/30/2014
Federal Energy Regulatory Commission	Fugitive Dust Control Plan	12/30/2014
Federal Energy Regulatory Commission	Spill Prevention, Containment, and Countermeasures Plan	12/30/2014
Federal Energy Regulatory Commission	Unanticipated Discoveries Plan	12/30/2014
Federal Energy Regulatory Commission	Notice to Proceed	Not Yet Received / 10/31/2016
U.S. Environmental Protection Agency	Hydrostatic Testwater Discharge Permit	Not Yet Received / Required Prior to Discharge

State
Texas Commission on Environmental Quality	Air Quality Permit for Construction and Operation of Sinton CS	11/18/2014
Railroad Commission of Texas	Hydrostatic Testwater Discharge Permit	Not Yet Received / Required Prior to Discharge

Other
San Patricio County Development Permit	Development Permit	9/13/2016

Notes:

*	State review/delegation aspects may affect which agency may issue Permit

Q-1

ATTACHMENT R

COMPLETION CERTIFICATES

SCHEDULE R-1

FORM OF MECHANICAL COMPLETION CERTIFICATE

Date:

[                     ]

[                     ]

[                     ]

[                     ]

Attn: [                     ]

Re: Mechanical Completion Certificate – Construction Agreement for the Corpus Christi Pipeline Project (the “Project”), dated as of [            , 20    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”) and [            ] (“Contractor”).

Pursuant to Section 11.1 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Mechanical Completion, and that, with the exception of Punchlist items, all of the following have occurred: (i) Contractor and Owner have agreed upon a Punchlist of items as set forth in Section 11.2 of the Agreement; (ii) any Liquidated Damages due and owing to Owner have been paid ; (iii) the Work for has been completed (including the delivery of all documentation, manuals and instruction books necessary for the safe and proper operation), except for Work on the Punchlist, in accordance with the requirements of the Agreement; (iv) the Facility is available for full commercial operation and use and is capable of being safely and reliably operated in accordance with the requirements and specifications of the Agreement; (v) all applicable Equipment has been satisfactory hydrotested, undergone a satisfactory non-destructive examination and had a geometry tool run through them; (vi) systems are capable of transporting natural gas in a safe uninterrupted manner 24 hours per day, seven days per week without further anticipated shutdowns, except for preventive maintenance; (vii) Contractor has obtained all Permits other than those listed in Attachment Q of the Agreement; (viii) Contractor has delivered to Owner fully executed Interim Lien and Claim Waivers in the form of Schedules I-1 and I-2 of the Agreement, fully executed Interim Lien and Claim Waivers from all Subcontractors in the form of Schedules I-3 and I-4 of the Agreement and, if requested by Owner, fully executed Interim Lien and Claim Waivers from all Sub-subcontractors substantially in the form of Schedules I-3 and I-4 of the Agreement, covering all Work up to the date of Mechanical Completion; (ix) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to the Agreement; (x) Contractor hereby delivers this Mechanical Completion Certificate; and (xi) Contractor has performed all other obligations required under the Agreement for Mechanical Completion.

Contractor certifies that it achieved all requirements under the Agreement for Mechanical Completion on            , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that Contractor has achieved all requirements under the Agreement for Mechanical Completion.

IN WITNESS WHEREOF, Contractor has caused this Mechanical Completion Certificate to be duly executed and delivered as of the date first written above.

[ ]

By:
Name:
Title:
Date:

cc:
[ ]
[ ]
Attention: [ ]
Facsimile: ( ) -
Telephone: ( ) -

Owner Acceptance or Rejection of Mechanical Completion Certificate

Pursuant to Section 11.1 of the Agreement, Owner              accepts or              rejects (check one) the Mechanical Completion Certificate.

If Mechanical Completion was achieved, Mechanical Completion was achieved on             , 20    .

Acceptance of this Mechanical Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Mechanical Completion is attached hereto.

For and on behalf of

[ ]

By:
Name:
Title:
Date:

SCHEDULE R-2

FORM OF FINAL COMPLETION CERTIFICATE

Date:

[                     ]

[                     ]

[                     ]

[                     ]

Attn: [                     ]

Re: Final Completion Certificate – Construction Agreement for the Corpus Christi Pipeline Project (the “Project”), dated as of [            , 20    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”) and [                    ] (“Contractor”).

Pursuant to Section 11.3 of the Agreement, Contractor hereby certifies that all Work and all other obligations under the Agreement (except for Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Work and any other obligations covered under Section 11.5 of the Agreement) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the successful achievement of Mechanical Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of fully executed Final Lien and Claim Waivers in the form of Schedules I-5 and I-6 of the Agreement; (iv) delivery by Contractor to Owner of all documentation required to be delivered under the Agreement, including Record As-Built Drawings and Specifications and Owner’s Confidential Information; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities; (vi) delivery by Contractor to Owner of evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors in the form of Schedules I-7 and I-8 of the Agreement; (vii) if requested by Owner, fully executed Final Lien and Claim Waivers from Sub-subcontractors in a form substantially similar to the form in Schedules I-7 and I-8 of the Agreement; (viii) Contractor hereby delivers this Final Completion Certificate; and (ix) performance by Contractor of all other obligations required under this Agreement for Final Completion.

Contractor certifies that it achieved all requirements under the Agreement for Final Completion on             , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that Contractor has achieved all requirements under the Agreement for Final Completion.

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

[ ]

By:
Name:
Title:
Date:

cc:
[ ]
[ ]
Attention: [ ]
Facsimile: ( ) -
Telephone: ( ) -

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.3 of the Agreement, Owner              accepts or              rejects (check one) the Final Completion Certificate.

If Final Completion was achieved, Final Completion was achieved on             , 20    .

Acceptance of this Final Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Final Completion is attached hereto.

For and on behalf of

[ ]

By:
Name:
Title:

Date:

ATTACHMENT S

NOT USED

T-1

ATTACHMENT T

EQUIPMENT LIST

DESCRIPTION	QTY	UNIT	TOTAL PRICE
Rock	1	LS	$94,610.10
Filter Fabric	1	LS	$35,130.50
Concrete	1	LS	$114,600.13
Rebar	1	LS	$43,732.39
Anchor Bolts	1	LS	$7,337.65
Bollards	1	LS	$—
Select Fill	1	LS	$41,337.52
Rock Shield	1	LS	$—
Flowable Fill	1	LS	$—
Grout	1	LS	$19,273.98
Bolts for Flange Connections	1	LS	$—
Pipe, Fittings, and Valves	1	LS	$297,966.81
Structural Steel	1	LS	$94,556.72
Paint and Thinner	1	LS	$156,083.51
Pipe Coating Material	1	LS	$7,770.49
Asphalt	1	LS	$237,362.96
RCP Pipe	1	LS	$14,812.34
Build-out Materials	1	LS	$635,670.56
HVAC	1	LS	$—
Plumbing/Septic	1	LS	$—
Fence Material	1	LS	$68,699.92
Security System Materials	1	LS	$59,580.57
Electrical	1	LS	$746,905.77
Insulation	1	LS	$5,860.98